Exhibit 10.4(3)

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HOTEL & CASINO GROUND LEASE

between

NATIONAL HARBOR BELTWAY L.C.

as landlord

and

MGM NATIONAL HARBOR, LLC

as tenant

Dated as of April 26, 2013

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i

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ARTICLE V. TAXES AND UTILITIES	22
Section 5.01 Impositions	22
Section 5.02 Receipts	23
Section 5.03 Abatements; Contests by Tenant	23
Section 5.04 Imposition Deposits	24
Section 5.05 Utilities	25
Section 5.06 No Liability of the Landlord	25
ARTICLE VI. MAINTENANCE AND ALTERATIONS	26
Section 6.01 Maintenance of Premises	27
Section 6.02 Intentionally Omitted	27
Section 6.03 Waste Disposal	27
Section 6.04 Intentionally Omitted	27
Section 6.05 Alterations	27
Section 6.06 Signs	29
ARTICLE VII. INSURANCE AND INDEMNITY	29
Section 7.01 Property Insurance	28
Section 7.02 Liability Insurance	30
Section 7.03 Construction Insurance Requirements	32
Section 7.04 Supplemental Insurance	33
Section 7.05 Insurance Carriers, Policies	33
Section 7.06 No Separate Insurance	34
Section 7.07 Landlord’s Lender As Additional Insured	34
Section 7.08 Non-cancellation	34
Section 7.09 Insurance Trustee	34
Section 7.10 Waiver of Subrogation	35
Section 7.11 Indemnification by Tenant	35
ARTICLE VIII. USE OF PREMISES	36
Section 8.01 Use	36
Section 8.02 Prohibited Uses	37
Section 8.03 Prohibition of Competing Projects.	37
Section 8.04 Operation of Hotel & Casino	38
Section 8.05 Franchise Affiliation	39
Section 8.06 No Dedication	39
Section 8.07 No Waste	39
Section 8.08 Legal Requirements	39
Section 8.09 Contests	40
Section 8.10 Compliance with Insurance Requirements	40
Section 8.11 Notification of Certain Events	40

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Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

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EXHIBITS

Exhibit A	Description of Beltway Parcel and the Premises
Exhibit B	Exclusions, Reserved Rights and Matters to Which Premises Subject
Exhibit C	Form of Estoppel
Exhibit D	Example of Base Rent Calculation
Exhibit E	Form of Guaranty
Exhibit F	Form of Memorandum of Lease

SCHEDULES

Schedule 1	Hotel Components and Amenities

v

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DEFINITIONS

The following terms are defined in this Lease at the Sections indicated below:

Access Restrictions	Section 3.17
Affiliate	Section 4.01
Appointment Deadline	Section 11.07
Approval Date	Section 3.01(h)(i)
Approved Master Plan	Section 3.01
Assuming Party	Section 12.02(e)
Bankruptcy Proceeding	Section 12.02(d)
Base Month	Section 4.02
Base Rent	Section 4.02
Base Rent Commencement Date	Section 4.01(l)
Beltway Parcel	Introduction
Brand	Section 8.04
Brand Standards	Section 8.04
Building Equipment	Section 15.01
Closing	Section 11.08
Closing Date	Section 11.08
Construction Schedule	Section 3.01(e)
Contractor	Section 3.09
Declaration	Section 1.04
Default Rate	Section 4.07
Dispute Resolution Process	Section 17.01
Development Budget	Section 3.01(c)(i)
Earnest Money	Section 11.08

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Effective Date	Introduction
Encumbrances	Section 1.02
Entity	Section 4.01
Equity Interest	Section 4.01
Events of Default	Section 15.02
Evidence of Approval	Section 3.07
Excluded Assets	Section 14.01
Extension Option	Section 2.02(a)
Extension Period	Section 2.02(a)
Fair Market Rent	Section 18.21
FF&E	Section 3.01
Final Completion	Section 3.01(i)
Fiscal Year	Section 4.04(a)(ii)
Force Majeure Event	Section 3.11
GAAP	Section 4.01
Gaming License	Section 2.03
Guarantor	Introduction
Hotel & Casino	Section 3.01
Hotel Property	Section 15.01
Impositions	Section 5.01
Imposition Deposits	Section 5.04
Incurable Lease Defaults	Section 12.02
Index	Section 4.01(f)
Initial Rent Period	Section 4.01(l)
Institutional Lender	Section 12.01(a)

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JAMS	Section 17.01(c)
Land	Section 1.01
Landlord	Introduction
Landlord’s Award	Section 10.02
Landlord’ Determination	Section 18.21
Land Use Entitlements	Section 3.03
Lease	Introduction
Lease Guaranty	Introduction
Letter of Credit	Section 3.01(b)
Mediator	Section 17.01(c)
National Harbor	Introduction
Opening Date	Section 4.01
Outside Completion Date	Section 3.01
Owner	Section 4.01
Parent	Section 4.01
Permitted Uses	Section 8.01
Person	Section 4.01
Premises	Section 1.01
Permitted Leasehold Mortgage	Section 12.01
Permitted Leasehold Mortgagee	Section 12.01
Prohibited Uses	Section 8.02
Purchase Option	Section 11.06
Remaining Proceeds	Section 10.03(d)
Rent	Section 4.01
Rent Year	Section 4.01

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Required Approval	Section 3.07
Required Permits	Section 3.07
Requirements	Section 8.08
Reserved Rights	Section 1.02
RFP	Section 3.01
SHOT Legislation	Section 5.01
Special Taxes	Section 5.01
Submissions	Section 3.03
Subsidiary	Section 4.01
Taking	Section 10.01
Tenant	Introduction
Tenant’s Award	Section 10.02
Tenant’s Determination	Section 18.21
Tenant Improvements	Section 3.01
Tenant Work	Section 3.01
Term	Section 2.01
Term Commencement Date	Section 2.01
Termination Option	Section 2.02(a)
Trustee	Section 7.09(a)
Uniform System of Accounts	Section 4.01
Utility Charges	Section 5.05

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HOTEL AND CASINO GROUND LEASE

This hotel and casino ground lease (the “Lease”) is entered into as of this 19th day of April, 2013 (“Effective Date”) by and between NATIONAL HARBOR BELTWAY L.C., a Virginia limited liability company with a principal place of business at 12500 Fair Lakes Circle, Suite 400, Fairfax, Virginia 22033, as landlord (and its successor and assigns, the “Landlord”), and MGM NATIONAL HARBOR, LLC, a Nevada limited liability company, with a principal place of business at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, as tenant (and its successors and permitted assigns, the “Tenant”).

WITNESSETH

WHEREAS, the Landlord is the owner of an approximately 49.46 acre parcel of land in National Harbor in Prince George County, Maryland (the “Beltway Parcel”) as more particularly described on Exhibit A attached hereto.

WHEREAS, the Tenant desires to develop a first-class regional casino and a hotel under the MGM Resorts brand and in accordance with the world-class international luxury standards established by MGM for the brand on the Premises, which is a portion of the Beltway Parcel to be integrated with the National Harbor multi-use waterfront development on the shores of the Potomac River (“National Harbor”).

WHEREAS, MGM Resorts International, a Delaware corporation (“Guarantor”) is entering into the Guaranty (as defined in Article XVIII hereof) dated as of the Effective Date.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the Landlord and the Tenant agree as follows:

ARTICLE I.
PREMISES

Section 1.01 Lease of Premises.  The Landlord, for and in consideration of the covenants and agreements hereinafter contained on the part of Tenant to be paid, kept and performed, hereby leases to Tenant, and Tenant hereby leases from the Landlord, for the Term upon the terms and conditions set forth herein, the parcel of land located on a portion of the Beltway Parcel (the “Land”) more particularly described in Exhibit A, hereto as the Premises, and, subject to Section 3.10 hereof, other improvements to be constructed on the Premises by Tenant (as further described in ARTICLE III), together with the benefit of the appurtenant rights and easements set forth in Exhibit B and subject to the encumbrances, reserved rights and other matters set forth in Exhibit B, and subject to the rights of the Landlord herein (hereinafter called the “Premises”). Tenant acknowledges that the boundaries of the Premises may be changed based on the Approved Master Plan and to accurately identify exclusively leased areas and common areas and in such event the rental payment set forth in ARTICLE IV shall be adjusted as set forth therein; provided, however, in no event shall the Premises contain less than 22.6 acres of land.  The parties shall mutually agree on the final boundaries of the Premises and attach

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a new Exhibit A and, if applicable, Exhibit B to this Lease, upon final determination of such boundaries by the Landlord.

Section 1.02 Appurtenant Rights and Reserved Rights.  The Premises are subject to, and have the benefit of, the appurtenant rights and easements set forth in Exhibit B, and subject to the encumbrances (“Encumbrances”), rights reserved by the Landlord (“Reserved Rights”), and other matters set forth in Exhibit B and with the benefits and subject to the encumbrances to be set forth in the Declaration.

Section 1.03 Condition of the Premises.  Tenant acknowledges that upon the Term Commencement Date Tenant will be deemed to have leased the Premises and agreed to construct the Tenant Improvements after a full and complete examination of the Premises, and the other land and improvements which are the subject of the Tenant Improvements, in their present “as-is” “where is” condition, including, without limitation, subsurface conditions, existing structures thereon, the presence of any asbestos or other hazardous waste or materials located on the Premises or within such structures, legal title, their present uses and non-uses, and laws, ordinances, and regulations affecting the same, and to have accepted the same in the same condition in which they or any part thereof now are, and to have assumed all risks in connection therewith, without any representation or warranty, express or implied, in fact or by law, on the part of the Landlord, and without recourse to the Landlord (other than as expressly otherwise provided herein).  Landlord shall have no obligation to make any improvements to the Premises or the Beltway Parcel, including any offsite improvements.

Section 1.04 Declaration of Covenants, Conditions and Restrictions.  Prior to the one hundred eightieth (180th) day following the Effective Date hereof, Landlord and Tenant shall negotiate in good faith and, upon completion, execute, acknowledge, deliver and record among the land records of Prince George’s County, Maryland a Declaration of Covenants, Conditions and Restrictions or similar agreement (the “Declaration”) setting forth all easements, covenants, conditions, restrictions, permitted uses and prohibited uses agreed upon by the Landlord and Tenant for the Premises and the Beltway Parcel, including, without limitation the imposition and collection of assessments, and that shall bind the parties and their respective successors and assigns.  In the event the parties are unable to reach an agreement on the terms of the Declaration, the parties agree that they shall continue to negotiate in good faith until such time as the parties have reached an agreement.  Any tax attendant upon the recordation of the Declaration shall be shared equally between Landlord and Tenant.  The basis for the form of Declaration shall be the declaration of covenants recorded with respect to the "Waterfront Parcel" of National Harbor.

ARTICLE II.

TERM

Section 2.01 Term. This Lease shall be effective as of the Effective Date hereof and the parties shall be fully obligated pursuant to the terms hereof.  The term of this Lease shall begin on the Effective Date (the “Term Commencement Date”) and end at 11:59 P.M. on the day before the twenty-fifth (25th) anniversary of the Base Rent Commencement Date (the “Term”),

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subject to all of the terms of this Lease, unless extended or earlier terminated as provided in this Lease.

Section 2.02 Extension Option; Right of First Negotiation.

(a)Tenant shall have the right to extend the Term (“Extension Option”) for up to thirteen (13) additional six (6) year periods (each, an “Extension Period”) and each such Extension Option shall be deemed automatically exercised unless Tenant provides written notice of its election not to exercise such Extension Option to Landlord not less than eighteen (18) months prior to the expiration of the then expiring Term (the “Termination Option”).  If an Extension Option is deemed exercised, the Term shall automatically be extended for the additional Extension Period, without requirement of any further instrument, upon all the same terms, provisions and conditions set forth in this Lease. [***]

(b)Tenant shall have and is hereby granted the following right of first negotiation to further extend the Term of this Lease after the expiration of the last Extension Period set forth in Section 2.02(a), above ("Right of First Negotiation").  In the event that Tenant notifies Landlord in writing [***] that Tenant desires to exercise its Right of First Negotiation, then during the Negotiation Period (hereinafter defined), Landlord shall negotiate exclusively and in good faith with Tenant with respect to an extension of the Term of this Lease, and the terms and conditions that shall be operable during any further extension periods.  During the Negotiation Period, Landlord shall not solicit or entertain offers or proposals from other parties concerning the leasing of the Premises.  Landlord and Tenant agree to negotiate in good faith for a period of [***] from the date Tenant notifies Landlord that it is exercising this Right of First Negotiation (the “Negotiation Period”).  In the event the parties are unable to reach agreement within the Negotiation Period, despite using good faith efforts to do so, this Right of First Negotiation shall expire.

Section 2.03 Loss of Gaming License By Tenant.

(a)After the issuance of the gaming license(s) required for the operation of the Hotel & Casino (the “Gaming License”), during the Term of the Lease, Tenant shall use its commercially reasonable efforts to maintain the Gaming License and all renewals necessary to keep the Gaming License valid, binding, enforceable and in full force and effect during the Term.  Tenant shall promptly comply with or respond to any requests, inquiries, or mandates by the governmental authority with jurisdiction over the Gaming License.  If at any time after the issuance of the Gaming License, any governmental authority with jurisdiction over the Gaming License notifies Tenant or its Affiliates that such authority has elected to revoke or not to renew the Gaming License then held by Tenant or its Affiliates for any reason other than an act or omission by Tenant or its Affiliates or any of their respective officers, directors or shareholders constituting fraud, an act of moral turpitude or criminal behavior or because of Tenant’s failure to use commercially reasonable efforts to diligently pursue the retention, reinstatement or renewal of the Gaming License or Tenant’s failure to comply with any applicable laws relating to the Gaming License (each “Misconduct by Tenant”), then Tenant shall immediately protest such revocation or failure to renew through all appropriate proceedings and shall use its commercially reasonable efforts to cause the Gaming License to be retained, reinstated or

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renewed.  If such revocation or non-renewal occurred other than because of Misconduct by Tenant, and Tenant has its used commercially reasonable efforts to cause the Gaming License to be retained, reinstated or renewed, and has exercised all appeal rights and all applicable appeals of the authority’s decision to revoke or not renew the Gaming License shall be exhausted, then Tenant shall have the right to terminate this Lease upon not less than sixty (60) days prior written notice to Landlord and the terms of Section 15.01 shall apply.

(b)Notwithstanding the foregoing, in the event that, as a result of a change in applicable laws, it is no longer economically viable or permissible to use the Premises for the conduct of gaming by any Person capable of complying with the Brand Standards, then Tenant shall have the right to terminate this Lease upon not less than sixty (60) days' prior written notice to Landlord (or such shorter period as may be required by law).  In the event Tenant terminates pursuant to this paragraph, Tenant shall pay to Landlord an amount equal to the Early Termination Fee (hereinafter defined) on or before the early termination date.  The "Early Termination Fee" shall mean (i) if the early termination shall occur in the first thirty-five (35) Lease Years of the Term hereof, an amount equal to [***], (ii) if the early termination shall occur between the thirty-sixth (36th) and fiftieth (50th) Lease Years of the Term hereof, an amount equal to [***], or (iii) if the early termination shall occur after the fiftieth (50th) Lease Year of the Term hereof, an amount equal to [***].

ARTICLE III.

TENANT IMPROVEMENTS

Section 3.01 Tenant Improvements.

(a)Master Plan.  Prior to the date hereof, Tenant provided to Landlord a preliminary master plan for the Premises, including the location of the Tenant Improvements.  The parties shall work together in good faith to approve a master plan for the Premises (the “Approved Master Plan”) which may be amended, modified or changed solely with the consent of both parties.  After approval of the Approved Master Plan, Tenant shall have the right to (1) increase the number of rooms in the Hotel from the number shown in the Approved Master Plan up to a total of 500, (2) increase the meeting space at the Hotel & Casino (which area shall include all prefunction and meeting space, but shall exclude all back-of-house space) to a total not to exceed 50,000 square feet, (3) increase the amount of retail space at the Hotel & Casino by [***] square feet in addition to the amount shown in the Approved Master Plan, (4) increase the number of slot machines in the Casino as shown in the Approved Master Plan by no more than [***] so long as the total number of slot machines is no more than [***], (5) increase the floor area at the Hotel & Casino used for entertainment by [***] square feet in addition to the amount shown in the Approved Master Plan, (6) increase the number of table games in the Casino as shown in the Approved Master Plan by no more than [***], and (7) increase the number of food and beverage outlets by no more than [***] square feet and back-of-house space shown in the Approved Master Plan to the extent necessary to accommodate any expansions of the Hotel & Casino pursuant to (1) through (6), above, provided, however, the total air-conditioned floor area of the Hotel & Casino shall not exceed [***] square feet without the consent of both parties as required in the second sentence of this Section 3.01(a).  Except as specifically permitted in subsections (1)

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– (7) above, after the Approved Master Plan has been approved, Tenant shall not increase the floor area of the Tenant Improvements to an amount greater than the floor area shown on the Approved Master Plan.  Tenant shall be responsible for obtaining any necessary entitlements, including any additional trips needed in excess of the number of trips approved by the applicable governmental authority based on the traffic report prepared by The Traffic Group, required if Tenant exercises any such expansion rights, without reducing the current entitlements available for the remainder of the Beltway Parcel and all of National Harbor.  Landlord, without cost to it, shall cooperate with Tenant's efforts to obtain such entitlements as Tenant may from time to time reasonably request, so long as the requests do not create any adverse effect on Landlord’s property or any property owned by Landlord’s Affiliates.  Tenant shall be solely responsible for all roadway improvements, common area improvements or other improvements required in connection with the expansion and all costs incurred in connection with such improvements and the expansion.  Tenant shall provide all plans, specifications and other documents and materials relating to the expansion of the Tenant Improvements (collectively, the “Expansion Materials”) to Landlord for review and approval as described below.  Landlord acknowledges and agrees that its review shall be limited to confirming that the expansion (i) complies with the limitations set forth in this Section 3.01(a), and (ii) will not have an adverse effect on the Beltway Parcel nor limit the availability of any entitlements, including trips and/or floor area to the rest of the Beltway Parcel.

Landlord covenants and agrees that it shall cause the Beltway Parcel to be developed in an integrated fashion with the Premises, and to be operated for uses that complement Tenant's use of the Premises and to provide Tenant periodic updates regarding the development of the master plan for the Beltway Parcel.  Landlord further covenants and agrees that Tenant shall, throughout the term of this Lease, have not less than one (1) seat on the architectural review board for the Beltway Parcel.  In no event shall any portion of the Beltway Parcel outside the Premises be used for any of the prohibited uses described in Section 7.1(e) of the Amended, Restated and Replaced National Harbor Community Declaration, recorded in the land records of Prince George's County, Maryland on October 25, 2006 at Book 26270, Page 21 (the “National Harbor Declaration”), or such other prohibited uses as are incorporated into the Declaration after the date hereof, other than (i) car washes as part of a service station, (ii) a single gourmet or specialty grocery store, and (iii) auto specialty stores or boutiques. Landlord shall, or shall cause the declarant or founder under the National Harbor Declaration, to grant Tenant the non-exclusive right to enforce the terms of the National Harbor Declaration against other owners or occupants who violate the prohibited uses set forth in the National Harbor Declaration in the event Landlord, declarant or founder fails to enforce the terms of the National Harbor Declaration.

(b)Letter of Credit.  Tenant shall deliver to Landlord a letter of credit from Bank of America, N.A. or another institutional lender reasonably acceptable to Landlord in an amount equal to $16,000,000.00 (“Letter of Credit”), upon the Approval Date.  Landlord shall hold the Letter of Credit as security for Tenant’s obligations hereunder until the Final Completion Date.  Landlord may draw on the Letter of Credit in accordance with Section 3.02 below.

(c)Timelines for Delivery of Plans and Specifications. Tenant shall provide the following documents, materials and information to Landlord as follows:

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(i)Initial development budget for the Tenant Improvements shall be delivered to Landlord at least thirty (30) days prior to the deadline for submitting a response to the Request for Proposal from the Maryland Video Lottery Facility Location Commission (“RFP”) (as amended, the “Development Budget”);

(ii)Conceptual plans and specifications showing general layout and design of the Tenant Improvements shall be delivered to Landlord at least thirty (30) days prior to the deadline for submitting a response to the RFP; and

(iii)Final plans and specifications showing general layout and design of the Tenant Improvements shall be delivered to Landlord no later than nine (9) months following the award of the Gaming License.

(d)Review of Plans and Specifications. Tenant shall provide the Development Budget and all plans, specifications and other documents and materials relating to the Tenant Improvements (collectively, the “Review Materials”) to Landlord for review and approval as described below in order to achieve final plans and specifications.  Landlord acknowledges and agrees that its review and approval rights over the Review Materials to achieve the final plans and specifications shall be limited to confirming that (i) such Review Materials show that the Tenant Improvements will be consistent with the Approved Master Plan, and (ii) the total construction costs set forth in the Development Budget will be no less than $800,000,000.00.  If Landlord has any comments on the Review Materials as a result of its review, Landlord shall provide written comments or corrections to Tenant for re-submittal to Landlord within the time periods set forth in Landlord’s comments.  If Landlord does not provide notice of approval or rejection within 15 business days, the Review Materials submitted shall be deemed to be approved. Tenant shall revise all Review Materials to incorporate Landlord’s comments and shall resubmit such Review Materials to Landlord for Landlord’s review and approval as provided herein.  Landlord and Tenant shall work together in good faith to approve the plans and specifications for the Premises, subject to Landlord’s review and approval rights under this Section 3.01(d), and once approved such plans and specifications shall be the “Final Plans”.  Tenant represents, warrants and covenants that the Final Plans and any future alterations of the Tenant Improvements shall comply with the Brand Standards and that the Hotel & Casino shall continuously operate in accordance with Brand Standards during the Term of this Lease.

(e)Construction Schedule.  Tenant shall provide to the Landlord a construction schedule for each phase of construction of the Tenant Improvements (the “Construction Schedule”), for use in scheduling and controlling the construction of the Tenant Improvements.  Tenant shall keep the Landlord’s construction representative informed on a periodic basis, as to actual progress made, pursuant to the terms of Section 3.17 hereof.  In addition, Tenant shall inform Landlord’s construction representative of any deviation from the construction schedule which, in such party’s good faith determination, is likely to cause a material delay in the Final Completion (as shown on the then current Construction Schedule), reasonably promptly after such deviation becomes apparent. For purposes of this Section 3.01(e) a material delay shall mean a delay in excess of sixty (60) days after the date set forth in the Construction Schedule.

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(f)Use of Premises Prior to Construction.  The parties agree that prior to the Tenant commencing construction of the Tenant Improvements, Landlord, its Affiliates, employees, agents, guests and invitees shall have the right to utilize the Premises for parking and other temporary uses.  In no event shall such use involve constructing any permanent improvements upon the Premises, or any other improvements whether permanent or temporary in nature, or performing any alterations to the existing condition of the Premises, in each case which could reasonably be expected to impair the condition of the Premises and/or Tenant’s ability to construct the Hotel & Casino thereon as a result thereof; provided, however, that erecting tents on the Premises shall not constitute a violation of this Section 3.01(f). Landlord covenants and agrees to promptly notify Tenant of any temporary uses (other than parking) for which Landlord desires to utilize the Premises. Tenant agrees to provide Landlord sixty (60) days advance written notice prior to the commencement of construction at which time Landlord shall no longer permit such parties to utilize the Premises for parking or such other temporary uses.  Landlord shall indemnify and save the Tenant, harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ and other consultants’ fees, which may be imposed upon or reasonably incurred by or asserted against the Tenant by reason of the use of the Premises for parking by Landlord, its Affiliates, employees, agents, guests and invitees in accordance with the terms of this Section 3.01(f), except to the extent resulting from Tenant’s negligence or willful misconduct.

(g)Licenses and Permits.  Tenant shall diligently pursue all approvals, licenses and permits required for Tenant to complete the Tenant Improvements in accordance with the terms of this Lease and with applicable law.  Tenant shall provide to Landlord, for Landlord’s review, Tenant’s preliminary proposed response to the RFP for issuance of the Gaming License on or before the date which is twenty (20) days prior to the date the RFP response is due for submission.  The sole purpose of Landlord’s review of the RFP response shall be to provide input as to anything in the response that Landlord believes would better position Tenant's response to the RFP for success based on its local experience, to confirm factual data or information about the Premises, the Beltway Parcel or Landlord, and to confirm that nothing set forth therein shall violate the terms of this Lease and not adversely affect the obligations of the Landlord or the Premises, and such review shall not constitute an approval right with respect to the RFP response.  Tenant shall submit the approved RFP to the appropriate authority on or before the final response date set forth in the RFP.  Tenant shall keep Landlord informed of the RFP process and shall provide copies of all substantive and material correspondence sent or received regarding the RFP, excluding any correspondence involving personal or confidential information with regard to the Tenant and its parents, subsidiaries and affiliates or their officers, directors or principals.  Tenant covenants to diligently pursue the issuance of the Gaming License and to promptly respond to any inquiries or questions relating to the RFP.  It is understood that agencies of the State of Maryland (the "State") will conduct a comprehensive confidential investigation of Tenant and related parties in connection with its application for the Gaming License which will include numerous meetings, interviews, inspections and telephone calls.  Tenant covenants to promptly provide reasonable and customary cooperation with respect to requests from appropriate State officials in connection with its application for the Gaming License.  To the extent practicable, and to the extent that State officials agree to permit such participation, Tenant shall make commercially reasonable efforts to notify Landlord, in writing when possible, of any planned visits to the Premises in connection with the investigation of

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Tenant's application for the Gaming License or as part of the RFP process, and to facilitate Landlord's invitation to participate in such visits.  Tenant shall provide Landlord with periodic written reports, not less frequently than monthly, generally describing the status of the State's investigation and identifying issues raised by the State that are of significant concern and could jeopardize Tenant's standing to be found suitable to be awarded the Gaming License.  Should Tenant learn of any material concern raised by State officials which is likely to lead to an objection to a finding of suitability of Tenant or the Premises to receive the Gaming License, Tenant shall notify Landlord of this occurrence within forty-eight (48) hours of discovery and shall reasonably apprise Landlord of the facts and circumstances related to any such issue.  Upon written request from Landlord for a meeting with appropriate State officials, Tenant shall use commercially reasonable efforts to facilitate a meeting between Landlord and the appropriate State officials to permit them to discuss the issues concerning the State's investigation of Tenant and related parties and the potential impact areas of concern on Tenant's suitability.  All reports, written or verbal, provided by Tenant to Landlord and meetings facilitated by Tenant concerning this investigation process shall be held strictly confidential by Landlord and be afforded all protections afforded to confidential information pursuant to Section 18.22 herein.

(h)Milestones for Tenant Improvements.  Each of the milestones set forth below shall be completed by Tenant, at Tenant’s sole cost and expense and in accordance with and subject to this ARTICLE III and the Approved Master Plan, by the milestone dates set forth below:

(i)Tenant shall, within sixty (60) days after (y) Tenant shall have been awarded the Gaming License and (z) Landlord shall have received all Land Use Entitlements required for the construction and operation of the Hotel & Casino, in each case with no appeals thereof pending and all periods for appeal shall have expired (the date both the Gaming License shall have been awarded and the Land Use Entitlements shall have been received is referred to herein as the “Approval Date”), obtain construction financing from an Institutional Lender or notify Landlord in writing that Tenant has elected to fund the Tenant Improvements without financing from an Institutional Lender.

(ii)In addition to Guarantor providing the Guaranty, Tenant shall, prior to commencement of construction, provide Landlord evidence and documentation, reasonably satisfactory to Landlord, evidencing the debt and equity sources to be utilized by Tenant to complete the Tenant Improvements in accordance with this Lease, including evidence of (A) a binding, unconditional financing commitment from an Institutional Lender, (B) a binding, unconditional equity commitment from Guarantor or other evidence of the Tenant’s sufficient liquidity or other binding, unconditional access to equity capital, or (C) any combination thereof.

(iii)Tenant shall, within nine (9) months after the Approval Date, subject to any delays from Force Majeure Events (provided, such delay for Force Majeure Events shall not exceed six (6) months in the aggregate), commence and diligently and continuously prosecute all site work in preparation for vertical construction of the Tenant Improvements;

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(iv)Tenant shall, within twenty-three (23) months after the Approval Date, subject to any delays from Force Majeure Events (provided, such delay for Force Majeure Events shall not exceed six (6) months in the aggregate), complete the topping out of the Hotel tower; and

(v)Tenant shall, within thirty-nine (39) months after the Approval Date or such earlier date as may be specified for completion in the RFP (the “Outside Completion Date”), subject to any delays from Force Majeure Events (provided, such delay for Force Majeure Events shall not exceed six (6) months in the aggregate), achieve Final Completion.

For purposes of this Lease, the term “Tenant Improvements” shall mean the following:

(a)the construction, of a centrally air-conditioned, first-class, high quality casino and hotel containing no more than 500 keyed hotel guest rooms, containing no more than 50,000 square feet of meeting space (which area shall include all prefunction and meeting space, but shall exclude all back-of-house space) and containing only the amenities in the type and quantity set forth in Approved Master Plan and Final Plans, at a cost no less than $800,000,000.00 (which includes the following: site costs, hard construction costs, FF&E for the Hotel & Casino and ancillary uses, and all soft costs, including architectural and engineering, construction period interest, construction period taxes and assessments), with the amenities and components set forth on Schedule 1 attached hereto, which hotel and casino shall be constructed in accordance with the Approved Master Plan and the Final Plans and which will be constructed and operated in accordance with the Brand Standards, and site work and related improvements on the Premises including, but not limited to, food and beverage outlets; meeting rooms and ballroom space and other amenities appropriate for and consistent with the Brand Standards; and ancillary retail space as set forth in the Approved Master Plan (the “Hotel & Casino”);

(b)all site improvements, parking, landscaping, signage and lighting to the Premises necessary for the use, ownership and operation of the Hotel & Casino;

(c)and all mitigation measures, contributions, proffers, etc. required by any governmental authority issuing any Required Approval (other than any mitigation measures such as tree or wetland mitigation required to be performed by Landlord as part of the Land Use Entitlement process) or any other permits or approvals required in conjunction with the construction of the Tenant Improvements including without limitation any Adequate Public Facilities deemed necessary by Prince George’s County; and

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(d)all building systems and facilities, structural elements and personal property necessary for the construction, maintenance and operation of such Hotel & Casino and ancillary retail and entertainment space as herein contemplated.

(i)Failure to Obtain Gaming License.  In the event Tenant shall fail to obtain the award of the initial Gaming License on or before June 1, 2014, as such date may be extended by (A) any appeals being prosecuted by Tenant in connection with the award of the Gaming License, (B) any other legal challenges to the award of the Gaming License, and/or (C) any delay by the State in awarding the Gaming License, despite using commercially reasonable efforts then Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease upon ten (10) days' prior written notice to Landlord.  Failure of the State to award the Gaming License as described in (C) above shall constitute a Force Majeure Event.  In the event Tenant shall fail to obtain the award of the initial Gaming License after all appeals or legal challenges described in (A) and (B) above have become final, Landlord shall have the right to terminate this Lease upon ten (10) days' prior written notice to Tenant.  So long as Tenant’s failure to obtain the award of the Gaming License was not the result of Misconduct by Tenant, the Letter of Credit shall be returned to Tenant upon such termination.

(j)Construction of Tenant Improvements.

(i)Prior to executing a construction contract for the construction of the Tenant Improvements ("Construction Contract"), Tenant shall deliver to Landlord the proposed Construction Contract for Landlord's review.  The sole purpose of Landlord’s review of the Construction Contract shall be to confirm that nothing set forth therein shall violate the terms of this Lease, and such review shall not constitute an approval right with respect to the Construction Contract.  Tenant shall give Landlord a period of five (5) business days to review the Construction Contract prior to executing same.

(ii)Except as otherwise provided in the Declaration and the Approved Master Plan, the Tenant Improvements shall be constructed wholly within the lot lines of the Premises and shall be a complete self-contained unit with independent facilities of its own and shall not be tied into or have any physical connection with any structure located on other property.  For the purposes of this Lease, construction of the Tenant Improvements shall be deemed to have “commenced” upon the commencement of actual physical work (including, without limitation, site work) on the Tenant Improvements pursuant to a permit for foundation construction, and, for the purposes of this Lease, “Final Completion” will be deemed to have occurred when the earlier to occur of:  (i) a permanent, full and unconditional certificate of occupancy (or such temporary certificate as is obtainable which permits the Hotel & Casino to open for business) for the Tenant Improvements has been issued and (ii) the Hotel & Casino are open for business.

(iii)Tenant shall provide Landlord periodic progress reports on the construction of the Tenant Improvements.  Each report shall include a comparison against the Construction Schedule and an estimated date for Final Completion.

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(k)Lien Waivers.  Tenant shall provide Landlord final lien waivers from all subcontractors, vendors and suppliers furnishing labor, supplies or materials to the Tenant Improvements together with a final lien waiver summary spreadsheet within one hundred eighty (180) days of Final Completion, or, to the extent any claims or liens are disputed by Tenant in good faith, Tenant is contesting such claims or liens in accordance with Section 3.14.

(l)FF&E.  Throughout the Term of the Lease, Tenant shall provide (i) all furnishings, fixtures and equipment, operating equipment and other personal property to be installed in the Hotel & Casino, (the "FF&E"), (ii) all Building Equipment, and (iii) all Hotel Property in each case the quality of which shall be consistent with the Brand Standards.

Section 3.02 Failure to Meet Milestones.  In the event that, at any time, Tenant fails to achieve any of the milestones set forth in Section 3.01(h) above within the milestone dates set forth in Section 3.01(h) above, Landlord shall have the right to terminate this Lease at any time and, in connection therewith, Landlord shall have the right to draw on the Letter of Credit as liquidated damages for Tenant’s failure to meet the milestones set forth in Section 3.01(h) above. IF THIS LEASE IS TERMINATED BY LANDLORD PURSUANT TO THIS SECTION 3.02, THE PARTIES ACKNOWLEDGE AND AGREE THAT THE DAMAGES THAT LANDLORD WOULD SUSTAIN AS A RESULT OF TENANT’S FAILURE TO MEET THE MILESTONES SET FORTH IN SECTION 3.01(h) WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. ACCORDINGLY, THE PARTIES AGREE THAT LANDLORD SHALL HAVE THE RIGHT TO DRAW ON THE LETTER OF CREDIT AS ITS FULL AND COMPLETE LIQUIDATED DAMAGES (AND NOT AS A PENALTY). Tenant’s failure to meet the performance obligations set forth in Section 3.01(h) above shall not be considered an Event of Default hereunder.

Section 3.03 Obligations of the Landlord.   At its sole cost and expense, Landlord shall diligently pursue all land use entitlements for the Premises required by applicable law for Tenant to lawfully cause the construction of the Tenant Improvements, but expressly excluding approvals for excavation, construction, building, signage, gaming license and similar specific work to be performed by Tenant (“Land Use Entitlements”).  Landlord shall develop a strategy for obtaining the Land Use Entitlements.  Once such strategy has been determined, Landlord shall present the strategy to Tenant for its review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall reasonably involve Tenant in all stages of pursuing such Land Use Entitlements, as well as in the preparation and development of any plans and specifications, proposals or applications (collectively, “Submissions”) to be provided by Landlord in the course of obtaining such Land Use Entitlements, and shall provide copies to Tenant of all official written correspondence with governmental agencies sent or received regarding the Land Use Entitlements.  Landlord shall provide a monthly update conference call with Tenant regarding the status of the Land Use Entitlements.  If Landlord is unable to obtain the Land Use Entitlements on or before January 1, 2015, as such date shall be extended for any appeals prosecuted by Landlord with respect to such Land Use Entitlements, Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease upon ten (10) days' prior written notice to Landlord.  Except as otherwise expressly provided herein (or as required by any governmental authority issuing any permit or approval in connection with the operation of the Hotel & Casino, if any, with respect to offsite improvements only), Landlord

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shall in no event be required to maintain or repair or to make any alterations, rebuildings, replacements, changes, additions or improvements on or off the Premises during the Term of this Lease.  Without limitation of the foregoing, except to the extent arising out of the Landlord’s gross negligence or willful misconduct and except as otherwise set forth in Section 3.01(f), above, the Landlord shall not be liable for any loss, damage or injury of whatever kind caused to the Premises.

Section 3.04 Modification of Final Plans.  If Tenant desires to modify the Final Plans in any material respect, Tenant shall submit any such proposed modifications to the Landlord for the Landlord’s approval limited to for confirming the matters described in Section 3.01(d), Section 8.01 and Section 8.02, which approval shall not be unreasonably withheld, conditioned or delayed.  Within twenty (20) days of its receipt of the proposed modifications, the Landlord shall notify Tenant in writing with specificity of any material inconsistencies to which the Landlord reasonably objects between such modification and the Final Plans previously approved by the Landlord.  Tenant shall submit to the Landlord revised modifications to the Final Plans to meet the Landlord’s reasonable objections consistent with the foregoing (which revised modifications shall be reviewed as hereinabove provided).  If Landlord does not provide notice of approval or rejection within 15 business days, the modifications to the Final Plans submitted shall be deemed to be approved.  Landlord and Tenant shall work together good faith to approve any modifications to the Final Plans.

Section 3.05 Construction Representatives.  The Landlord and Tenant shall each designate a construction representative for the construction of the Tenant Improvements and, after notice thereof to the other and until such designation is changed or withdrawn, such construction representative shall deliver and receive all notices, approvals, communications, plans, specifications or other materials required or permitted to be delivered or received under this ARTICLE III.

Section 3.06 Intentionally Omitted.

Section 3.07 Required Approval.  Subject only to the provisions of Section 8.08 with respect to permits and licenses required for the operation of the Hotel & Casino in accordance with this Lease, Tenant shall use commercially reasonable efforts to obtain all permits and licenses from governmental authorities (the “Required Permits”) required on account of the demolition of structures to be demolished by Tenant, for the construction and use of the Tenant Improvements, and for any other alterations, additions, changes or improvements to the Hotel & Casino or the Premises (collectively, “Tenant Work”), and Tenant shall, upon request, provide the Landlord with a copy of each before beginning any Tenant Work.  Upon full or partial completion of Tenant Work, and prior to occupying any part of the Premises for any purpose other than performing Tenant’s Work, and upon completion of any other Tenant Work, Tenant shall obtain from each authority granting the Required Permits such evidence of approval (“Evidence of Approval” and together with Required Permits, collectively, “Required Approval”) and any additional licenses and permits as may be necessary to permit such part of the Premises to be used and occupied for the Permitted Uses, including but not limited to the licenses and permits required pursuant to Section 8.08.

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(a)The Landlord, without cost to it, shall execute and deliver any appropriate papers which may be necessary to obtain or maintain any Required Approval and shall further cooperate with and support Tenant in obtaining or maintaining any Required Approval for the construction and operation of the Hotel & Casino (including without limitation in appearances before government bodies), as Tenant may from time to time reasonably request.

(b)Tenant may contest, in good faith and on the same terms and conditions as provided in Section 8.09, the validity or applicability of any law, rule, ordinance, order, regulation or code which is the basis for any Required Approval.

Section 3.08 Construction Compliance.  All Tenant Work, including but not limited to Tenant’s use of the Tenant Improvements in accordance with ARTICLE VIII, shall be performed in compliance with ARTICLE XVI hereof and all requirements of law and with all applicable Requirements.

Section 3.09 General Contractor.  Tenant’s general contractors (collectively, the “Contractor”) shall have significant experience in construction of the improvements of the type contemplated by the Approved Master Plan.  Landlord reserves the right to approve such Contractors, such approval not to be unreasonably withheld, conditioned or delayed.

Section 3.10 Ownership.  During the Term, title to the Tenant Improvements shall be vested in Tenant, and Tenant shall be entitled to any depreciation deductions and investment tax credits thereon for income tax purposes.  In the event of the expiration or earlier termination of this Lease, title to the Tenant Improvements and the Gaming License if permitted by applicable laws shall immediately vest in the Landlord and shall be surrendered at that time in accordance with Section 15.01.  During the Term, title to the FF&E, Building Equipment and Hotel Property owned by Tenant shall be vested in Tenant; provided that, except as set forth in Section 15.01, upon expiration or earlier termination of this Lease, and subject to the following sentence, title to such Building Equipment, Hotel Property and that portion of the FF&E located within the Hotel shall immediately vest in the Landlord and possession thereof shall be surrendered to the Landlord at that time in accordance with Section 15.01.  Landlord and Tenant acknowledge that certain FF&E shall be leased by Tenant to the extent customary and usual in the hotel industry and title to such leased FF&E shall be subject to the respective lease agreements.

Section 3.11 Force Majeure.  A delay in or a failure of performance by either Landlord or Tenant in the performance of its respective non-monetary obligations to the other under Section 4.04, Section 6.01, Section 8.01(a), Section 9.01 and Section 9.02 and any other provision hereunder which specifically refers to a Force Majeure Event, shall not constitute a default under this Lease to the extent that such delay or failure of performance (i) could not be prevented by such party’s exercise of reasonable diligence, (ii) results from acts of God or strikes or other labor disturbances not attributable to the failure of such party to perform its obligations under any applicable labor contract or law and directly and adversely affecting Tenant’s or Landlord’s, as applicable, ability to perform under such provisions or (iii) results from Tenant’s inability to obtain permits and approval despite Tenant using commercially reasonable efforts to so obtain (a “Force Majeure Event”).  The following shall, in no event, be deemed to be Force Majeure Events:  Tenant’s inability to obtain financing; and delays due to soil conditions. Each

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party agrees to use commercially reasonable efforts to minimize the delay and other adverse effects of any Force Majeure Event.

Section 3.12 Notice of Force Majeure Event.  Tenant and the Landlord shall each provide the other with prompt written notice in accordance with the provisions of Section 18.04 of any Force Majeure Event affecting the Hotel & Casino.  Each shall keep the other reasonably informed of any development pertaining to such Force Majeure Event.

Section 3.13 Reproducible Drawings.  Upon Final Completion of the Tenant Improvements, or any portion thereof, Tenant shall prepare at its expense and deliver to the Landlord one mylar reproducible set of plans showing the Tenant Improvements, or such portion thereof, as built and one mylar reproducible ALTA/ACSM Survey by a State of Maryland registered land surveyor showing the location of the Tenant Improvements on the Premises (which shall be located in accordance with the Approved Master Plan).

Section 3.14 Tenant’s Responsibility to Discharge Liens.  If any mechanic’s, laborer’s or materialman’s lien shall at any time be filed against the Premises, the Beltway Parcel, or any part thereof with respect to the performance of any labor or the furnishing of any materials to, by or for Tenant or anyone claiming by, for or under Tenant, Tenant, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.  If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, the Landlord may, if such lien shall continue for fifteen (15) days after notice from the Landlord to Tenant that Tenant has failed to cure within the required thirty (30) day period, but shall not be obligated to, discharge the same by deposit or by bonding or otherwise and in any such event the Landlord shall be entitled, if the Landlord so elects upon another fifteen (15) days’ notice from the Landlord to Tenant, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances.  Any amount so paid by the Landlord and all costs and expenses incurred by the Landlord in connection therewith, together with interest at the Default Rate from the respective dates of the Landlord’s making of the payment or incurring of the cost and expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to the Landlord on demand.  Notwithstanding the foregoing, Tenant may contest, in good faith by appropriate proceedings, at Tenant’s sole expense, the amount or validity in whole or in part of any mechanic’s, laborer’s or materialman’s lien, and may defer the discharge of record thereof, provided that:

(a) Tenant shall provide the Landlord (and, if applicable, the Permitted Leasehold Mortgagee) with security reasonably satisfactory to the Landlord to assure payment of contested items (unless Tenant provides evidence to Landlord that Tenant has provided payment or other security to the court in connection with such proceedings, in which event no security shall be provided to Landlord);

(b) Tenant shall immediately pay such contested item or items if the protection of the Premises or of the Landlord’s interest therein from any lien or claim shall, in the reasonable judgment of the Landlord, require such payment (unless Tenant provides evidence to Landlord

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that Tenant has provided payment or other security to the court in connection with such proceedings, in which event no payment of contested items shall be required hereunder); and

(c) the Landlord shall not be required to join in any proceedings referred to herein unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of the Landlord. The Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall indemnify and save harmless the Landlord from any such costs and expenses.

Subject to the foregoing, and without cost to it, the Landlord shall execute and deliver any appropriate papers which may be necessary to permit Tenant to contest any such lien and shall further cooperate with Tenant in such contest, as Tenant may from time to time reasonably request.

Notwithstanding anything to the contrary set forth herein, the following matters shall be deemed to be permitted liens and encumbrances for all purposes of this Lease:  (a) those pertaining to Tenant's leasehold interest in the Premises under this Lease; (b) those pertaining to the fee interest in the Premises which is burdened by the Lease, including those which are created in favor of any Person providing debt financing to Landlord provided that the holder of such lien shall agree in writing that Tenant shall not be disturbed in its possession of the Premises or have its rights hereunder terminated or amended by such Person or any other party claiming under or through such Person so long as there has not then occurred and is continuing an Event of Default by Tenant under this Lease continuing beyond any applicable notice or cure period and, further provided, that the subordination set forth herein shall be contingent upon Tenant and any such Person executing a subordination, non-disturbance and attornment agreement evidencing the same in form and substance reasonably acceptable to Landlord, Tenant, Permitted Leasehold Mortgagee and such Person; (c) those matters that arise by operation of law, but which has not yet matured, or if matured, (i) for which a bond or other adequate security has been posted as required by applicable law or (ii) where the obligations secured thereby are being diligently contested in good faith by appropriate proceedings and have been paid under protest if required by applicable law and for which adequate reserves have been established in accordance with GAAP; (d) taxes (i) which are not yet due or if due (ii) (i) for which a bond or other adequate security has been posted as required by applicable law or (ii) where the obligations secured thereby are being diligently contested in good faith by appropriate proceedings and have been paid under protest if required by applicable law and for which adequate reserves have been established in accordance with GAAP; (e) the Declaration and (f) any other lien, license, easement or servitude to the extent (i) created under the terms of this Lease, (ii) in existence as of the Effective Date, or (iii) otherwise consented to by the parties.

Section 3.15 No Consent.  Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of the Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to, or repair of the Premises or any part thereof.

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Section 3.16 Landlord’s Right to Use Field Personnel.  Notwithstanding the provisions of Section 3.05 hereof, the Landlord reserves the right, at its sole cost and expense, to maintain one or more on-site representatives (from the Landlord or another entity designated by the Landlord) at the Premises to observe the construction of the Tenant Improvements on the Premises and Tenant agrees to provide safe access to the Premises, including, without limitation, the preparation work and work in progress wherever located, subject to the Access Restrictions.  No such observation by the Landlord’s on-site representatives shall impose upon the Landlord responsibility or liability for any failure by Tenant to observe any Requirements or safety practices in connection with such work, or constitute an acceptance of any work which does not comply with the provisions of this Lease, and no such observation shall constitute an assumption by Landlord of any responsibility or liability for the performance of Tenant’s obligations hereunder, nor any liability arising from the improper performance thereof.

Section 3.17 Landlord’s Right to Notice, Access and Review.  Tenant agrees that the Landlord, and its authorized representatives, shall have such rights of notice, access and review with respect to the construction site and the Tenant Improvements as is reasonably necessary to ensure compliance with the provisions of this ARTICLE III and the Brand Standards, including, without limitation, the following:

(a)the opportunity for attendance by the Landlord at regularly scheduled construction work meetings and at any special meetings which Tenant deems necessary in its reasonable discretion as to change orders, delays and other material issues concerning Tenant Improvements;

(b)the delivery by Tenant to the Landlord a copy of the following:

(i)all insurance certificates required by ARTICLE VII of this Lease (including those of Tenant, Contractor, Architect and all contractors and subcontractors);

(ii)all periodic updates to the applicable Construction Schedule, which updates shall show all variances;

(iii)all minutes of weekly and on site construction meetings, if any;

(iv)any claims of any sort or nature whatsoever related to Tenant Improvements; and

(v)any accident reports or reports related to safety incidents at the Premises during the construction of the Tenant Improvements.

Tenant's failure to deliver the items described in subsection (iii) above shall not constitute an Event of Default hereunder unless Tenant shall have failed to deliver such items to Landlord within ten (10) business days after written request from Landlord.

To the extent the exercise of the Landlord’s rights hereunder requires the opportunity for review of any documents or the opportunity for participation in any meetings, Tenant agrees, without request therefor by the Landlord, to promptly provide copies of such documents or notice of such

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meetings to the Landlord after receipt of the same by Tenant and reasonably in advance of any meetings to allow a representative of the Landlord to make arrangements to attend such meetings.  If a representative of the Landlord is not in attendance, the meeting may proceed and Tenant will promptly provide Landlord with any minutes of the meeting.  Neither party shall interfere with any meetings nor any construction work being performed by or on behalf of the other and shall comply with all safety standards and other job-site rules and regulations of the other.

Notwithstanding anything to the contrary contained in this Section 3.17 or elsewhere in this Lease, all access to the Premises by Landlord and its authorized representatives after the Opening Date shall be subject to Tenant’s gaming security protocols and the terms and restrictions of the Gaming License and applicable law (collectively, the “Access Restrictions”).

Section 3.18 Cost of Tenant Improvements.  Within thirty (30) days following Final Completion, Tenant shall deliver to Landlord a certification of the costs spent on the Tenant Improvements and a comparison to the Development Budget.

ARTICLE IV.

RENT

Section 4.01 Definitions.  The terms set forth below shall be defined as follows (it being understood that such definitions shall not necessarily apply for any other purposes, including for tax and financial accounting purposes):

(a)“Affiliate” shall mean, with respect to any Person, (i) in the case of any such Person which is an Entity, any partner, shareholder, member or other owner of such Entity, provided that such partner, shareholder, member or other owner owns at least twenty percent (20%) of the Equity Interests of such Entity, (ii) any other Person which is a Parent, a Subsidiary, a Subsidiary of a Parent or Owner with respect to such Person or with respect to one or more of the Persons referred to in the preceding clause (i), and (iii) any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  For purposes hereof, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, or the power to veto major policy decisions of any Person, whether through the ownership of voting securities, by agreement, or otherwise.

(b)“Approved Debt” means, at any time, the amount of debt secured by a Permitted Leasehold Mortgage(s) in an original principal amount not in excess of seventy-five percent (75%) of the fair market value of Guarantor’s or Tenant’s interest under this Lease (taking into account the value, and assuming completion, of all Tenant Improvements reflected in the Final Plans), as of the date of such financing.  Any appraisal of the fair market value of Guarantor’s or Tenant’s interest under this Lease and of such ratios either prepared by or prepared for and accepted by a third-party Permitted Leasehold Mortgagee shall constitute conclusive evidence of such matters for the purposes of determining debt to value set forth above, absent manifest error.  Notwithstanding the foregoing, the Approved Debt may be refinanced with up to an equal

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amount of debt secured by a Permitted Leasehold Mortgage and such equal amount of debt shall be Approved Debt.

(c)“Entity” shall mean any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

(d)“Equity Interest” shall mean with respect to any Entity, (1) the legal (other than as a nominee) or beneficial ownership of outstanding voting or non-voting stock of such entity if such Entity is a business corporation, a real estate investment trust or a similar entity, (2) the legal (other than as a nominee) or beneficial ownership of any partnership, membership or other voting or non-voting ownership interest in a partnership, joint venture, limited liability company or similar entity, (3) a legal (other than as a nominee) or beneficial voting or non-voting interest in a trust if such Entity is a trust and (4) any other voting or nonvoting interest that is the functional equivalent of any of the foregoing.

(e)“Financial Statements” shall mean financial statements prepared in accordance with generally accepted accounting principles as established by the standards of the American Institute of Certified Public Accountants (“GAAP”), audited by a nationally recognized CPA firm and containing at a minimum, but not limited to, a balance sheet, profit and loss statement, statement of cash flow, and auditor’s accompanying notes.

(f)“Index” shall mean the Consumer Price Index for All Urban Consumers (CPI-U) (U.S. City Average), as published by the Bureau of Labor Statistics, Department of Labor. If such Index shall be discontinued, then the parties shall mutually agree upon any successor Consumer Price Index of the United States Bureau of Labor Statistics, or successor agency thereto, and if there is no successor Consumer Price Index, the parties hereto shall mutually agree upon a substitute index or formula.

(g)“Opening Date” shall mean the date which the Hotel & Casino or any portion thereof is open to the public for business.

(h)“Owner” shall mean, with respect to any Entity, any Person which owns fifty percent (50%) or more of the Equity Interest in such Entity.

(i)“Parent” shall mean, with respect to any Subsidiary, any Person which owns directly, or indirectly through one or more Subsidiaries, fifty percent (50%) or more of the Equity Interest in such Subsidiary.

(j)“Person” shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

(k)“Rent” shall mean Base Rent and Additional Rent.

(l)“Rent Year” shall mean for (i) the initial rent year, the period commencing on the  Approval Date (the “Base Rent Commencement Date”), and ending on the earlier of (A) the

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Opening Date and (B) the date that is thirty (30) months after the Approval Date (the “Initial Rent Period”), and (ii) each subsequent rent year, the period of twelve (12) consecutive months commencing on the expiration of the Initial Rent Period and each successive twelve (12) month period.

(m)“Subsidiary” shall mean, with respect to any Parent, any Entity in which a Person owns, directly or indirectly through one or more Subsidiaries, fifty percent (50%) or more of the Equity Interest in such Subsidiary.

Section 4.02 Base Rent.  Commencing on the Base Rent Commencement Date and, except as otherwise expressly provided herein in Section 8.01(a), continuing thereafter for the Term of the Lease, Tenant shall pay to the Landlord, as base rent (“Base Rent”) the following amounts per annum [***]:

Rent Year	Annual Base Rent [***]	Additional Annual Base Rent [***]
Rent Year 1 – (i.e., Base Rent Commencement Date through end of Initial Rent Period)	[***]	[***]
Rent Year 2	[***]	[***]
Rent Year 3	[***]	[***]
Rent Year 4	[***]	[***]
Rent Year 5	[***]	[***]
Rent Year 6	[***]	[***]
Rent Year 7 through each remaining Rent Year during the Term and Extension Options	The annual Base Rent for the immediately preceding Rent Year, adjusted by the change in the Index for the immediate twelve month period using the Index formula as set out herein.

Upon the approval of the Approved Master Plan, the parties shall calculate the annual Base Rent [***].  An example of the calculation for determining the annual Base Rent based on the foregoing chart [***] is attached hereto as Exhibit D. At the end of Rent Year 6, (i.e., prior to the beginning of Rent Year 7) and at the end of each Rent Year thereafter, the annual Base Rent for the next succeeding Rent Year shall be calculated by multiplying the annual Base Rent for the just ended Rent Year by the quotient obtained by dividing the Index for the most recent month available (“Base Month”) by the Index for the month one year prior to that most recent

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Index, provided, however, that such adjusted annual Base Rent shall not in any event be less than the annual Base Rent in effect on the day before the commencement of such next succeeding Rent Year. If, in any year, the Index is not yet available for the Base Month, the adjusted annual Base Rent shall be calculated using the Index of the most recent month available and subsequently adjusted and trued up when the Index for the Base Month is available.

Base Rent shall be paid by electronic funds transfer in equal monthly installments in advance on the first day of each and every month except that the first installment shall be made on the Base Rent Commencement Date.  Payments of Base Rent shall be prorated as appropriate for a partial month at the beginning of and the end of the Term.  For any month in which the annual Base Rent changes based on the chart above, Tenant shall pay Base Rent for the prior Rent Year ending during such month prorated based on the number of days of such prior Rent Year occurring in such month and shall pay Base Rent for the current Rent Year starting in such month based on the number of days of such current Rent Year occurring in such month.

Section 4.03 Additional Rent.  From and after the Term Commencement Date, Tenant shall also pay, as additional rent, all sums, Impositions, costs, expenses, late charges, and payments of every kind and nature which Tenant in any of the provisions of this Lease assumes or agrees to pay whether payable initially to the Landlord or a third party pursuant to the terms of this Lease (collectively, “Additional Rent”), and, in the event of any non-payment thereof, the Landlord shall have all of the rights and remedies provided for herein or by law in the case of non-payment of all other types of Rent.

Section 4.04 Books and Records.

(a)Financial Statements Provided to Landlord.

(i)As long as Tenant or Guarantor is a public company with Securities and Exchange Commission (SEC) reporting requirements, owning multiple hotels and casinos in the United States, and Tenant’s or Guarantor’s Financial Statements, and other filings are of public record, then Tenant shall have no separate obligation to provide Landlord with copies of such financial statements and information.

(ii)In the event Tenant or Guarantor shall no longer be a public company or owns fewer than 10 casinos and 10 hotels containing a total of at least 15,000 rooms then Tenant shall at all times during the Term of this Lease keep and maintain accurate and complete books, records and Financial Statements and as soon as available, but in no event later than the date which is one hundred twenty (120) days after the end of each fiscal year (“Fiscal Year”) (it being agreed that the Fiscal Year shall be the calendar year or such other tax year as Tenant may establish for the conduct of its business), Tenant shall deliver to the Landlord, a copy of its Financial Statements for each year accurately reflecting the financial condition of Tenant.

(iii)In the event that (a) there is the existence or continuance of an Event of Default or (b) this Lease is transferred in accordance with Article XI herein to an entity other than an Affiliate of Tenant, then subject to the confidentiality provisions in Section

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18.21, Landlord, in its reasonable discretion, may require Tenant (or Tenant’s assignee) to provide annual (or more frequent) Financial Statements or other reporting information for the Hotel & Casino or such other Tenant Improvements that exist on the Premises at the time.

(b)End of Term Financial Statements. Notwithstanding other provisions of this Section 4.04 and subject to the confidentiality provisions in Section 18.21, commencing in the 90th Rent Year, as soon as available, but in no event later than ninety (90) days after the end of each Fiscal Year of Tenant, Tenant shall deliver to the Landlord Financial Statements for the Hotel & Casino or such other Tenant Improvements that exist on the Premises at that time. The intended purpose of submitting these statements is to provide for an orderly transition of the Tenant Improvements to Landlord on the last day of the Term.

Section 4.05 The Landlord’s Right To Perform Tenant’s Covenants.

(a)Performance by the Landlord.  During the continuance of any default by Tenant extending beyond any applicable cure periods, the Landlord may (but need not):

(i)pay any Imposition payable by Tenant pursuant to the provisions of ARTICLE V hereof, or

(ii)take out, pay for and maintain any of the insurance policies provided for in ARTICLE VII hereof, or

(iii)make any other payment or perform any other act on Tenant’s part to be made or performed as in this Lease provided.

Subject to the Access Restrictions, Landlord may enter upon the Premises (after five (5) days’ prior written notice to Tenant and the Permitted Leasehold Mortgagee(s) except in the event of emergency) for any such purpose, and take all such action thereon, as may be necessary.

(b)Reimbursement.  All sums so paid by the Landlord and all reasonable costs and expenses incurred by the Landlord, including reasonable attorneys’ fees and expenses, in connection with the performance of any such act following an Event of Default, together with interest at the Default Rate from the date of such payment or incurrence by the Landlord of such cost and expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to the Landlord on demand.  If the Landlord shall exercise its rights under paragraph (a) to cure an Event of Default of Tenant, Tenant shall not be relieved from the obligation to make such payment or perform such act in the future, and the Landlord shall be entitled to exercise any remedy contained in this Lease if Tenant shall fail to pay such Additional Rent to the Landlord upon demand.  All costs incurred by the Landlord under this Section shall be presumed to be reasonable in the absence of a showing of bad faith, clear error, negligence or fraud.

(c)Entry.  During the progress of any work on the Premises which may under the provisions of this Section 4.05 be performed by the Landlord, the Landlord may keep and store

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in the areas in which such work is being conducted all necessary materials, tools, supplies and equipment.  The Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant or any subtenant, guest, licensee or operator by reason of making such repairs or the performance of any such work in a proper manner, or on account of bringing materials, tools, supplies and equipment onto the Premises during the course thereof in a proper manner, and the obligations of Tenant under this Lease shall not be affected thereby.

Section 4.06 Net Lease.  It is the purpose and intent of the Landlord and Tenant that this is a net lease and that all Rent shall, except as herein explicitly otherwise provided, be absolutely net to the Landlord.  Tenant agrees that, except as herein otherwise expressly provided, Tenant shall pay all costs, charges and expenses of every kind and nature whatsoever against or in connection with the use and operation of the Premises which may arise or become due during the Term, including all of those which, except for the execution and delivery hereof, would or could have been payable by the Landlord, including, without limitation, CAM, real estate taxes, special assessments, Special Taxes and  insurance.

Section 4.07 Payments; Late Charges.  Until Tenant shall have been given notice otherwise by the Landlord, Tenant shall pay all Rent to the Landlord by electronic funds transfer.  All Rent shall be paid by Tenant to the Landlord without notice, demand, abatement, deduction or offset, except as expressly provided herein.  No abatement, diminution or reduction of Rent or charges shall be claimed by or allowed to Tenant, or any person claiming under Tenant, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from any other cause or reason.  Tenant’s Default in the due and punctual payment of Rent or other sums due and payable under this Lease, when and as the same shall become due and payable, shall obligate Tenant, upon the Landlord’s demand, to pay interest on such amounts at the greater of five percent (5%) over Wall Street Journal Prime Rate and ten percent (10%) per annum (the “Default Rate”) from the date such payment was due and payable.

Section 4.08 No Partnership or Joint Venture.  Nothing contained under this Lease shall be construed to create a partnership or joint venture between the Landlord and Tenant or to make the Landlord an associate in any way of Tenant in the conduct of Tenant’s business, nor shall the Landlord be liable for any debts incurred by Tenant in the conduct of Tenant’s business, and it is understood by the parties hereto that this relationship is and at all times shall remain that of landlord and tenant.

ARTICLE V.

TAXES AND UTILITIES

Section 5.01 Impositions.  Commencing on the Effective Date and thereafter throughout the Term, Tenant shall pay or cause to be paid as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all taxes, payments in lieu of taxes, assessments, water and sewer rents, rates and charges, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time during the Term of this Lease may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or

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in respect of, or become a lien upon, the Premises or the leasehold, or any part thereof or any appurtenance thereto, whether such charges are made directly to Tenant or through or in the name of the Landlord, including, without limitation, all Special Taxes (all such taxes, Special Taxes, payments in lieu of taxes, assessments, water and sewer rents, rates and charges, levies, license and permit fees and other governmental charges being hereafter referred to as “Impositions”); provided, however, that

(a)Tenant shall pay the water and sewer tap charges imposed as a condition to Tenant’s obtaining a building permit and Tenant hereby irrevocably assigns to Landlord all credits available by reason of the construction by Landlord’s Affiliates of the infrastructure improvements to National Harbor.

(b)If, by law, any Imposition may at the option of the taxpayer be paid in installments, Tenant may pay the same in such installments over such period as the law allows and Tenant shall only be liable for such installments as shall become due during the Term of this Lease; and

(c)All Impositions for the fiscal years in which the Term of this Lease shall begin and end shall be apportioned so that Tenant shall pay only those portions thereof which correspond with the portion of said year as is within the Term hereby demised.

Tenant and its Affiliates shall not institute any judicial or administrative proceedings or actions challenging (w) the validity, due authorization or adoption or enforceability of CR-25-2004, CB-23-2004, CR 26-2004 and CB-24-2004 (the “Legislation”) or CR-23-2008 or similar bond or financial incentive enacted in lieu thereof (the “SHOT Legislation”), (x) the creation of districts thereunder, (y) the imposition, levy, collection or enforcement of any Special Tax, the Hotel Tax, Special Hotel Rental Tax or other taxes, except to the extent permitted under the Legislation or the SHOT Legislation (collectively “Special Taxes”), (z) the extension, expansion or increase of the Special Taxes, so long as the rate of such Special Taxes is not more than five percent (5%) in the aggregate; provided that in no event shall Tenant or any of its Affiliates be prohibited or restricted from objecting to or contesting the amount of any Special Taxes, assessment or any other levy imposed under the Legislation or SHOT Legislation.

Section 5.02 Receipts.  Tenant shall furnish to the Landlord no later than ten (10) days prior to the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to the Landlord, evidencing the payment thereof, subject to any rights of Tenant to contest the same pursuant to the terms hereof.

Section 5.03 Abatements; Contests by Tenant.  Tenant may seek a reduction in the valuation of the Premises or its leasehold interest therein assessed for tax purposes, and may contest in good faith by appropriate proceedings, at Tenant’s expense, the amount or validity in whole or in part of any Imposition, and may defer payment thereof if allowed by law, provided that

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(a)Tenant shall provide the Landlord with security reasonably satisfactory to the Landlord to assure payment of contested items;

(b)Tenant shall immediately pay such contested item or items if required in order to proceed with such contest or if the protection of the Premises or of the Landlord’s interest therein from any lien or claim shall, in the reasonable judgment of the Landlord, require such payment; and

(c)The Landlord shall not be required to join in any proceedings referred to herein unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of the Landlord.  The Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall indemnify, defend and save harmless the Landlord from any such costs and expenses.

Subject to the foregoing, and without cost to it, the Landlord shall execute and deliver any appropriate papers which may be necessary to permit Tenant to contest any valuation or Imposition and shall further cooperate with Tenant in such contest at no cost to Landlord, as Tenant may from time to time reasonably request.

Section 5.04 Imposition Deposits. If Tenant fails to pay any Impositions as and when due, or if Landlord’s lender requires Tenant to escrow Impositions then:

(a)Tenant shall deposit with Landlord, or Landlord’s lender, if applicable, an amount equal to one twelfth (1/12) of the Impositions to become due with respect to the Premises between one (1) and thirteen (13) months after the date of such deposit; provided that in the case of the first such deposit, Tenant shall deposit in addition, an amount which, when added to the aggregate amount of monthly deposits to be made here under with respect to Impositions to become due within thirteen (13) months after such first deposit, will provide (without interest) sufficient funds to pay such Impositions, one (1) month prior to the date when they are due.  The amounts of such deposits (herein generally called "Imposition Deposits") shall be based upon Landlord's estimate of the amount of Impositions.  Tenant shall promptly upon the demand of Landlord make additional Imposition Deposits as Landlord, or Landlord’s lender may from time to time require due to (i) failure of Tenant to make, Imposition Deposits in previous months, (ii) underestimation of the amounts of Impositions, due dates and amounts of Imposition, or (iii) application of the Imposition Deposits pursuant to Section 5.04(c).

(b) Landlord shall, out of the Imposition Deposits, upon receipt by Landlord of the bills therefor, pay the Impositions or shall upon the presentation of receipted bills therefor, reimburse Tenant for such payments made by Tenant.  If the total Imposition Deposits on hand shall not be sufficient to pay all of the Impositions when the same shall become due, then Tenant shall immediately pay to Landlord on demand the amount necessary to make up the deficiency.

(c) Upon an Event of Default, Landlord may, at its option, apply any Imposition Deposits on hand to the obligations under this Lease.  All Imposition Deposits are hereby pledged as additional security for the Lease, and shall be held by Landlord irrevocably to be

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applied for the purposes for which made as herein provided, and shall not be subject to the direction or control of Tenant.

(d) Notwithstanding anything herein contained to the contrary, Landlord shall not be liable for any failure to apply the Imposition Deposits unless Tenant, while no Event of Default exists here under, shall have (i) requested Landlord in writing to make application of such Deposits to the payment of the Impositions and (ii) presented Landlord with bills for such Impositions.

(e)The provisions of this Section are for the benefit of Landlord, Landlord’s lender, if any, and Tenant alone.  No provision of this Lease shall be construed as creating in any other party any rights in and to the Imposition Deposits or any rights to have the Deposits applied to payment of Impositions.  Landlord shall have no obligation or duty to any third party, to collect Imposition Deposits.

(f)If Tenant’s lender requires that Imposition Deposits be held by Tenant’s lender, then Landlord and Landlord’s lender shall not require that Imposition Deposits be held by Landlord or Landlord’s lender at any time that Tenant’s lender is holding such Imposition Deposits provided, that Tenant’s lender agrees that it shall only be permitted to use the funds in the Imposition Deposits to pay Impositions and for no other purpose.

Section 5.05 Utilities.  Commencing on the Effective Date, Tenant shall pay, as Additional Rent, directly to the utility provider, all charges by any public authority (including the Landlord, as the case may be) or public utility for water, electricity, telephone, gas, sewer and other services supplied or rendered to the Premises, and service inspections made therefor, whether called charge, rate, tax, betterment, assessment, fee or otherwise and whether such charges are made directly to Tenant or through or in the name of the Landlord (“Utility Charges”).

Section 5.06 No Liability of the Landlord.

(a)The Landlord shall not be required to furnish to Tenant any facilities or services of any kind whatsoever during the Term, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light and power.  The Landlord hereby grants Tenant the right and easement to tie into the existing sources of such facilities and services in their existing locations to the extent located in adjacent streets and ways owned or controlled by the Landlord and to the extent necessary to operate the Tenant Improvements, it being understood, however, that the Landlord makes no representation or warranty that existing sources of supply, distribution points or utilities are adequate or sufficient to supply the Tenant Improvements.

(b)In the event that Tenant determines that the enlargement, improvement or expansion of existing sources of supply, distribution points or utilities is necessary to supply Tenant Improvements, such enlargement, improvement or expansion shall be the obligation, and the expense, of Tenant and shall be undertaken in accordance with plans and specifications reasonably approved by the Landlord, it being understood (x) that the Landlord shall cooperate with Tenant in obtaining such utilities for Tenant Improvements as Tenant may from time to

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time reasonably request (which cooperation shall include, without limitation, the granting, without further expense, of easements over the Landlord’s adjoining streets in locations reasonably approved by the Landlord), and (y) that the Landlord shall not unreasonably withhold, delay or condition its approval of the plans and specifications for any such utilities or, provided that the location of the same will not adversely impact the planned development of the Landlord’s adjacent property, any easement over the Landlord’s streets required in connection therewith.

ARTICLE VI.

MAINTENANCE AND ALTERATIONS

Section 6.01 Maintenance of Premises.

(a)Maintenance and Repair.  Tenant shall care for, keep and maintain the Premises in good and safe order and condition in accordance with the Brand Standards and the Approved Master Plan and shall make all repairs therein and thereon, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Premises in good and safe order and condition in accordance with the Brand Standards, however the necessity or desirability therefor may arise.  All repairs made by Tenant shall be performed in accordance with the standards set forth in ARTICLE III.

(i)Tenant shall not commit, and shall use all commercially reasonable efforts to prevent, waste, damage or injury to the Premises.

(ii)All repairs made by Tenant shall be substantially equal or better in quality and class to the original quality of the Tenant Improvements being repaired and shall be made in compliance with the Requirements.

(b)Cleaning of Premises.  Tenant shall keep clean and free from dirt, mud, standing water, rubbish, snow, ice, obstructions and physical encumbrances all areas of the Premises, and shall properly dispose of all such dirt, rubbish, snow and ice.

(c)Excavation and Shoring.  If Tenant shall make or contemplate any excavation upon property or streets adjacent to or nearby the Premises, Tenant shall do or cause to be done all such work as may be necessary to preserve any of the walls or structures of any improvement on the Premises from injury or damage and to support the same by proper foundations.  All such work done by Tenant shall be at Tenant’s sole cost and expense.  Tenant shall not, by reason of any such excavation or work, have any claim against the Landlord for damages or indemnity or for suspension, diminution, abatement or reduction of Rent under this Lease.

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Section 6.02 Intentionally Omitted

Section 6.03 Waste Disposal.

Tenant shall dispose of waste from all areas of the Premises in accordance with Requirements, the Declaration and any other agreement affecting the Premises and in a prompt and sanitary manner.

Section 6.04 Intentionally Omitted.

Section 6.05 Alterations.

(a)Subject to the terms and conditions of this ARTICLE VI, ARTICLE III hereof and the other applicable provisions of this Lease, Tenant may, at any time and from time to time, at its sole cost and expense, make alterations, additional installations, substitutions, improvements, renovations or betterments in accordance with the Brand Standards (collectively, “Alterations”; but Alterations shall not encompass the addition, renewal and replacement of FF&E) in and to the Premises or any portion thereof provided that:

(i)the Alterations do not add additional floor area, amenities or services not described in the Approved Master Plan;

(ii)in connection with the performance of any Alterations (or series of related Alterations) (a) materially affecting the appearance or character of the exterior or major common areas of the Hotel & Casino (including without limitation, meeting and banquet facilities but excluding interior alteration of retail areas) (a “Major Alteration”), Tenant shall provide broad form Builders Risk insurance, on a completed value form which insurance shall be effected by policies complying with all of the provisions of ARTICLE VII;

(iii)no Alteration shall be undertaken except under the supervision of a licensed architect or licensed professional engineer, duly licensed in the State of Maryland;

(iv)the Alterations will not result in a violation of any Requirements;

(v)the proper functioning of any of the heating, air conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility systems of the Premises shall not be materially adversely affected;

(vi)no Alteration that is a Material Alteration shall be undertaken without the prior written consent of the Landlord in accordance with the provisions of Section 6.5(d) below; and

(vii)the design, construction and completion of any Alteration shall be in accordance with the provisions of ARTICLE III hereof to the extent applicable.

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(b)Reimbursement of the Landlord’s Expenses.  Tenant shall reimburse the Landlord for all actual out-of-pocket architectural and engineering expenses for architectural and engineering review reasonably incurred by the Landlord in connection with its review of a proposed Major Alteration.  Any Major Alteration for which consent has been received shall be performed substantially in accordance with the approved plans and specifications, and no material amendments or material additions to the plans and specifications shall be made without the prior reasonable consent of the Landlord in accordance with the terms hereof.

(c)Approvals.  Tenant, at its expense, shall obtain all necessary licenses, approvals, permits and certificates from governmental authorities for the commencement and prosecution of any Alterations and, if required, final approval from governmental authorities upon completion, promptly deliver copies of the same to the Landlord and cause the Alterations to be performed in compliance with all applicable Requirements and requirements of Permitted Leasehold Mortgages and insurers of the Premises, and any Board of Fire Underwriters, Fire Insurance Rating Organization, or other body having similar functions, and in good and workmanlike manner, using materials and equipment at least equal in quality and class to the original quality of the installations at the Premises that are being replaced.

(d)Submission and Review of Alterations.

(i)Tenant shall submit to the Landlord plans and specifications showing in reasonable detail any proposed Major Alteration.  Within twenty (20) days after the Landlord’s receipt of such plans and specifications, the Landlord shall notify Tenant of its approval or disapproval thereof, such approval not be unreasonably withheld, conditioned or delayed so long as such Major Alteration satisfies the requirements of this Section 6.05, and if the same is disapproved such notice shall state in reasonable detail the reasons therefor.

(ii)If Tenant desires to modify in any material respect previously approved plans and specifications (as such may have been previously modified by approved plans and specifications), Tenant shall submit any such proposed modifications to the Landlord for the Landlord’s reasonable approval.  Within twenty (20) days of its receipt of the proposed modifications, the Landlord shall notify Tenant in writing with specificity of any material inconsistencies of which the Landlord disapproves between the plans and specifications as modified and the plans and specifications previously approved by the Landlord, provided that the Landlord shall not unreasonably withhold, condition or delay its approval of proposed modifications.

(iii)Upon completion of any Major Alteration, Tenant shall prepare at its expense and deliver to Landlord one mylar reproducible set of plans showing the Major Alteration as built, and if applicable one mylar reproducible ALTA/ACSM Survey by a State of Maryland registered land surveyor showing any changes to the Tenant Improvements on the Premises.

(e)Costs of Alterations.  All costs associated with all Alterations shall be borne by Tenant.

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

Section 6.06 Signs.  Tenant shall submit to Landlord, as part of the Approved Master Plan, a plan showing the proposed exterior signage for the Premises. Tenant shall submit to the Landlord for approval, which approval shall not be unreasonably withheld, conditioned or delayed, any change or alteration to the exterior signage previously approved as part of the Approved Master Plan or otherwise as approved by Landlord.   Landlord’s approval shall not be required for signs erected in the interior of the Hotel & Casino that are not generally visible outside the Hotel & Casino.

ARTICLE VII.

INSURANCE AND INDEMNITY

Section 7.01 Property Insurance.

(a)Property Insurance.  Tenant, at its sole cost and expense, shall keep in full force and effect property insurance on the Tenant Improvements, the Hotel & Casino and other improvements located on the Premises, and on the FF&E and other property installed or used in, on or about the Hotel & Casino, in amounts sufficient at all times to prevent the Landlord or Tenant from becoming a co-insurer under the provisions of applicable policies of insurance, but, in any event, at least equal to the full replacement cost thereof, without deduction for depreciation, against all risks of direct physical loss or damage as may from time to time be included within the definition of an “All Risk Insurance Policy” and, provided such is available from time to time on commercially reasonable terms, extended to include coverage against earthquake, earth movement, flood (including back-up of sewers and drains), terrorism, sprinkler leakage, breakdown of boilers, machinery and electrical equipment, and such other risks (to the extent obtainable on commercially reasonable terms) as the Landlord may reasonably designate. The All Risk Insurance Policy shall contain a waiver of subrogation for the benefit of Landlord and all of its Affiliates, including National Harbor Beltway LC, MVP Management LLC, Peterson Management LC, and National Harbor Owners Association Inc., and an Agreed Amount Endorsement.  The All Risk Insurance Policy shall not have a deductible greater than $5,000,000.00 or a self-insurance retention guarantee greater than $5,000,000.00.

(b)Increased Costs. The insurance also shall cover increased cost of construction, demolition and debris removal coverage, arising out of the enforcement of building laws and ordinances governing repair and reconstruction and shall include an agreed amount provision or not contain a coinsurance clause.  The replacement cost of the Hotel & Casino and such other improvements as are located on the Land, and of the FF&E and other property installed or used in, on or about the Hotel & Casino, shall be determined at least once every thirty-six (36) months by agreement of the Landlord and Tenant.

(c)Loss of Rent / Business Income.  The insurance shall also include, at Tenant’s sole cost and expense, a rent endorsement protecting the Landlord, for all lost Rent for the full period of reconstruction or repair following the casualty and an endorsement for an “extended period of indemnity” for an additional twelve (12) months.

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

(d)Stored FF&E.  Tenant shall also keep in effect, at its sole cost and expense, insurance on the FF&E and other property intended for installation or use in the Hotel & Casino on the Premises while in temporary storage away from the Premises, against all risk of loss or damage as would typically be included within an “All Risk Policy” as then available, in an amount not less than the full replacement cost thereof.

Section 7.02 Liability Insurance.  Tenant shall maintain:

(a)for the mutual benefit of the Landlord and Tenant, and identifying the Landlord, and all of its Affiliates, including National Harbor Beltway LC, MVP Management LLC, Peterson Management LC, and National Harbor Owners Association Inc., as an additional insured, commercial general liability insurance against claims for personal injury, death, and property damage occurring upon, in or about the Premises or Tenant Improvements, and on, in or about the adjoining sidewalks and passageways (including, without limitation, personal injury, death, and property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof), or arising out of or in connection with the ownership, management, maintenance or operation of the Hotel & Casino, for at least $200,000,000.00 (subject to Section 18.19 at the time such insurance is obtained) each occurrence limit, including bodily injury and property damage.  If Tenant’s liability policies do not contain the standard separation of insureds provision or a substantially similar clause, they shall be endorsed to provide cross-liability coverage.  Tenant’s liability insurance policies must provide the following coverages with minimum limits as indicated (if available at commercially reasonable rates):

(i)Liquor Liability covering claims arising from the providing, serving or sale of alcoholic beverages with a limit of $200,000,000.00 (subject to Section 18.19 at the time such insurance is obtained);

(ii)Modification of the care, custody and control exclusion to provide coverage for bailments, including innkeepers legal liability and safe-deposit legal liability to the extent required under the Maryland Rights and Responsibilities of Innkeepers statute; and

(iii)Per project, per location aggregate limit in an amount not less than $200,000,000.00 (subject to Section 18.19 at the time such insurance is obtained).

(b)Comprehensive blanket crime insurance, in an amount not less than $10,000,000.00 (subject to Section 18.19 at the time such insurance is obtained), which shall include coverage and fidelity insurance with respect to employees of the Hotel & Casino.

(c)Commercial automobile liability covering all owned, hired, and non-owned vehicles in the amount not less than $200,000,000.00 (subject to Section 18.19 at the time such insurance is obtained) each accident, including all statutory coverages for all states of operation.

(d)Workers compensation insurance in accordance with Maryland statutory limits with waivers of subrogation for Landlord and all its Affiliates, including National Harbor Beltway LC, MVP Management LLC, Peterson Management LC and National Harbor Owners Associations Inc. Tenant shall cause all contractors and subcontractors to maintain workers

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compensation insurance in accordance with Maryland statutory limits with waivers of subrogation for Landlord and all its Affiliates, including National Harbor Beltway LC, MVP Management LLC, Peterson Management LC and National Harbor Owners Associations Inc.

(e)If Tenant is using its employees as armed or unarmed security for the Hotel & Casino, then the general liability insurance above shall provide coverage for assault and battery, false arrests, libel and/or slander and any other related events that would be typically insured by a prudent Person.  In the event a third party is used for security at the Hotel & Casino, then such third party’s liability coverage shall cover the same risks and have a limit of not less than $5,000,000.00 and name the Landlord and all of its Affiliates, including National Harbor Beltway LC, MVP Management LLC, Peterson Management LC, and National Harbor Owners Association Inc., as additional insureds in the general liability policy. Third party or contractors shall have workers compensation coverage with a waiver of subrogation for the benefit of the additional insured referenced above.

(f)If Tenant operates, with its employees, a valet service or parking garage then its general liability shall include garage keepers liability and insurance for self-park garages covering all damage to vehicles under the control of Tenant or its Affiliates.  In the event a third party is used to operate the valet or the parking garage, then such third party’s liability coverage shall cover the same risks and have a limit of not less than $5,000,000.00 and name the Landlord and all of its Affiliates, including National Harbor Beltway LC, MVP Management LLC, Peterson Management LC, and National Harbor Owners Association Inc., as additional insureds in the general liability policy. Third party or contractors shall have workers compensation coverage with a waiver of subrogation for the benefit of the additional insured referenced above.

(g)Premise and Operation insurance covering those exposures to loss that fall outside the defined “products-completed operations hazard,” including liability for injury or damage arising outside of the Premises or outside of the Tenant’s business operations while such operations are in progress.

(h)Products and Completed Operations insurance covering liability arising out of Tenant’s products or business operations.

(i)Such other insurance in an amount as Tenant in its reasonable judgment deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Hotel & Casino.

(j)The minimum coverage stated herein shall be reviewed annually by the Landlord and Tenant and shall be adjusted at such intervals if such adjustments are reasonably necessary to reflect inflation or changes in the nature or degree of risks insured or to protect against judgments from time to time being awarded in Maryland for injury, death and property damage, in all cases consistent with such limits as are from time to time customarily carried with respect to hotel and casino properties in the State of Maryland.  The Landlord, and all of its Affiliates including National Harbor Beltway LC, MVP Management LLC, Peterson Management LC and National Harbor Owners Association Inc. shall be named as additional insureds.

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

Section 7.03 Construction Insurance Requirements.

Prior to commencement of construction of the Tenant Improvements or any other Tenant Work permitted under this Lease, including without limitation, any Major Alteration, Tenant shall procure or cause to be procured, and after such dates, shall carry or cause to be carried, until final completion of such work at least the following:

(a)Builder’s Risk Insurance (standard “All Risk” or equivalent coverage) including terrorism, flood and earthquake coverage, in an amount not less than the cost of reconstruction, written on a completed value basis or a reporting basis, for property damage protecting Tenant, the Landlord, the general contractor, and any Permitted Leasehold Mortgagee, with a deductible determined by Tenant of not more than $5,000,000.00, (subject to Section 18.19 at the time such insurance is acquired) to include rental payment coverage from the date of projected completion and extending the full period of reconstruction or repair following the casualty and an endorsement for an “extended period of indemnity” for an additional twelve (12) months. The Builder’s Risk Insurance shall also include a Permission to Complete and Occupy endorsement as well as coverage for materials stored on-site, off-site and in-transit and Business Interruption / Extra Expense coverage.

(b)Commercial general liability insurance against claims for personal injury, death, and property damage occurring upon, in or about the Premises or Tenant Improvements, and on, in or about the adjoining sidewalks and passageways (including, without limitation, personal injury, death, and property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof), or arising out of or in connection with the construction of the Hotel & Casino, for at least $200,000,000.00 (subject to Section 18.19 at the time such insurance is obtained) each occurrence limit, including bodily injury and property damage.  If Tenant’s liability policies do not contain the standard separation of insureds provision or a substantially similar clause, they shall be endorsed to provide cross-liability coverage. Landlord, and all of its Affiliates, including National Harbor Beltway LC, MVP Management LLC, Peterson Management LC, and National Harbor Owners Association Inc., shall be listed as an additional insured on the commercial general liability insurance policy.

(c)Automobile liability insurance covering any automobile or other motor vehicle used in connection with work being performed on or for the Premises in an amount not less than $200,000,000.00, (subject to Section 18.19 at the time such insurance is obtained) per occurrence, with a deductible determined by Tenant of not more than $100,000.00 (subject to Section 18.19 at the time such insurance is obtained).

(d)Tenant shall cause each contractor and subcontractor employed by Tenant to purchase and maintain insurance as commonly carried by subcontractors performing similar work at similar facilities.  The general contractor shall carry General Liability Insurance in an amount at least equal to $25,000,000.00 (subject to Section 18.19 at the time such insurance is obtained), including premise and operations, products and completed operations, and automobile liability coverage and Workers Compensation Insurance as set forth in Section 7.02(d) above. Each subcontractor shall carry General Liability Insurance in an amount at least equal to $3,000,000.00 (subject to Section 18.19 at the time such insurance is obtained) and Workers

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Compensation Insurance as set forth in Section 7.02(d) above.  Such contractor’s and subcontractor’s insurance shall name Tenant and the Landlord, National Beltway LC, MVP Management LLC, and National Harbor Owners Association Inc. as an additional insureds and each policy shall contain a waiver of subrogation in favor of the foregoing entities.  When requested by either Tenant or the Landlord, the respective party shall furnish the other with copies of certificates of insurance evidencing coverage for each subcontractor.

(e)Tenant and Landlord must obtain each other’s permission to waive any of the requirements of this Section 7.03.  Tenant or Landlord may reasonably require additional coverage if the work to be performed is in Tenant’s and Landlord’s reasonable judgment sufficiently hazardous.  Tenant shall obtain, keep on file, and provide copies to the Landlord, not later than thirty (30) days after the date of hiring of each subcontractor performing work at the Hotel & Casino, if such work directly or indirectly affects the Hotel & Casino, certificates of insurance evidencing compliance with these requirements for each subcontractor.  The certificates of insurance must provide at least thirty (30) days’ prior written notice of cancellation of coverage to Tenant and Landlord.

(f)All primary policies obtained by the contractor and subcontractors shall be on an occurrence basis and issued by insurers with A.M. Best Rating of “A-VII” and a rating equivalent to A.M. Best Rating of “A-VII” from Standard & Poor’s and  Moody’s.  Tenant shall provide Landlord evidence of all insurance required by this Section 7.03 prior to the commencement of work and upon any renewal of such policy until the Tenant Improvements are complete.

(g)Tenant shall endeavor to require that any subcontractor, vendor or other supplier hired to perform work at the Hotel & Casino will agree to indemnify, defend and hold harmless Tenant and the Landlord from and against any and all claims, allegations, lawsuits, or other causes of action arising out of such subcontractor’s, vendor’s or supplier’s work done at the Hotel & Casino on behalf of Tenant due to such party’s negligent acts, errors or omissions.

Section 7.04 Supplemental Insurance.  Tenant shall also maintain such other insurance and in such amounts as may from time to time be reasonably required by the Landlord against other insurable hazards which at the time are customarily insured against in the case of hotels and casinos in the State of Maryland, due regard being, or to be given, to the height and type of the Hotel & Casino, and its construction and location.

Section 7.05 Insurance Carriers, Policies.  All insurance provided for in this ARTICLE VII shall be effected under valid and enforceable policies, issued by insurers of recognized responsibility and having an A.M. Best Rating of “A-VII” or higher and a rating equivalent to A.M. Best Rating of “A-VII” from Standard & Poor’s and  Moody’s, or, if such rating is no longer issued, an equal or better rating by a successor insurance carrier rating service reasonably acceptable to the Landlord.  Prior to the execution of this Lease, and thereafter not less than ten (10) days prior to the expiration dates from time to time of the policies required pursuant to this ARTICLE VII, certificates of such insurance.

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

Nothing in this ARTICLE VII shall prevent Tenant from taking out insurance of the kind and in the amounts provided for under this Article under a blanket insurance policy or policies covering other properties as well as the Premises, provided, however, that any such policy or policies of blanket insurance shall be sufficient to prevent any of the insureds from becoming a co-insurer within the terms of the applicable policy or policies, and provided further, however, that any such policy or policies of blanket insurance shall, as to the Premises, otherwise comply as to endorsements and coverage with the provisions of this ARTICLE VII.

Section 7.06 No Separate Insurance.  Neither the Landlord nor Tenant shall take out separate insurance concurrent in form or contributing in the event of loss with that required in this ARTICLE VII to be furnished by, or which may reasonably be required to be furnished by, Tenant unless the Landlord and Tenant are included therein as the insured, with loss payable as in this Lease provided.  Each party shall immediately notify the other of the placing of any such separate insurance and shall cause the same to be delivered as required in Section 7.05 hereof.

Section 7.07 Landlord’s Lender As Additional Insured.  If Landlord’s lender requires, Tenant shall identify such lender as an additional insured on all of the policies set forth in this ARTICLE VII.

Section 7.08 Non-cancellation.  Each policy or certificate issued by an insurer shall, to the extent obtainable and consistent with applicable law, contain an agreement by the insurer that such policy shall not be canceled, non-renewed or substantially modified without at least thirty (30) days’ prior written notice to the Landlord and to any mortgagee named therein.

Section 7.09 Insurance Trustee. The following provisions shall apply from and after the time that there shall be (i) any insured damage to the Premises in excess of $100,000,000.00 (subject to Section 18.19), or (ii) a Taking of all or a portion thereof:

(a)A bank or trust company which is among the three largest in terms of its net assets among those bank and trust companies  in Washington, D.C. Metro Area, designated by Tenant (subject to the Landlord’s reasonable approval), shall act as Trustee (the “Trustee”) to receive and disburse insurance proceeds and taking awards in accordance with ARTICLE IX and ARTICLE X hereof, and the Landlord and Tenant shall promptly enter into an agreement with said bank or trust company appropriately covering assumptions of the duties of the Trustee hereunder and containing such provisions as may be reasonably required by said bank or trust company, provided that the Landlord shall not be required thereby to assume any obligations or liabilities other than as provided in this Lease.  The foregoing notwithstanding, a Permitted Leasehold Mortgagee may at its written request be designated Trustee provided that such Permitted Leasehold Mortgagee (i) shall have net assets in excess of $10,000,000,000.00 (subject to Section 18.19); (ii) shall have consented, for the purpose of performing its duties as Trustee, to the jurisdiction of the courts of the State of Maryland; and (iii) shall have otherwise agreed to be subject to and to comply with the terms and conditions of this Section 7.09.

(b)In the event of the refusal to act or the resignation of said bank, trust company, or Permitted Leasehold Mortgagee, or of any successor or substituted bank, trust company, or Permitted Leasehold Mortgagee designated to act or acting as Trustee hereunder, then, in lieu of

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such bank, trust company, or Permitted Leasehold Mortgagee, Tenant shall have the right (subject to the Landlord’s reasonable approval) to designate any other bank or trust company which satisfies the requirements of subparagraph (a) above to act as Trustee.

(c)Each such designation or substitution of any such entity to act as Trustee hereunder shall be effected by Tenant and any Permitted Leasehold Mortgagee giving to the Landlord written notice of such designation or substitution, as the case may be, and as soon thereafter as may be practicable after the giving of such notice (i) the Landlord and Tenant shall enter into an agreement with the entity so designated or so being substituted appropriately covering the assumption by it of the duties of the Trustee hereunder and containing such provisions as may reasonably be required by such entity, provided that the Landlord is not required thereby to assume any obligations or liabilities other than as provided in this Lease, and (ii) the entity which shall have resigned as Trustee or for which another entity shall have been so substituted as Trustee shall turn over to the new Trustee all insurance proceeds or taking awards remaining on hand with it.

(d)The reasonable fees and charges of every entity acting as Trustee hereunder shall constitute an expense of maintenance and disposition of the proceeds deposited with such Trustee and shall be paid periodically from such proceeds.

(e)Anything contained in this Section to the contrary notwithstanding, any agreement which the Landlord and Tenant shall enter into with any entity acting as Trustee hereunder shall include as a party thereto any Permitted Leasehold Mortgagee, in its capacity as such, when requested by either party or such mortgagee, provided that the applicable mortgage shall provide, or the holder thereof shall agree in writing, that all proceeds are to be applied in the same manner as provided in this Lease.

Section 7.10 Waiver of Subrogation.  If, and only if, permitted by the policies of insurance relating to the Premises maintained by the Landlord and Tenant, the Landlord and Tenant hereby each waive all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which either may have in force at the time of such loss or damage.  Each party shall, upon obtaining policies of insurance relating to the Premises, or portions thereof, which permit the aforesaid waiver, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease, and each party shall endeavor to cause each such insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either the Landlord or Tenant in connection with any damage covered by any such policy, at the sole cost of the party for whose benefit such waiver is sought.

Section 7.11 Indemnification by Tenant.  Tenant shall indemnify and save the Landlord and all of its Affiliates, including National Harbor Beltway LC, MVP Management LLC, and National Harbor Owners Association, Inc., harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and  expenses, including reasonable architects’, attorneys’ and other consultants’ fees, which may be imposed upon or reasonably incurred by or

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asserted against the Landlord by reason of any of the following occurrences during the Term of this Lease:

(a)any work done in or on the Premises or any part thereof, any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises or any part thereof, any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof, including any sidewalk or curb appurtenant to the Premises, except to the extent resulting from the negligence or wrongful act of the Landlord, its employees, contractors, agents, servants, or licensees;

(b)any negligence on the part of Tenant or any party for whom Tenant is legally liable, including, without limitation, guests, visitors and invitees; and

(c)any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with constituting an Event of Default which results in any bodily injury or property damage for which the Landlord is responsible.

In case any action or proceeding is brought against the Landlord by reason of any claim arising out of any of the occurrences which Tenant is required, pursuant to the preceding paragraph, to indemnify and save the Landlord harmless against and from, the Landlord shall give prompt notice thereof to Tenant and shall cooperate with Tenant in the defense thereof; and Tenant upon written notice from the Landlord shall at Tenant’s expense defend such action or proceeding using legal counsel selected by Tenant in its reasonable business judgment.

The foregoing express obligation of indemnification shall not be construed to negate or abridge any other obligation of indemnification running to the Landlord which would exist at common law or under any other provision of this Lease, and the extent of the obligation of indemnification shall not be limited by any provision of insurance undertaken in accordance with this ARTICLE VII.  The provisions of this Section 7.11 shall survive termination or expiration of this Lease.

ARTICLE VIII.

USE OF PREMISES

Section 8.01 Use.

(a)Continuous Legal Use.  Subject to Articles 9 and 10, Tenant shall continuously use and operate the Premises for the maximum days and hours permitted pursuant to the terms of the Gaming License and applicable law, provided, however, in the event the Gaming License is silent with regard to the days and hours of required operation, Tenant shall use and operate the Premises twenty-four (24) hours a day, three hundred sixty-five (365) or three hundred sixty-six (366) days a year, as applicable, throughout the Term as required by this Lease, subject in all cases to Force Majeure Events and any restrictions imposed on the Premises by applicable law.  In any event, the Premises shall be used only in accordance with the Permitted Uses.

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(b)Permitted Uses.  Subject to the restrictions and conditions stated in this Lease, Tenant shall use the Premises only for the construction, development, and operation of the Hotel & Casino as provided for herein for (i) a first-class, high quality hotel and casino that meets the Brand Standards, and (ii) ancillary lobby level retail use, all in accordance with the standards set forth in this ARTICLE VIII and such other activities in connection therewith and related thereto as are set forth in the Approved Master Plan (collectively, the “Permitted Uses”), and for no other uses. In addition to the foregoing, at all times Tenant’s use of the Premises shall comply with the Brand Standards and the Declaration. Tenant shall not, under any circumstances (y) have more than 500 hotel rooms on the Premises or (z) have more than 50,000 square feet of meeting space on the Premises (inclusive of all prefunction and meeting space, but excluding all back-of-house space).  Immediately upon its discovery of any use which is not a Permitted Use, Tenant shall take all reasonably necessary steps, legal and equitable, to immediately discontinue such business or use, or compel discontinuance of such business or use, including, if necessary, the removal from the Premises of any subtenants, licensees, invitees or concessionaires.

Section 8.02 Prohibited Uses.

(a)Without limiting the provisions of Section 8.01, Tenant shall not use or occupy the Premises or any part of the Premises, and neither permit nor suffer the Premises to be used or occupied, for any of the following (“Prohibited Uses”):

(i)for any unlawful or illegal business, use or purpose or any other use that would violate the Declaration;

(ii)for any use which is a public nuisance or constitutes a safety or security concern in Landlord’s reasonable discretion;

(iii)in such manner as may make void or voidable any insurance then in force with respect to the Premises; or

(iv)for any cell towers, roof antennas, or similar devices or equipment, except for transmissions necessary for the operation of the Premises.

(b)Without limiting the provisions of Section 8.01 or any other provision of this Lease, the use of any ownership structure such as time share, time interval, cooperative or condominium shall not be permitted.

Section 8.03 Prohibition of Competing Projects.

(a)Operating Restrictions.  Tenant hereby covenants for itself and its Affiliates, not to operate, manage or license without the prior consent of the Landlord, a casino within fifty (50) miles of the front door of the Hotel & Casino.  Landlord hereby covenants for itself and its Affiliates, not to operate, manage or license without the prior consent of the Tenant, a casino within fifty (50) miles of the front door of the Hotel & Casino, and not to permit the operation of a casino on any land owned or controlled by Landlord and its Affiliates within fifty (50) miles of the front door of the Hotel & Casino.  The foregoing restrictions shall not apply to (i) any hotels under any brand of Tenant or its Affiliates, (b) any condominium or other residential product, (c)

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any serviced apartment facility, or (d) any timeshare, estate or license, fractional ownership, vacation club or any other form of interest in any vacation or interval ownership program.

(b)Enforcement.  Landlord and Tenant each acknowledges that the other party will be irreparably harmed in the event either Landlord or Tenant violates the restriction set forth in Section 8.03(a) and that money damages would be inadequate to compensate the non-breaching party for such harm.  Consequently, the parties agree that the non-breaching party, in addition to all of its rights and remedies contained herein, shall have the right to apply for, seek and demand injunctive relief to compel the cure of such violation.

Section 8.04 Operation of Hotel & Casino.

(a)First-Class Hotel & Casino.  Tenant shall, at all times during the Term, operate, maintain and manage, or shall cause the operation, maintenance and management of, the Hotel & Casino as a first-class hotel and casino in accordance with the Brand Standards and the terms and provisions of this Lease.  As used herein, the term “Brand Standards” shall mean the standards in effect from time to time of (a) design, construction, furnishing, equipping, maintenance and repairing of the Hotel & Casino, and (b) operating, guest service and marketing of the Hotel & Casino, all of which shall be: (i) at the first-class standard established from time to time by the Guarantor for the MGM brand (the “Brand”), but in no event shall such standard be of lesser quality than the greater of quality of the MGM Grand Detroit as of the Effective Date and the quality of the Hotel & Casino as of Final Completion; and (ii) in accordance with policies, procedures, instructions, specifications, manuals and programs in effect from time to time which are applicable to the operation of the Brand hotels and casinos.  If at any time, the MGM Grand Detroit is no longer owned by an Affiliate of Tenant, then the parties will agree on a replacement facility for the standard. The Brand Standards include any one or more (as the context requires) of the following three categories of standards:  (A) operational standards (e.g., services offered to guests, quality of food and beverages, cleanliness, staffing and employee compensation and benefits, centralized services, frequent traveler programs and other similar programs, etc.); (B) physical standards (e.g., quality of the improvements, FF&E and supplies, frequency of FF&E replacements) and fire and life safety standards; and (C) technology standards (e.g., those relating to software, hardware, telecommunications, high speed internet access, systems security and information technology).  Tenant has granted to Landlord prior to the Effective Date hereof access to an internet portal containing the Brand Standards, and shall provide such access to Landlord throughout the Term hereof.

(b)Application of Operation, Maintenance and Management Standards.  In the event that the Landlord determines in its discretion that the Hotel & Casino are not operating, being maintained or managed in compliance with the standards required in this Lease, the Landlord shall give notice of its specific objection and the requested correction.  The parties shall negotiate in good faith on a resolution of the objection.  In the event that a resolution satisfactory to the Landlord is not achieved within fifteen (15) days, the Landlord may elect to refer the issue to the Dispute Resolution Process for determination of whether there has been a failure to operate, maintain or manage in compliance with the specified standards.

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Section 8.05 Franchise Affiliation. Unless assigned in a manner compliant with Section 11.01, the brand name of the Hotel & Casino shall be MGM, or such other brand as is approved by Landlord in its sole and absolute discretion. Tenant represents and warrants that it has and will continue to have the right to use the MGM brand and the business names, trade names, corporate names, domain names, domain name registrations, website names and worldwide web addresses and other communication addresses necessary and desirable for the conduct of the Hotel & Casino in accordance with the Brand Standards.

Section 8.06 No Dedication.  Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public without restriction or in such manner as might impair the Landlord’s title to the Premises, or any portion thereof, or in such manner as might constitute a basis for a claim or claims of adverse usage, adverse possession or prescription by the public, or of implied dedication of the Premises or any portion thereof.  Tenant hereby acknowledges that the Landlord does not hereby consent, expressly or by implication, to the unrestricted use or possession of the whole or any portion of the Premises by the public.

Section 8.07 No Waste.  Tenant shall not injure, overload, deface or strip, or cause physical waste or damage to, the Premises or the underlying fee or any part thereof, nor commit any nuisance or unlawful conduct; nor permit the emission of any objectionable noise or odor; nor permit any flashing or neon lights which cast light outside the Hotel & Casino; nor knowingly permit any fireworks displays; nor make any use of the Premises or Tenant Improvements which is legally improper; nor permit or suffer any subtenant, guest, licensee, operator, occupant, invitee or others to do any of the foregoing.

Section 8.08 Legal Requirements.

(a)Throughout the Term of this Lease, Tenant, at its expense, shall promptly comply with and shall cause all subtenants, licensees, operators and managers, if any, to promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises and the roads, sidewalks and curbs adjoining the same, or to the use or manner of use of the same or the owners, tenants, licensees, operators, or occupants thereof, whether or not such law, ordinance, rule, regulation or requirement is specifically applicable or related to the conduct of the Permitted Uses, or shall affect the interior or exterior of the Hotel & Casino, or shall necessitate structural changes or improvements, or shall interfere with the use and enjoyment of the Premises (collectively, the “Requirements”).  Tenant shall, in the event of any violation or any attempted violation of this Section by any subtenant, licensee, operator, or manager take steps, immediately upon knowledge of such violation, as Tenant determines to be reasonably necessary to remedy or prevent the same as the case may be.

(b)Tenant covenants and agrees that Tenant, prior to Opening Date, shall (i) apply for and use commercially reasonable efforts to secure, and (ii) continuously maintain, as necessary, all hotel, casino, restaurant and alcoholic beverage licenses and any other permits or licenses required for the operation of the Hotel & Casino on the Premises.  The cost incurred in

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securing and maintaining any such licenses and permits shall be borne solely by Tenant as an expense of the operation of the Hotel & Casino.

Section 8.09 Contests.  Tenant shall have the right, after ten (10) days’ prior written notice to the Landlord, to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant, without cost or expense to the Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in Section 8.08 hereof, subject to the following:

(a)If, by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Premises or any part thereof and without subjecting Tenant or the Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding; and

(b)If any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless may contest as aforesaid and delay as aforesaid, provided that such delay would not subject the Landlord to civil or criminal liability or fine, and provided that Tenant (i) furnishes to the Landlord security, reasonably satisfactory to the Landlord, against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence; and

(c)The Landlord, without cost or diminution of value to it, shall execute and deliver any appropriate papers which may be necessary to obtain or maintain any such proceeding and shall further cooperate with and support Tenant in any such contest (including without limitation in appearances before government bodies), as Tenant may from time to time reasonably request.

Section 8.10 Compliance with Insurance Requirements.  Throughout the Term of this Lease, Tenant, at its expense, shall observe and comply with the requirements of all policies of public liability, casualty and all other policies of insurance required to be supplied by Tenant at any time in force with respect to the Premises if such observance or compliance is required by reason of any condition, event or circumstance arising after the commencement of the Term of this Lease, and Tenant shall, without limiting any other requirements of this Lease, in the event of any violation or any attempted violation of the provisions of this Section by any subtenant, licensee, operator or guest, take all reasonable steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be.

Section 8.11 Notification of Certain Events.  As soon as practicable after obtaining knowledge or notice thereof, Tenant shall deliver to Landlord, together with copies of all relevant documentation with respect thereto:

(a)Notice of any matured event of default under the Permitted Leasehold Mortgage and any other financing related to the Premises.

(b)Notice of all summons, citations, directives, complaints, notices of violation or deficiency, and other communications from any governmental authority asserting a material violation of governmental requirements applicable to the Premises.

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(c)Notice of any litigation or proceeding in which Tenant is a party if an adverse decision therein would have a material adverse effect on Tenant’s ability to perform its obligations hereunder.

(d)Notices received by Tenant from the entity with authority over the Gaming License asserting a violation of the Gaming License or any related rules or regulations.

ARTICLE IX.

DAMAGE OR DESTRUCTION

Section 9.01 Restoration Required.  In case of damage to or destruction of the Tenant Improvements or any part thereof or the FF&E or other property installed or used in, on, or about the Tenant Improvements by fire or otherwise, Tenant shall promptly give written notice thereof to the Landlord, and Tenant shall, at Tenant’s sole cost and expense, but subject to any Requirements, and without regard to the coverage, amount or availability of proceeds of any insurance, restore, repair, replace, rebuild or alter the same as nearly as possible to its condition immediately prior to such damage or destruction all in conformity with and subject to the construction conditions of ARTICLE III hereof.  Such restorations, repairs, replacements, rebuilding or alterations shall be commenced as soon as practicable following the occurrence of such damage or destruction and shall thereafter be prosecuted continuously to completion with diligence.  Notwithstanding anything to the contrary herein, the parties acknowledge that in light of the length of the Lease Term, in the event of damage to or destruction of a significant portion of the Hotel & Casino, it may be appropriate to redesign or otherwise construct the Hotel & Casino at variance with the Final Plans, so long as the Hotel & Casino remains of at least of substantially equal quality and, as permitted by the Requirements, guest capacity.  The parties agree to cooperate and to reasonably agree upon any modifications to the Final Plans pursuant to the foregoing.  There shall be no reduction or abatement of Rent during restoration, Tenant shall continue to pay all Rent due to Landlord.  Tenant agrees that any insurance money paid on account of such damage or destruction that is not required to be delivered to the Trustee shall be used to rebuild or repair such damage or destruction and for no other purpose.

Section 9.02 Restoration Procedures.  In the event of damage to or destruction of the Tenant Improvements or the FF&E or other property installed or used in, on, or about the Tenant Improvements in excess of $100,000,000.00 (subject to Section 18.19) all insurance money paid on account of such damage or destruction shall be paid to the Trustee to be appointed pursuant to the provisions of Section 7.09 hereof, less the reasonable cost, if any, incurred in connection with adjustment of the loss and the collection thereof, and shall be applied by such Trustee to the payment of the cost of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the “restoration”), and shall be paid out to Tenant, or at the direction of Tenant, from time to time, as such restoration progresses, upon compliance by Tenant with all conditions precedent to payment which are usual in construction loan agreements for construction of the size and complexity of the restoration.  If the Trustee is

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customarily engaged in the business of construction lending, its regular conditions precedent to payment of such loans shall be presumed to be reasonable, absent a showing by the Landlord or Tenant that such conditions are not generally consistent with the lending requirements then customarily employed by major Maryland banks in similar loans.  There shall be withheld from payments on account of work completed and materials furnished such amounts as are then so customarily being withheld in connection with construction of the size and complexity of the restoration.  All payments shall be received by Tenant for the purposes of paying the cost of such restoration upon receipt by the Trustee of the written request of Tenant accompanied by suitable documentation including the following:

(a)Satisfactory evidence that the insurance proceeds remaining to be disbursed are sufficient to pay all anticipated costs of completing the restoration.  (If at any time prior to or during the course of restoration the insurance proceeds remaining to be disbursed are not sufficient to pay the entire cost of completing the restoration, Tenant shall pay the deficiency to the Trustee before requesting the disbursement of additional proceeds from the Trustee);

(b)Bills from contractors and subcontractors for work and materials in place, describing in reasonable detail such work and materials, and bills for the reasonable fees of any lawyer, architect or engineer for services relating to the restoration;

(c)A certificate signed by Tenant stating that the amount of each such bill does not exceed the cost of such work, materials, or services described on such bill, and that no part of such cost has previously been made the basis of the withdrawal of insurance proceeds;

(d)A certificate of the architect or engineer in charge of the restoration, or of a third party not in the regular employ of any of the parties hereto, which architect, engineer or third party is reasonably satisfactory to the Trustee (and against whom the Landlord has no reasonable objection), stating that (i) the work, materials or services described in the bills were necessary or appropriate and are in place or have been performed, (ii) the amount specified in the bills does not exceed the reasonable cost of such work, materials, or services, (iii) the work or materials described in each bill, to the knowledge of such architect, engineer or third party, has been supplied by the contractor or subcontractor submitting such bill or by a person who has supplied materials to such contractor or subcontractor, and (iv) to the knowledge of such architect, engineer or third party, the additional amount, if any, is required to complete the restoration;

(e)A title search by a title company or licensed abstractor or other evidence satisfactory to the Trustee that there has not been filed with respect to Tenant Improvements or the Premises any mechanic’s or other lien or instrument for the retention of title with respect to any part of the work performed which has not been discharged of record, except liens which will be discharged by payment of the amount then requested or liens with respect to which Tenant has furnished a satisfactory bond;

(f)If applicable, satisfactory evidence that any license or franchise agreement approved by the Landlord in accordance with Section 8.05 remains in full force and effect notwithstanding the damage or destruction, and that the respective licensor or franchisor or their

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respective successors shall have no continuing right to terminate said agreement as a result of such damage or destruction; and

(g)For any payment after the restoration has been substantially completed, a copy of any certificate required by law to render occupancy and use of Tenant Improvements legal.

Upon receipt by such Trustee of satisfactory evidence that the restoration has been completed and paid for in full and that there are no liens of the character referred to above, any balance at the time held by such Trustee shall be paid to Tenant.  If this Lease is terminated by the Landlord following an Event of Default by reason of Tenant’s failure to repair or restore as provided in this Lease or for any other reason, any balance at the time held by such Trustee shall be paid to the Landlord (subject always to the rights of Permitted Leasehold Mortgagees).

Section 9.03 No Surrender or Abatement.  No destruction of or damage to the improvements on the Premises or any part thereof, or upon any portion of the Land upon which the Tenant Improvements or any part thereof are located, nor any damage to the FF&E or other property installed or used in, on or about Tenant Improvements, by fire or any other casualty, whether or not insured, shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the full Rent and other charges payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease or the Premises, or any part thereof, or to any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage.

Section 9.04 Damage During Last Lease Years.  Notwithstanding any other provision of this Article IX, if any damage or casualty to the Tenant Improvements shall occur at a time when the remainder of the then-existing Term plus any remaining Extension Periods (collectively, "Remaining Term"), is equal to or less than (10) Lease Years, and the cost of restoring the Tenant Improvements shall exceed fifty percent (50%) of the replacement cost of the entire Tenant Improvements (or thirty percent during the five (5) Lease Years prior to the end of the Remaining Term), then Tenant shall be granted as many additional Extension Periods as may be required to cause the Remaining Term to have not fewer than twenty (20) Lease Years remaining as of the estimated date that Tenant's restoration work would be complete.  Tenant shall notify Landlord in writing of the occurrence of damage or casualty that meets the criteria of this Section 9.04 within sixty (60) days after the occurrence of the damage or casualty, and the parties shall promptly thereafter enter into an amendment to this Lease to memorialize the addition of the additional Extension Periods.

ARTICLE X.

TAKING

Section 10.01 Award.  In the event that the Premises, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or by agreement between the Landlord, Tenant and those authorized to exercise such right (any such matters being herein referred as a “Taking”), the Landlord, Tenant and any Permitted Leasehold

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Mortgagee shall have the right to participate in any Taking proceedings or agreement for the purpose of protecting their interests hereunder.  Each party so participating shall pay its own expenses therein.

Section 10.02 Termination.  If at any time during the Term of this Lease there shall be a Taking of the whole or substantially all of the Premises, this Lease shall terminate and expire on the date of such Taking and the Rent hereunder shall be paid to the date of such Taking.  For the purpose of this Article, “substantially all of the Premises” shall be deemed to have been taken if the untaken part of the Premises shall be insufficient for the restoration of the Hotel & Casino such as to allow the economic and feasible operation thereof by Tenant.  If there is a Taking resulting in the termination of this Lease as above provided, the rights of the Landlord and Tenant with respect to the award shall be as follows:

(a)First, to the payment of the reasonable costs, fees and expenses incurred by the Landlord and Tenant in connection with the collection of the award;

(b)Second, the Landlord shall receive any separate award made by the Taking authority for the consequential damages to the Landlord on account of any diminution in value of the portion of the Land and other adjacent land of the Landlord which is not taken;

(c)Third, Tenant shall receive any separate award made by the Taking authority for Tenant’s relocation;

(d)Fourth, the Landlord shall receive an amount (the “Landlord’s Award”) equal to the value of Landlord’s interests in the Premises taken as burdened and benefited by this Lease, and the Tenant shall receive an amount (the “Tenant’s Award”) equal to the value of the leasehold interest taken as burdened and benefited by this Lease; and if the proceeds are insufficient for both such Awards, then the proceeds shall be shared in a manner agreed to by Landlord and Tenant that fairly allocates the proceeds to each of them for their respective interests taken.  If the parties cannot agree upon such allocation, either party may seek a determination by a Mediator in accordance with Article XVII; and

(e)Fifth, if the then highest and best use is other than a Permitted Use resulting in the fair market value of the Land taken, considered without regard to the burdens and benefits of the Lease, being greater than the combined value of the Landlord’s Award and the Tenant’s Award, then such excess in fair market value shall be paid to the Landlord.

No such termination of this Lease under this Section 10.02 shall release Tenant from any obligation hereunder for Rent accrued or payable for or during any period prior to the effective date of such termination, and any prepaid rent, taxes and insurance premiums beyond the effective date of such termination shall be adjusted.

Section 10.03 Restoration.  In the event of a Taking which does not result in the termination of this Lease pursuant to Section 10.02:

(a)Tenant shall continue to pay all Rent due to Landlord, and there shall be no reduction or abatement of Rent.

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(b)Tenant shall, promptly after such Taking and at its expense, restore the Tenant Improvements to complete architectural units.

(c)The Landlord shall be entitled to the Landlord’s Award.

(d)Tenant shall be entitled to the Tenant’s Award and all remaining proceeds (the  “Remaining Proceeds”) and shall apply the same to the cost of restoration required by paragraph (b) hereof (which sum is hereinafter sometimes referred to as the “cost of restoration”).  The Tenant’s Award and the Remaining Proceeds shall be paid to Tenant in progress payments as the work progresses in the same manner as provided in Section 7.09 hereof with respect to the application of insurance proceeds.  If the Tenant’s Award and the Remaining Proceeds shall be insufficient to defray the cost of restoration, Tenant shall pay any deficiency.

(e)After restoration, any portion of the Tenant’s Award and the Remaining Proceeds in excess of the cost of restoration shall be divided between the Landlord and Tenant such that the Tenant receives the remaining portion, if any, of the Tenant’s Award and Landlord receives the Remaining Proceeds.

Section 10.04 Temporary Taking.  If the whole or any part of the Premises shall be the subject of a temporary Taking, this Lease shall remain in full force and Tenant shall continue to pay in full the Rent payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive any award so made for the period of the temporary Taking which is within the Term.  If such temporary Taking shall extend beyond the expiration or earlier termination of this Lease, the Landlord shall be entitled to such portion of such award.

Section 10.05 Trustee.  In case of any Taking mentioned in this ARTICLE X, the entire award shall be paid to a Trustee to be appointed in the manner provided in Section 7.09 hereof for distribution to the parties entitled thereto pursuant to the provisions of this ARTICLE X.

Section 10.06 Taking During Last Lease Years.  Notwithstanding any other provision of this Article X, if any Taking shall occur at a time when the Remaining Term is equal to or less than (10) Lease Years, and the cost of restoring the Tenant Improvements shall exceed fifty percent (50%) of the replacement cost of the entire Tenant Improvements (or thirty percent during the five (5) Lease Years prior to the end of the Remaining Term), then Tenant shall be granted as many additional Extension Periods as may be required to cause the Remaining Term to have not fewer than twenty (20) Lease Years remaining as of the estimated date that Tenant's restoration work would be complete.  Tenant shall notify Landlord in writing of the occurrence of Taking that meets the criteria of this Section 10.06 within sixty (60) days after the occurrence of the Taking, and the parties shall promptly thereafter enter into an amendment to this Lease to memorialize the addition of the additional Extension Periods.

ARTICLE XI.

TRANSFERS

Section 11.01 Assignment.  Tenant, subject to the provisions of Section 11.03 and Section 11.04 may not assign this Lease or any of its leasehold interest under this Lease without

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Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, after the Opening Date, Tenant may assign this Lease and its leasehold interests therein without Landlord’s prior written consent provided that (i) the assignee is a nationally-recognized operator of first class luxury hotels and casinos not less than the level of quality and service as the Tenant Improvements and Brand Standards, and (ii) the assignee has sufficient financial resources and liquidity to meet the ongoing financial obligations of the Tenant under this Lease and to maintain and operate the Hotel & Casino in accordance with the Brand Standards.  Prior to the Opening Date of the Tenant Improvements, Guarantor shall be released from its obligations under the Guaranty in connection with any assignment, so long as the new tenant has financial resources and liquidity acceptable to Landlord in its sole and absolute discretion or a replacement guarantor with financial resources and liquidity acceptable to Landlord in its sole and absolute discretion provides a replacement guaranty acceptable to Landlord.  After the Opening Date of the Tenant Improvements, Guarantor shall be released from its obligations under the Guaranty in connection with any assignment, so long as the new tenant has financial resources and liquidity acceptable to Landlord in its reasonable discretion or a replacement guarantor with financial resources and liquidity acceptable to Landlord in its reasonable discretion provides a replacement guaranty acceptable to Landlord.  Tenant may not convert the Premises or any portion thereof to a leasehold condominium or a leasehold cooperative timeshare or to any use that is not a Permitted Use.  In conjunction with any assignment or proposed assignment pursuant to this Section 11.01, Tenant shall provide the Landlord with banking and financial information with respect to the proposed assignee reasonably sufficient to enable the Landlord to determine the financial responsibility of the proposed assignee and such other additional information as the Landlord shall reasonably request in connection with its evaluation of the proposed assignee.  In furtherance but not in limitation of the foregoing, it shall be reasonable for the Landlord to withhold its consent if the proposed assignee is a Disqualified Person or not qualified to obtain/hold the Gaming License.

Upon making an assignment in accordance with this Section 11.01, Tenant shall furnish the Landlord promptly with an executed copy of the instrument of assignment and with an agreement in proper form for recording, executed by the assignee, in a form approved by the Landlord, in which such assignee assumes and agrees for the benefit of the Landlord, to observe and perform all of the covenants, conditions and agreements in this Lease on the part of Tenant to be observed or performed.  Upon the execution and delivery of such assumption agreement consistent with the conditions contained herein, Tenant and Guarantor shall be relieved from all further liabilities and obligations hereunder arising from and after the date of the assignment.

The foregoing provisions concerning assignments and transfers shall apply to voluntary and involuntary and direct and indirect assignments and transfers, and to assignments and transfers by operation of law.  Notwithstanding the provisions contained in the first paragraph of this Section 11.01, Tenant shall not be required to obtain the consent of the Landlord to an assignment in connection with (i) a foreclosure by a Permitted Leasehold Mortgagee (or deed or assignment in lieu thereof), including, without limitation, a purchase of Tenant’s interest in a foreclosure sale or from a foreclosing Permitted Leasehold Mortgagee, (ii) a transfer by reason of death or incapacity of an individual holding an Equity Interest in Tenant, (iii) transfers of the publicly traded stock in Tenant or in any direct or indirect owner of Tenant, (iv) transfers of any Equity Interest in Tenant provided that not more than forty-nine percent (49%) of the Equity

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Interests in Tenant have been transferred in any single or related series of transactions, in the aggregate, or (v) an assignment to any Affiliate of Tenant (provided that with respect to this clause (v) the assignor shall not be released and shall remain liable for any breaches or Events of Default by such Affiliate under this Lease).  Tenant shall provide written notice to the Landlord of any and all changes or transfers in the holders of the Equity Interests in Tenant within thirty (30) days of such change or transfer, regardless of whether the Landlord’s consent is required under this Section 11.01.

Any attempted assignment or transfer in violation of this Section shall be void.

Section 11.02 Subleases.  Tenant may sublet portions of the Premises for hotel-related business purposes including but not limited to as barber and beauty shops, airline ticket counters, car rental agencies, newsstands, restaurants, lounges, bars, gift shops and health clubs or spas, in each case which constitute a Permitted Use and do not constitute a Prohibited Use and so long as Tenant shall remain primarily liable for all of the obligations under this Lease.  Landlord's consent to any sublease shall not be required unless such sublease constitutes a sublease for all or substantially all of the Premises.

Any such sublease shall be subordinate to this Lease and shall recognize the Landlord’s option to terminate such sublease in the event this Lease is terminated following an Event of Default.  If Tenant delivers a sublease to the Landlord and requests that the Landlord enter into a non-disturbance and attornment agreement with the subtenant, the Landlord will not refuse to execute such an agreement, provided that (i) at the time of the granting of such non-disturbance agreement no Event of Default is continuing, (ii) the sublease complies with all other requirements of this Section 11.02, and (iii) the form is reasonably acceptable to Landlord in form and substance.

Section 11.03 Leasehold Mortgages.  Tenant shall have the right to mortgage, pledge or conditionally assign this Lease to a Permitted Leasehold Mortgagee subject to the provisions of this Section and ARTICLE XII, and the payment to the Landlord of any amounts due, if any on account thereof, under ARTICLE IV above.  In no event shall the fee interest in the Premises or, unless specifically set forth herein or in any instrument given by the Landlord in connection therewith, any Rent be subordinate to any leasehold mortgage.  Regardless of whether any such leasehold mortgage requires the Landlord’s consent, Tenant shall provide the Landlord with written notice of any such leasehold mortgage at least thirty (30) days prior to the closing of any such transaction.

The making of a mortgage under the prior paragraph shall not be deemed to constitute an assignment, nor shall any mortgagee under such a mortgage not in actual possession of the Premises be deemed an assignee of the leasehold estate created hereby, so as to require such mortgagee to assume the obligations of Tenant hereunder. However, a mortgagee in actual possession and the purchaser at any sale of the leasehold estate created hereby upon foreclosure of a mortgage given in accordance with the prior paragraph, or the assignee of Tenant’s interest under this Lease pursuant to an assignment in lieu of such foreclosure, shall be deemed to be an assignee of Tenant (but no consent by the Landlord to such assignment or transfer shall be required) and subject to the terms and conditions of Section 12.02 hereof, shall be deemed to

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have assumed the obligations of Tenant hereunder arising from and after the date of taking actual possession or of such purchase or assignment.  Prior to taking possession of the Premises following a foreclosure by any mortgagee, such mortgagee shall cure all monetary defaults and non-monetary defaults that are not Incurable Lease Defaults.  If a mortgagee (or nominee) who has so assumed the obligations of Tenant hereunder thereafter assigns its interests in this Lease to an assignee who assumes the obligations of Tenant hereunder, such mortgagee (or nominee), upon compliance by such assignee with Maryland laws, shall be relieved of the obligations of Tenant arising after such assignment and assumption.  A conditional assignment of Tenant’s interest in this Lease to a mortgagee as security for a mortgage granted in accordance with the prior paragraph shall not constitute an assumption of liability by the mortgagee of Tenant’s obligations hereunder until the date of such mortgagee’s taking of actual possession pursuant to the exercise of its rights under such conditional assignment; provided, however, that such mortgagee shall cure all monetary defaults and non-monetary defaults that are not Incurable Lease Defaults in existence as of the time of such foreclosure.

Section 11.04 Prohibited Transfers.  Notwithstanding any other provision contained herein to the contrary, Tenant shall not knowingly, after making reasonable inquiry, assign, sublease or otherwise transfer any of Tenant’s interest in the Hotel & Casino or other Tenant Improvements or any of Tenant’s interest in the leasehold created hereby (collectively, “Tenant’s Interest in the Premises”) or any Equity Interest in Tenant  to any Disqualified Person.  The term “Disqualified Person” shall mean:

(a)Any Person (or any Person whose operations are directed or controlled by a Person) that has been convicted of or has pleaded guilty in a criminal proceeding for a felony or that is an on-going target of a grand jury investigation convened pursuant to applicable Requirements concerning organized crime; or

(b)Any Person organized in or controlled from a country, the effects of the activities with respect to which are regulated or controlled pursuant to the following United States laws and the regulations or executive orders promulgated thereunder: (x) the Trading with the Enemy Act of 1917, 50 U.S.C. App. §1, et seq., as amended; (y) the International Emergency Economic Powers Act of 1976, 50 U.S.C. § 1701, et seq., as amended; and (z) the Anti-Terrorism and Arms Export Amendments Act of 1989, codified at Section 6(j) of the Export Administration Act of 1979, 50 U.S.C. App. § 2405, as amended; or

(c)Any Person with whom the Landlord is restricted from doing business under the regulations of the Office of Foreign Asset Control of The Department of the Treasury of the United States of America (“OFAC”) (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action;

(d)Any Person that would cause the loss of any approvals under any laws governing the ownership or operation of casinos, legal gaming or gambling or otherwise violate any such laws; or

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(e)Any Affiliate of any of the Persons described in paragraphs (a), (b), (c) (d) above.

Section 11.05 Assignment of Gaming License.  Tenant shall not assign, grant, or otherwise transfer or encumber the Gaming License, except as set forth herein.

Section 11.06 Transfers That May Jeopardize Gaming License.  Landlord acknowledges that Tenant, its Parent and their respective Affiliates are engaged in businesses that are or may be subject to and exist because of privileged licenses issued by governmental authorities, including under applicable laws with respect to gaming (“Gaming Laws”).  If (A) Tenant, its Parent or any of their respective Affiliates is directed to cease doing business with Landlord by any such authority, or (B) if Tenant determines, in Tenant’s sole and exclusive judgment, that (i) because of the relationship with Landlord, the continued operation of the Hotel & Casino could subject Tenant, its Parent or any of their respective Affiliates to the loss of the Gaming License or any approvals under any Gaming Laws in any jurisdiction then held or proposed by Tenant, its Parent or any of their respective Affiliates, or (ii) Landlord or any of its Affiliates, or any of their respective officers, directors, key employees, agents or representatives, (a) is or might be engaged in, or is about to be engaged in, any activity or (b) was or is involved in any relationship, either of which could or does jeopardize such approvals or applications for such approvals, or (c) was or is a Disqualified Person, or if any such approval is threatened to be or is denied, suspended or revoked, then Tenant shall deliver notice to Landlord of such issue and permit Landlord one hundred twenty (120) days to cure the violation or potential violation of Gaming Laws due to any matter under Section 11.06(ii) immediately above, and if Landlord is diligently pursuing such cure such longer time as may be reasonably necessary to cure.  Notwithstanding the foregoing, no cure right shall be afforded in the event Tenant, its Parent or any of their respective Affiliates is directed to immediately cease doing business with Landlord by any governmental authorities with jurisdiction over the Gaming License or any approvals under any Gaming Laws in any jurisdiction then held or proposed by Tenant, its Parent or any of their respective Affiliates.  If Landlord is unable or unwilling to cure the issue, Tenant may (y) terminate this Lease without liability to either party except for such liabilities that expressly survive termination, or (z) elect to purchase Landlord's fee interest in the Premises (the “Purchase Option”) by so notifying Landlord in writing.  In the event Tenant elects the Purchase Option, the parties shall negotiate for a period of thirty (30) days to determine the purchase price, which shall be the fair market value of the fee simple interest in the Premises, including the value of the Tenant Improvements as of the expiration of the Term, and taking into account the value of the future Rent payments under this Lease.  If the parties cannot agree upon the fair market value, the purchase price shall be determined by the appraisal process set forth in Section 11.07 below.

Section 11.07 Appraisal Process.  Landlord and Tenant shall each appoint an appraiser within twenty (20) days following the expiration of the thirty (30) day negotiation period (the “Appointment Deadline”). All appraisers shall be members of the Appraisal Institute or any successor organization thereto, and give notice of such appointment to the other party.  If either party fails to appoint its appraiser before the Appointment Deadline, then the one appraiser appointed shall proceed to make his/her appraisal of the of the fair market value of the Premises, and the purchase price shall be the amount determined by such appraiser. If each party timely appoints its appraiser then each appraiser shall make an independent written appraisal within

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thirty (30) days of the Appointment Deadline, the expenses of such appraisals shall be borne by the party selecting the appraiser. If the two appraisers so appointed agree on the purchase price then the purchase price shall be the amount determined by them.  If the two appraisers so appointed do not agree on the purchase price, and if the difference between the purchase price determined by each appraiser is not more than five percent (5%) of the lower of the two appraisals, then the purchase price shall be an amount equal to the quotient obtained by dividing (A) the sum of the purchase prices by each appraiser, by (B) two.  If the two appraisers so appointed do not agree on the purchase price, and if the difference between the Appraised Values determined by each appraiser is more than five percent (5%) of the lower of the two appraisals, then the two appraisers shall jointly appoint a third appraiser, the expense of any third appraisal shall be divided equally between the parties.  If the first two appraisers so appointed shall be unable to agree on the appointment of a third appraiser within ten (10) days after their respective determinations of the purchase price, then they shall give written notice of such failure to agree to the parties.  If the parties fail to agree on the selection of a third appraiser within ten (10) days after the first two appraisers give such notice, then within fifteen (15) days thereafter any party, upon written notice to the other party, may request such appointment by the then-existing President of the Appraisal Institute (or any other organization successor thereto), or in his/her failure to act, may apply for such appointment to the United States District Court for Maryland.  If a third appraiser is appointed as provided herein, he/she shall make his/her determination of the purchase price within fifteen (15) days after his/her appointment and the purchase price shall be the purchase price determined by whichever of the first two appraisers is (in the opinion of the third appraiser) closest in amount to the purchase price as determined by the third appraiser.  Each appraiser appointed pursuant to this Section shall be a disinterested person of nationally recognized competence who has had a minimum of ten (10) years’ experience, ending on the date of appointment, in appraising full-service hotel and casino properties.  Each appraiser shall determine the purchase price on the basis of all relevant factors affecting fair market value of the Premises with reference to the value of the Tenant Improvements as of the expiration of the Term and including the value of the future Rent payments under this Lease.  The party appointing each appraiser shall be obligated, promptly after receipt of the valuation report prepared by the appraiser appointed by such party, to deliver a copy of such valuation report to the other party in the manner provided in Section 18.04.  If a third appraiser is appointed, the third appraiser shall be directed, at the time of his/her appointment, to deliver copies of his/her valuation report, promptly after its completion, to all parties in the manner provided in Section 18.04.

Section 11.08 Purchase Option Closing.

(a)Within one (1) business days after determination of the purchase price, Tenant shall deposit in cash an amount equal to ten percent (10%) of the purchase price (the “Earnest Money”) in a strict joint order escrow with a nationally recognized title insurance company selected by the Landlord, pursuant to the standard form of strict joint order escrow trust instructions for such title insurance company, with any modifications thereto which are necessary to conform such instructions to the terms of this Lease.  The Earnest Money shall be deposited in a federally insured interest-bearing account reasonably acceptable to the parties, and all interest earned thereon shall be deemed additional Earnest Money.

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(b)The sale of the Preemies from Landlord to Tenant (the “Closing”) shall take place on the date which is fifteen days (15) days after the deposit of the Earnest Money (the “Closing Date”).  The conveyance of the Premises shall be on an AS-IS WHERE-AS basis without any representation or warranty from Landlord. The Closing shall take place on the Closing Date by Landlord delivering Tenant a quitclaim deed along with any documentation required to record the deed.  Tenant shall pay all transfer taxes, recording fees or other fees in connection with the exercise of the Purchase Option. Tenant may designate an Affiliate to purchase all or any portion of the Premises; provided, however, that Tenant shall remain liable for its obligations under this Lease.  If Tenant fails to close for any reason, Landlord shall retain the Earnest Money as liquidated damages and Tenant’s right to exercise the Purchase Option under Section 11.06 above shall be null and void.

(c)If Landlord cures the event that permitted tenant to exercise the Purchase Option under Section 11.06 above, prior to the Closing, the parties agree that the Purchase Option shall cease, the Earnest Money shall be returned to Tenant, and Landlord shall no longer have the obligation to sell, and Tenant shall no longer have the right to purchase the Premises as a result of such event.

ARTICLE XII.

Rights of permitted leasehold mortgagees

Section 12.01 Definitions.  For the purposes of this Lease, the following terms shall have the following meanings:

(a)“Permitted Leasehold Mortgage” means one or more leasehold mortgages securing Approved Debt, and, where the context permits, the obligations secured thereby, provided that:

(i)A copy of such mortgage has been delivered to the Landlord, accompanied by appropriate recording data and the name and address of the holder thereof (a “Permitted Leasehold Mortgagee”), which holder shall be a bank, trust company, savings and loan association, pension fund or endowment, or insurance company or a governmental authority empowered to make loans or issue bonds or certificates or any other lender or syndicate of lenders or investors engaged in the making of loans or equity investments or, to the extent not meeting the above criteria, otherwise approved by the Landlord in advance, which approval shall not be unreasonably withheld, conditioned or delayed (an “Institutional Lender”);

(ii)Such mortgage is a first lien on Tenant’s interest under this Lease when granted and the holder thereof does not voluntarily subordinate its lien to any other lien (or Approved Debt to any other indebtedness);

(iii)Such mortgage is held by a holder who has delivered to the Landlord an executed subordination, non-disturbance and attornment agreement evidencing the same

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in form and substance reasonably acceptable to Landlord, Tenant, and Permitted Leasehold Mortgagee;

(iv)Such mortgage becomes due prior to the expiration of the Term, and does not contain or secure obligations unrelated to the Premises or obligations other than those to pay the Approved Debt;

(v)Such mortgage does not require any so-called “equity participation” or “kicker” payment; and

(vi)Such mortgage permits the disbursement of casualty insurance proceeds and payments made in connection with partial eminent domain takings, or conveyances under threat thereof, to be used for the repair and restoration of the Premises on the terms and conditions set forth in this Lease.

The Landlord shall have the right to reasonably approve such evidence as is reasonably necessary for it to determine that the Permitted Leasehold Mortgage and the Permitted Leasehold Mortgagee satisfy the requirements of this Article.  Any Permitted Leasehold Mortgagee may request in connection with the granting of any such Mortgage or from time to time, that the Landlord acknowledge such status; and upon receiving reasonable documentation of the aforesaid clauses (i) through (vi), the Landlord shall so acknowledge such status in form reasonably satisfactory to such Mortgagee.

Section 12.02 Rights of Permitted Leasehold Mortgagee.

(a)Notices.  Simultaneously with the giving to Tenant of any process in any action or proceeding brought to terminate or otherwise in any way affect this Lease, or any notice of (i) default, (ii) a matter on which a default may be predicated or claimed, (iii) a termination hereof, or (iv) a condition which if continued may lead to a termination hereof, the Landlord will give duplicate copies thereof to the Permitted Leasehold Mortgagee by registered mail, return receipt requested, and no such notice to Tenant or process shall be effective unless a copy of the notice or process is so sent to the Permitted Leasehold Mortgagee.

(b)Right to Cure.  The Permitted Leasehold Mortgagee shall have the same period after the sending of a notice to it for remedying the default as is given Tenant after notice to it under this Lease plus (a) an additional fifteen (15) days for a default referred to in Section 15.02(a) or (b) an additional thirty (30) days for any other default referred to in Section 15.02 below, and the Landlord agrees to accept performance on the part of the Permitted Leasehold Mortgagee as though it had been done or performed by Tenant.  No payment made to the Landlord by the Permitted Leasehold Mortgagee shall constitute agreement that such payment was, in fact, due under the terms of this Lease.

(c)Time to Obtain Possession.  The Landlord agrees that, in the event of a non-monetary default which cannot be cured by the Permitted Leasehold Mortgagee pursuant to paragraph (b), above, without obtaining possession of the Premises, the Landlord will not terminate this Lease pursuant to Section 15.02 without first giving to the Permitted Leasehold Mortgagee reasonable time within which to obtain possession of the Premises, including

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possession by a receiver, or to institute and complete foreclosure proceedings or otherwise acquire Tenant’s interest under this Lease with diligence and without unreasonable delay.  A reasonable time shall mean not in excess of three months as to obtaining possession or commencing foreclosure proceedings (or such longer period if and so long as such proceedings are enjoined or stayed), and not in excess of such reasonable time as with due diligence is required to prosecute and complete foreclosure proceedings.  The Landlord agrees that upon acquisition of Tenant’s interest under this Lease by a Permitted Leasehold Mortgagee and performance by the Permitted Leasehold Mortgagee of all covenants and agreements of Tenant, except those which by their nature cannot be performed or cured by any person other than the then Tenant which has defaulted (“Incurable Lease Defaults”), the Landlord’s right to terminate this Lease shall be waived with respect to the matters which have been cured by the Permitted Leasehold Mortgagee and with respect to the Incurable Lease Defaults.

(d)New Lease.  If this Lease (a) is terminated as a result of a default on the part of Tenant, (b) rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving Tenant (such proceeding, a “Bankruptcy Proceeding”), or (c) terminated as a result of any Bankruptcy Proceeding and, if within sixty (60) days after such rejection or termination, the Permitted Leasehold Mortgagee or its nominee(s) shall request and certify in writing to Landlord that it intends to perform the obligations of Tenant as and to the extent required hereunder, the Landlord shall, subject to the satisfaction of the conditions provided below, on written request of the Permitted Leasehold Mortgagee made at any time within sixty (60) days after the Landlord has given notice of such termination to the Permitted Leasehold Mortgagee (specifying in reasonable detail the nature of such default), enter into a new lease of the Premises with the Permitted Leasehold Mortgagee (or nominee) within sixty (60) days after receipt of such request.  Until the expiration of such period, Landlord shall not enter into any new lease, license or occupancy or operation agreement with any Person which would conflict with the rights afforded the Permitted Leasehold Mortgagee hereunder.  Any such new lease for a Permitted Leasehold Mortgagee (or nominee) shall be effective as of the date of termination of this Lease, and, except as provided below, shall be upon all the same terms and conditions of this Lease which would have been in effect had the Permitted Leasehold Mortgagee (or nominee) taken an assignment of the leasehold estate under this Lease from Tenant, including any rights of renewal.  The initial term of any such lease shall be the remainder of the then current Term of this Lease.  The Landlord shall not be obligated to enter into such a new lease with the Permitted Leasehold Mortgagee (or nominee) unless (i) the Permitted Leasehold Mortgagee (or nominee) shall, contemporaneously with the delivery of such request for a new lease, pay to the Landlord all Rent and other charges owed by Tenant to the Landlord which then remain unpaid and the Rent and other charges for the period after termination of this Lease and until commencement of the new lease which would have become due under this Lease (less any Rent or other charges for such periods actually collected by the Landlord from subtenants or other occupants of the Premises), together with all expenses, including reasonable attorney’s fees, incurred by the Landlord in connection with the termination of this Lease and the execution and delivery of such new lease, and (ii) the Permitted Leasehold Mortgagee (or nominee) shall have performed all unfulfilled covenants and agreements required to be performed by Tenant under this Lease other than Incurable Lease Defaults. The Landlord shall have no obligation to deliver physical possession of the Premises to the Permitted Leasehold Mortgagee (or nominee) at the time of entering into such new lease unless the Landlord, at the time of execution and delivery of such

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new lease, shall have obtained the right to otherwise obtain physical possession of the Premises pursuant its remedies.  Any new lease granted the Permitted Leasehold Mortgagee (or nominee) pursuant to this Section 11.02(d) shall enjoy the same priority as this Lease over any lien, encumbrance, or other interest created by the Landlord prior to the execution of such new lease.  The provisions of this Section 11.02(d) shall survive the termination of this Lease. References herein as to this "Lease" shall be deemed also to refer to such new ground lease.

(e)Effect of Assumption on Assuming Party.  In the event that the Permitted Leasehold Mortgagee or its nominees, or any permitted purchaser, transferee, grantee or assignee of the interests of the Permitted Leasehold Mortgagee (any such person, an “Assuming Party”), assumes any liability hereunder, liability and recourse in respect of any and all obligations of any such Assuming Party hereunder shall be limited solely to such Assuming Party's interest in this Lease (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).

Section 12.03 Undertakings of Permitted Leasehold Mortgagee.

(a)Notices.  Simultaneously with the giving to Tenant of any process in any action or proceeding brought for foreclosure of a Permitted Leasehold Mortgage or any notice of (i) default or acceleration under a Permitted Leasehold Mortgage, (ii) a matter on which such a default or acceleration may be predicated or claimed, (iii) a foreclosure of a Permitted Leasehold Mortgage, or (iv) a condition which if continued may lead to such foreclosure, the Permitted Leasehold Mortgagee will endeavor to give duplicate copies thereof to the Landlord by registered mail, return receipt requested; however; failure to so to give such notice shall never affect the rights of such Mortgagee.

(b)Right to Cure.  The Landlord, may, during the same period as is given Tenant for remedying the default, cure for and on behalf of Tenant plus (a) an additional fifteen (15) days for a monetary default, and (b) an additional thirty (30) days for any non-monetary default.  The Permitted Leasehold Mortgagee agrees to accept performance on the part of the Landlord as though it had been done or performed by Tenant.  No payment made to the Permitted Leasehold Mortgagee by the Landlord shall constitute agreement that such payment was, in fact, due under the terms of the Permitted Leasehold Mortgage.

(c)Amendment.  The Permitted Leasehold Mortgage shall not be amended in any manner that would cause it to no longer qualify as a Permitted Leasehold Mortgage without the prior written consent of the Landlord.

ARTICLE XIII.

MANAGEMENT OF HOTEL & CASINO

Tenant shall act as the operator or manager of the Hotel & Casino.  Tenant shall have the right, without the consent of the Landlord, to assign the management of the Hotel & Casino to an Affiliate which Affiliate shall expressly assume its obligations with respect to the management of the Hotel and Casino, provided that such assignment shall not relieve Tenant of any of its

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obligations under this Lease.  In the event Tenant desires to retain a replacement manager during the Term hereof with a Person that is not an Affiliate of Tenant, then such replacement manager shall be subject to the prior written approval of Landlord, which approval shall be made in Landlord’s sole and absolute discretion.  No manager may take over the management of the Hotel & Casino unless such manager (i) has the skill, experience, professional resources and financial ability to perform the management of the Hotel & Casino and can provide the operating, management and financial reporting functions required under this Agreement, consistent with the Brand Standards, (ii) itself is, or is wholly owned directly or indirectly by a Parent which is, (A) routinely engaged in the operation or management of hotels and casinos for at least five years prior to the date of the initial assignment by Tenant, (B) has substantial experience in the management of hotels and casinos substantially similar to Hotel & Casino, and (C) is affiliated with an international marketing operation under common ownership with its Parent and providing for marketing under a brand approved by Landlord pursuant to Section 8.05.  The terms of any management agreement with such manager shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE XIV.

THE LANDLORD’S SECURITY INTEREST

Section 14.01 Waiver of Security Interest.  Solely for the purpose of securing Tenant’s obligations to perform its obligations under this Lease, Tenant hereby grants to the Landlord a security interest in all Building Equipment, FF&E and other personal property of Tenant with respect to the Hotel & Casino and in all products and proceeds thereof; provided, however, that the Landlord’s security interest shall be automatically fully subordinate and subject to any purchase money financing permitted hereunder and the Permitted Leasehold Mortgagees’ security interest in the assets of the Tenant.  Notwithstanding the foregoing, the assets pledged to Landlord shall not include any license, permit, or authorization issued by any of the gaming authorities, or any other governmental authority or any other assets solely to the extent a security interest therein is prohibited under gaming laws, or other applicable law, or under the terms of any such license, permit, or authorization, or which would require a finding of suitability or other similar approval or procedure by any of the gaming authorities, or any other governmental authority prior to being pledged, hypothecated, or given as collateral security (to the extent such finding or approval has not been obtained) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any Debtor Relief Law) or principles of equity (the “Excluded Assets”).  Notwithstanding the foregoing, all proceeds of the Excluded Assets shall constitute assets and shall be included within the property and assets over which a security interest is granted pursuant to this Lease.  Upon the expiration or earlier termination of the Term, the Landlord shall be entitled to all of the rights, remedies, powers and privileges available to a secured party under (and subject to the provisions of) the Uniform Commercial Code enacted by the State of Maryland.  Tenant shall execute and deliver all such instruments and take all such action as the Landlord, from time to time, may reasonably request in order to obtain the full benefits of the security interest described in this Section and of the rights and powers herein created and to maintain and perfect the security interest granted above.  To the extent permitted by

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Requirements, Tenant irrevocably authorizes the Landlord to file financing statements and continuation statements with respect to the foregoing collateral without the signature of Tenant.  The Landlord shall execute and deliver all such instruments as the Permitted Leasehold Mortgagee(s) shall reasonably require in order to confirm the Landlord’s subordination of its security interest as aforesaid.  Tenant may, during the Term, remove, replace and otherwise deal with the FF&E in the ordinary course of the operation of the Hotel & Casino.  The Landlord hereby waives any statutory lien for rent provided to the Landlord pursuant to applicable law.

ARTICLE XV.

TERMINATION AND DEFAULT

Section 15.01 Surrender.  Tenant shall on the last day of the Term, or upon any earlier termination of this Lease, quit and peacefully surrender and deliver up the Premises, including the Tenant Improvements and all other improvements to the Premises, to the possession and use of the Landlord without delay and in good order, condition and repair (excepting only reasonable wear and tear and damage from a Taking or from a fire or other casualty after the last repair, replacement, restoration or renewal required to be made by Tenant, all as provided under this Lease) and in accordance with the Brand Standards.  The Premises shall at that time be free and clear of all leases and occupancies, except as may be permitted under this Lease.  The Premises shall be surrendered free and clear of all liens and encumbrances other than those existing at the commencement of the Term, or created or suffered by the Landlord or permitted hereunder and shall be surrendered without any payment by the Landlord on account of Tenant Improvements or any other improvements which may be on the Premises.  Upon or at any time after the expiration or earlier termination of this Lease, subject to the rights of any subtenant or other occupant under a non-disturbance and attornment agreement executed by the Landlord and such subtenant or occupant pursuant to Section 11.02, the Landlord may, without further notice, enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises, and may have, hold and enjoy the Premises and the right to receive all income from the same.

Upon termination of this Lease, whether at the end of the Term or upon any earlier termination, all Building Equipment, and the portion of the FF&E located on the Hotel portion of the Premises and other personal property then located on the Hotel portion of the Premises shall be surrendered to and become the property of the Landlord.  Notwithstanding the foregoing, upon the expiration of the Term or upon an earlier termination of the Lease for any reason other than an Event of Default, FF&E in the Casino and other movable personal property and trade fixtures installed at the expense of Tenant or any sublessee, but excluding any Building Equipment or Hotel Property, may be removed by Tenant or such sublessee, and shall not be deemed to be attached to the freehold nor the property of, nor surrendered to, Landlord, provided that the removal of any such property does not structurally injure the Tenant Improvements, necessitate changes in the Tenant Improvements or render the Tenant Improvements or any part thereof unfit for use and occupancy.  Tenant shall pay the cost of repairing any damage to the Premises or Tenant Improvements arising from the removal of such property, and such obligation shall survive the Term.  All such property not so removed by the expiration or earlier

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termination of the Term shall be deemed abandoned by Tenant and sublessees, and may be retained by Landlord as its property or disposed of in such manner as Landlord sees fit with the right to retain any proceeds therefrom as its own. Within one (1) year prior to the end of the Term. Tenant shall provide Landlord with a list of FF&E and other movable personal property and trade fixtures that Tenant intends to remove upon expiration or earlier termination of this Lease for any reason other than an Event of Default.

For purposes of this Lease, “Building Equipment” shall mean all installations incorporated in, located at or attached to and used or usable in the operation of, or in connection with, the Premises and shall include, but shall not be limited to, machinery, apparatus, devices, motors, engines, generators, transformers, dynamos, compressors, pumps, boilers and burners, heating, lighting, plumbing, ventilating, air cooling and air conditioning equipment; chutes, ducts, pipes, tanks, fittings, conduits and wiring; incinerating equipment; elevators, escalators and hoists; washroom, toilet and lavatory plumbing equipment; window washing hoists and equipment; and all additions or replacements thereof, excluding, however, any personal property which is owned by Subtenants, licensees, concessionaires or contractors.  “Hotel Property” shall mean all personal property, inventory, movable furniture, and fixtures located in or used in the Hotel, but excluding any Hotel Property branded with the MGM brand.

Upon termination of this Lease, whether at the end of the Term or upon any earlier termination, Tenant shall reasonably cooperate with Landlord in connection with the transition of the gaming license to the new operator of the Hotel & Casino (to the extent permitted by applicable law) and shall use commercially reasonable efforts to assist Landlord in a smooth transition of the Premises so that operation of the Hotel & Casino is not interrupted; provided, however, in no event shall Tenant be required to share confidential or proprietary information of Tenant with either Landlord or the new operator of the Hotel & Casino.

Section 15.02 Events of Default.  If any one or more of the following events (herein called “Events of Default”) shall happen:

(a)If default shall be made in the due and punctual payment of any Base Rent or Additional Rent when and as the same shall become due and payable, and such default shall continue for a period of five (5) days after notice from the Landlord to Tenant specifying the items in default (provided that such notice need not be given on more than two (2) occasions in any twelve (12) consecutive months); or

(b)If default shall be made in the due and punctual payment of any other Rent or sums payable under this Lease or any part thereof when and as the same shall become due and payable, and such default shall continue for a period of fifteen (15) days after notice from the Landlord to Tenant specifying the items in default; or

(c)If Tenant shall fail to maintain insurance as required by ARTICLE VII and such default shall continue for a period of five (5) business days after notice from the Landlord to Tenant; or

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(d)If Tenant loses its right to the Gaming License or any other licenses, permits or approvals necessary for the operation of the Hotel & Casino in accordance with the terms of this Lease, beyond any applicable appeals, as a result of Misconduct by Tenant; or

(e)If the Premises shall be abandoned, deserted, or vacated by Tenant, it being understood that the Premises shall be deemed abandoned, deserted, or vacated if, after the Opening Date, a hotel and casino is not operated on the Premises in accordance with Section 8.01 and Section 8.02 for a period of thirty (30) consecutive days for any reason other than (i) the process of restoration following a casualty or taking (which restoration requires more than thirty (30) days to be completed) or (ii) renovations which require more than thirty (30) days to complete; or

(f)If default shall be made by Tenant in the performance of or compliance with any of the agreements, terms, covenants or conditions in this Lease, other than those referred to in paragraphs (a) - (c) of this Section, for a period of thirty (30) days after notice from the Landlord to Tenant specifying the items in default and Tenant fails to proceed within such thirty (30) day period to commence to cure the same and thereafter to prosecute the curing of such default with diligence (it being intended in connection with a default not reasonably susceptible of being cured with diligence within such thirty (30) day period that the time of Tenant within which to cure the same shall be extended for such period not to exceed ninety (90) days as may be necessary to complete the same with all diligence), provided, however, if any such default under this clause (f) is of a nature that is not susceptible of being cured and, in the sole and absolute judgment of Landlord, the existence of such default would not (i) have a material adverse effect on the value of the Premises or Tenant’s ability to operate the Hotel & Casino in accordance with the Brand Standards, (ii) have an adverse effect on Tenant’s obligations to pay Rent under this Lease, and (iii) constitute a default under any loan documents evidencing Approved Debt, then Tenant shall not be deemed to be in default under this lease; or

(g)If a default on the part of Tenant occurs under the Declaration beyond all applicable grace and cure periods; or

(h)If Tenant shall initiate the appointment of a receiver to take possession of all or any portion of the Premises or Tenant’s leasehold estate for whatever reason, or Tenant shall make a general assignment for the benefit of creditors, or Tenant shall initiate voluntary proceedings under any bankruptcy or insolvency law or law for the relief of debtors; or if there shall be initiated against Tenant any such proceedings which are not dismissed within ninety (90) days;

then this Lease and the Term hereby demised shall expire and terminate on the date set forth in such Event of Default notice, and Tenant shall remain liable as hereinafter provided and the Hotel & Casino and improvements located on the Premises shall become the property of the Landlord without the necessity of any deed or conveyance from Tenant to the Landlord.  Tenant agrees upon request of the Landlord to immediately execute and deliver to the Landlord any deeds, releases or other documents deemed necessary by the Landlord to evidence the vesting in the Landlord of the ownership of all structures, alterations, additions, improvements, licenses and permits.

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

Notwithstanding anything to the contrary herein, including, without limitation, Tenant’s right to dispute certain alleged defaults under subjection (i) above, and without limiting any of Landlord’s other rights and remedies hereunder, if Tenant is in default under this Lease and the Landlord has given any notice of such default hereunder, and Tenant has failed to cure such default within any applicable cure period, then the Landlord may cure such default for the account of and at the cost and expense of Tenant, and the sums so expended by the Landlord, including reasonable legal fees, shall be deemed to be payable by Tenant as Additional Rent.

Nothing contained herein shall affect Tenant’s right, following Tenant’s payment of any Rent claimed to be due and payable by the Landlord, to dispute, the validity of the Landlord’s claim with respect to such Rent.  Any such dispute shall be subject to the Dispute Resolution Process.

Section 15.03 Relet.  At any time or from time to time after any such expiration or termination, but subject to any rights of any Permitted Leasehold Mortgagee hereunder who cures any Event of Default, the Landlord may relet the Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease), on such conditions (which may include concessions or free rent and alterations of the Premises) and for such uses as the Landlord, in its good faith discretion, may determine, and may collect and receive the rents therefor.  The Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

Section 15.04 Remedies.  No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination.  In the event of any such expiration or termination, whether or not the Premises or any part thereof shall have been relet, Tenant shall pay to the Landlord the Rent and all other charges required to be paid by Tenant up to the time of such expiration or termination of this Lease. Thereafter, Tenant, until the end of what would have been the Term of this Lease in the absence of such expiration or termination, shall be liable to the Landlord for, and shall pay to the Landlord, as and for liquidated and agreed current damages for Tenant’s default, the equivalent of the amount of the Rent and charges which would be payable under this Lease taking into account all future Extension Periods (even if such Extension Periods have not yet been exercised, but expressly taking into account any termination fee that would otherwise be payable for Tenant's failure to extend the Term) of the Term by Tenant if this Lease were still in effect, less the net proceeds of any reletting after deducting all the Landlord’s expenses incurred in good faith in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorney’s fees, alteration costs, and expenses of preparation for such reletting, and less the value of any FF&E, Building Equipment and other personal property that is surrendered to and becomes the property of Landlord pursuant to the terms of Section 15.01.

Tenant shall pay such current damages (herein called “deficiency”) to the Landlord on the date(s) on which the Rent would have been payable under this Lease if this Lease were still in effect, and the Landlord shall be entitled to recover from Tenant each deficiency as the same shall arise.

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At any time after such expiration or termination, in lieu of collecting any further deficiencies as aforesaid, the Landlord shall be entitled to recover from Tenant and Tenant shall pay to the Landlord, on demand, as and for liquidated and agreed final damages for Tenant’s default, an amount equal to the present value of the excess of the Rent reserved hereunder for the unexpired portion of the Term over the then fair and reasonable rental value of the Premises for the same period, minus any such deficiencies for such period previously recovered from Tenant.

If at any time, Tenant receives a notice of default from Landlord relating to Tenant’s failure to comply with the Brand Standards, Tenant shall deposit two percent (2%) of gross revenue generated from the Hotel & Casino into a separate interest-bearing account established in Tenant’s name and for the benefit of Tenant (the “Capital Reserve Account”) solely for the purpose of funding expenditures for capital improvements (but not including the initial cost of constructing the Tenant Improvements) and replacements in accordance with the terms of this Lease from and after the date of such notice.  Tenant shall deposit the amounts required to be deposited into the Capital Reserve Account within thirty (30) days after the end of each month from and after receiving such notice for the remaining Term of the Lease; provided, however, if no default by Tenant in complying with the Brand Standards shall occur for a five (5) year period after the establishment of the Capital Reserve Account, Tenant shall be permitted to cease funding the Capital Reserve Account.  In the event the use of the Capital Reserve Account has been triggered more than two (2) times during the Term hereof, then thereafter Tenant shall not have the right to cease funding the Capital Reserve Account after a five (5) year period without defaults.  Tenant hereby grants to the Landlord a security interest in the Capital Reserve Account, and all profits and proceeds thereof, in order to secure Tenant’s obligations under this  Section 15.04 (provided that such security interest shall be automatically subordinated to any security interest granted to a Permitted Leasehold Mortgagee provided such Permitted Leasehold Mortgagee shall obtain the Landlord’s prior written consent to apply the proceeds of such Capital Reserve Account to pay Approved Debt), and Tenant hereby agrees not to grant a security interest in the Capital Reserve Account to any Person other than the Permitted Leasehold Mortgagees.  Tenant shall maintain control over the Capital Reserve Account at all times, and shall be entitled to make all decisions with respect to the use of the funds in such Capital Reserve Account; provided that such funds shall be used solely for the purpose of funding expenditures for capital improvements and replacements as set forth above.

Section 15.05 No Waiver.  No failure by either the Landlord or Tenant to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by either the Landlord or Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party.  No waiver by the Landlord or Tenant of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 15.06 Remedies Cumulative.  Unless stated expressly to the contrary in this Lease, each right and remedy provided for in this Lease shall be cumulative and shall be in

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addition to every other right or remedy provided for in this Lease, but shall, as to any rights of the Landlord to terminate this Lease, be exclusive, and the exercise or beginning of the exercise by the Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease.

ARTICLE XVI.

NON-DISCRIMINATION AND AFFIRMATIVE ACTION COVENANTS

Section 16.01 Non-Discrimination and Affirmative Action.  With respect to its exercise of all rights and privileges granted herein, Tenant agrees that Tenant, sublessees, licensees, operators, and assigns shall:

(a)not discriminate against any person, employee, or applicant for employment because of race, color, religion, national origin, age, sex, sexual orientation, handicap, or veteran status in Tenant’s use of the Premises, including the hiring and discharging of employees, the provision or use of services, and the selection of suppliers and contractors;

(b)during construction of the Tenant Improvements, take any necessary steps required by the laws of Prince George’s County and/or the State of Maryland;

(c)undertake affirmative action as required by federal and state laws, rules and regulations pertaining to Civil Rights and Equal Opportunity, including but not limited to Executive Orders 11246 and 11478 as amended, and as applicable, unless otherwise exempt therein;

(d)give notice of its obligations under this ARTICLE XVI to any labor union or association with which it has a collective bargaining or other agreement.  In all solicitations for bids proposals made by Tenant, it shall notify each potential contractor and supplier of goods and services of Tenant’s obligations under this ARTICLE XVI and that each contractor and supplier shall be bound by the same;

(e)at the request of the Landlord, co-operate with the Landlord in forming a Liaison Committee consisting of representatives of the Landlord and Tenant and establishing a continuing working relationship with the Liaison Committee for purposes of consultation on all matters relating to non-discrimination and affirmative action; and

(f)comply with all applicable minority owned business requirements and any other governmental imposed requirements.

Section 16.02 Non-Compliance.  Tenant shall indemnify, defend and hold harmless the Landlord from any claims and demands of third persons resulting from non-compliance with any of the provisions of this Article.

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ARTICLE XVII.

DISPUTE RESOLUTION PROCESS

Section 17.01 Dispute Resolution Process.  The procedures in this Section are the “Dispute Resolution Process.”

(a)The parties will attempt in good faith to resolve any controversy with respect to (i) approvals of the Approved Master Plan and any additions or modifications of the Approved Master Plan; (ii) disputes as to the operating standards established by Section 8.04; (iii) disputes regarding the reasonableness of either party’s actions, provided such party agreed to act reasonably in this Lease; (iv) disputes regarding whether a Force Majeure Event has occurred and the delays attributable to a Force Majeure Event; (v) disputes regarding payment of Rent, but only if Tenant has paid the amount of disputed Rent to the Landlord and is not otherwise in default under this Lease beyond any applicable cure period; and (vi) matters referred to and made subject to this Dispute Resolution Process, all of which are specifically made subject to this Dispute Resolution Process.  The Dispute Resolution Process is as follows:

(b)The disputing party shall give the other party written notice of the dispute requesting resolution under this Section, submitting a concise written statement of such party’s position with such notice.  Within ten (10) days after receipt of said notice, the receiving party shall submit to the disputing party a concise written statement of the receiving party’s position.  Each party shall authorize a senior officer to negotiate the dispute on behalf of that party, and in its notice shall identify such party by name and title and specifically confirm that such identified party has full authority to negotiate and settle such dispute.  The senior officer designated by the Landlord and Tenant are referred to hereinafter as the “Principals”.  The Principals shall meet at a mutually acceptable time and place within fifteen (15) days of the date of the disputing party’s notice to attempt to resolve the dispute.  If the matter has not been resolved within thirty (30) days of the disputing party’s notice, then any unresolved controversy or claim shall be settled as set forth below.

(c)If the parties are unable to resolve a dispute by meeting as described in Section 17.01(b) above within such thirty (30) day period, or such longer time period as may be agreed by the parties, the parties shall then attempt to resolve such dispute through a process of mediation administered by the Judicial Arbitration and Mediation Service, Inc. (“JAMS”) or its successors.  If, at the time such a dispute arises and is not resolved by Section 17.01(b) above, JAMS does not exist or is unable to administer the mediation of the dispute in accordance with the terms of this Section 17.01(c), and the parties cannot agree on the identity of a substitute service provider, then the complaining party shall petition to a court of competent jurisdiction located in Maryland to identify a substitute service provider, who will administer the dispute resolution process in accordance with the terms of this Section.  The service provider identified in accordance with the provisions of this Section 17.01(c) shall be referred to as the “Mediator”.

(d)The parties shall attempt to settle any dispute by participating in at least ten (10) hours of nonbinding mediation at the offices of the Mediator.  The complaining party must notify the other party that a dispute that cannot be resolved by Section 17.01(a) above exists and then

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contact the Mediator to schedule the mediation conference.  A designated individual mediator will then be selected in accordance with the rules of the Mediator to conduct the mediation; provided, however, that such Mediator must have experience in the hotel and casino industry (or in the event of a dispute with respect to a Taking, must have experience in condemnation proceedings) and must not have any conflict of interest.  The mediation will be a nonbinding conference between the parties conducted in accordance with the applicable rules and procedures of the Mediator.  Neither party may initiate litigation or arbitration proceedings with respect to any dispute until the mediation of such dispute is complete with the sole exception of seeking emergency relief from a court of competent jurisdiction, as described below.  Any mediation will be considered complete: (i) if the parties enter into an agreement to resolve the dispute; (ii) with respect to the party submitting the dispute to mediation, if the other party fails to appear at or participate in a reasonably scheduled mediation conference; or (iii) if the dispute is not resolved within seven (7) days after the mediation is commenced.

(e)If any dispute remains between the parties after the mediation is complete, then either party shall have the right to commence litigation or other legal proceedings with respect to any claims.

(f)Any litigation of a dispute must be initiated within one (1) year from the date on which either party first gave written notice to the other of the existence of such dispute, and any party who fails to commence litigation within such one‑year period shall be deemed to have waived any of its affirmative rights and claims in connection with such dispute and shall be barred from asserting such rights and claims at any time thereafter.

ARTICLE XVIII.

MISCELLANEOUS

Section 18.01 Quiet Enjoyment.  Tenant, upon paying the Rent and other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the Term of this Lease without hindrance by anyone claiming by, through or under the Landlord as such, subject, however, to the exceptions, reservations and conditions of this Lease, and title matters existing on the Effective Date.

Section 18.02 Entry on Premises by the Landlord.  Subject to the Access Restrictions, Tenant shall permit the Landlord and its authorized representatives, upon two (2) days’ notice to Tenant except in the case of emergency (in which case no notice shall be necessary), to enter the Premises at all reasonable times and in a reasonable manner for the purpose of inspecting the same for compliance with the covenants and obligations of this Lease, provided that such inspections shall be conducted so as not to materially interfere with the conduct of business therein by Tenant or any subtenant or other occupant.

Section 18.03 Trademarks and Trade Names.  Except as may be permitted pursuant to the terms of a trademark license agreement by and between Landlord and Tenant and any applicable Affiliates, Landlord shall not have the right to use the Tenant’s trademarks, trade

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names, and copyrights in the marketing of National Harbor without the prior written consent of Tenant in each instance, which consent shall be given or withheld in Tenant’s sole discretion.

Section 18.04 Notices.  Any and all notices, demands, requests, submissions, approvals, consents, disapprovals, objections, offers or other communications or documents required to be given, delivered or served, or which may be given, delivered or served, under or by the terms and provisions of this Lease or pursuant to law or otherwise, shall be in writing and shall be delivered by hand, sent by overnight delivery, delivery confirmation requested, or sent by registered or certified mail, return receipt requested, addressed if to Tenant to:

MGM National Harbor, LLC
c/o MGM Resorts International
3600 Las Vegas Blvd. South
Las Vegas, NV 89109
Attention: General Counsel

and

Greenberg Traurig, LLP
2101 L Street NW, Suite 1000
Washington, D.C.  20037
Attention: Nelson F. Migdal, Esq.

or to such other address as Tenant may from time to time designate by written notice to the Landlord, or if to the Landlord addressed to:

National Harbor Beltway L.C.

c/o The Peterson Companies
12500 Fair Lakes Circle, Suite 400
Fairfax, VA 22033
Attention: General Counsel

with a copy:

Latham & Watkins LLP
233 S. Wacker Drive, Suite 5800
Chicago, IL 60606
Attention: Gary E. Axelrod

or to such other address as the Landlord may from time to time designate by written notice to Tenant, or to such other agent or agents as may be designated in writing by either party.  The earlier of:  (i) the date of delivery by hand, (ii) the date after being deposited with any overnight delivery service, or (iii) the date of delivery or upon which delivery was refused as indicated on the registered or certified mail return receipt shall be deemed to be the date such notice or other submission was given.

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Section 18.05 Severability.  If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 18.06 Estoppel Certificates.  The Landlord and Tenant shall, without charge, at any time and from time to time, within ten (10) business days after request by the other, certify by written instrument, duly executed, acknowledged and delivered to the party making such request, or any other person, firm or corporation specified by such party:

(a)that this Lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications;

(b)whether or not, to the best knowledge of the person executing the certificate on behalf of the Landlord or Tenant, there are then existing any claimed set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modifications hereof upon the part of the other party hereto to be performed or complied with, and, if so, specifying the same;

(c)the dates, if any, to which the Rent and other charges hereunder have been paid;

(d)the date of expiration of the current Term; and

(e)the Rent then payable under this Lease.

Said certificate shall be substantially in the form of that attached hereto as Exhibit C.

Section 18.07 Waiver.  The parties hereto waive a trial by jury of any and all issues arising in any action or proceeding between them or their successors or assigns under or connected with this Lease or any of its provisions, any negotiations in connection therewith, or Tenant’s use or occupation of the Premises.

Section 18.08 No Brokers.  The Landlord and Tenant mutually represent that they have dealt with no broker in connection with this Lease.  The Landlord and Tenant agree to indemnify and save the other harmless from any and all loss, cost, damage or expense incurred arising from their respective dealing with a broker.

Section 18.09 Consents.  Notwithstanding anything to the contrary herein, where this Lease gives either party a right of reasonable approval, consent, or the like, regardless of how such right is expressed, the same shall be exercised in good faith, promptly and in a commercially reasonable manner in light of practices that are customary in the development of projects of the kind and nature of the project described herein.  In no event shall either party exercise any approval right in a manner that changes or is materially inconsistent with any prior approval or with this Lease or any Exhibit to this Lease.  With respect to any reviews or

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approvals of contracts or other agreements with third parties, the scope of review and basis of approval, if an approval right is expressly given, shall be limited to the reasonable consistency of such contracts or other agreements with the provisions of this Lease.  If either party requests an approval for which no specific time period for response is provided in this Lease, and such party prominently and conspicuously notes in the request that the same is needed within a given period (of never less than ten (10) business days), then, the party entitled to give such approval shall respond in writing within such period declaring either (i) its consent to such request, (ii) its denial of such request indicating such party’s reasonable basis for such denial, or (iii) such declaration that additional information and/or additional time (in no event more than thirty (30) days) is required by such party to reasonably evaluate such request for consent.  In the event the party entitled to give such consent provides the other party with the notice set forth in clause (iii) above, the party requesting such consent shall promptly (A) submit the additional information reasonably requested by the party entitled to give such consent, and (B) extend the time period within which the party entitled to give such consent must respond as indicated in such party’s notice.

Section 18.10 Accord and Satisfaction.  No acceptance by the Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord’s right to recover the balance of such installment or pursue any other remedies provided in this Lease.

Section 18.11 Integration.  All prior understandings and agreements between the parties are merged within this Lease, which alone fully and completely sets forth the understanding of the parties; and this Lease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

Section 18.12 Bind and Inure.  The covenants and agreements herein contained shall bind and inure to the benefit of the Landlord, its successors and assigns, and Tenant, its successors and permitted assigns.

Section 18.13 Transfer of Landlord’s Interest; Enforcement of the Landlord’s Liability

1.1.  The term “Landlord” shall mean only the owner at the time in question of the present landlord’s interest in the Premises, and in the event of a transfer or transfers (by assignment, operation of law or otherwise) of such estate (or portion thereof) held by the present landlord, the transferor shall be and hereby is (to the extent of the interest or portion of the estate transferred) automatically and entirely released and discharged, from and after the date of such transfer, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed; and the transferee shall be deemed to have assumed and agreed to perform, subject to the limitations of this Section, all of the terms of this Lease on the part of Landlord to be performed during such period of ownership, which terms shall be deemed to “run with the land,” it being intended that Landlord’s obligations hereunder shall be binding

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on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.  Landlord shall have the right, at any time during the Term hereof and without the prior consent of Tenant, to sell, mortgage, convey or transfer the Land, the Premises or any part of the Beltway Parcel; provided that this Lease will not be considered subordinate to any such mortgage unless the holder of any such mortgage or deed of trust shall agree in writing that Tenant shall not be disturbed in its possession of the Premises pursuant to a subordination, non-disturbance and attornment agreement as provided in Section 3.14.  Additionally, in the event of any sale of the Land or Premises by Landlord, any new owner shall specifically assume in writing any and all obligations of Landlord under the Lease first arising following such transfer and deliver a copy of the same to Tenant no less than ten (10) days after the closing of such transaction.  Anything contained in this Lease to the contrary notwithstanding, but without limitation of Tenant’s equitable rights and remedies, the Landlord’s liability under this Lease shall be enforceable only out of the Landlord’s interest in the Premises and the rents, issues and profits therefrom from whatever source and however characterized; and there shall be no recourse against, nor shall there be any personal liability on the part of any member of its board of directors, or any officer, employee, agent or representative of the Landlord, with respect to any obligations to be performed hereunder.

Section 18.14 No Merger.  There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the Landlord may acquire or hold, directly or indirectly, the leasehold estate hereby created or an interest herein or in such leasehold estate, unless the Landlord executes and records an instrument affirmatively electing otherwise.

Section 18.15 Captions.  The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

Section 18.16 Table of Contents.  The Table of Contents preceding this Lease but under the same cover is for the purpose of convenience and reference only and is not to be deemed or construed in any way as part of this Lease, nor as supplemental thereto or amendatory thereof.

Section 18.17 Maryland Law Governs.  This Lease shall be governed exclusively by, and construed in accordance with, the laws of the State of Maryland.  The Landlord and Tenant agree that any court action to be brought by either party in connection with this Lease shall be brought in a court of competent jurisdiction located within the State of Maryland and each party consents to the jurisdiction of such court and hereby waives any right to remove any such action to any other forum.

Section 18.18 Time of the Essence.  Time shall be of the essence hereof.

Section 18.19 Increases in the Index.  Except as otherwise expressly provided in this Lease, each dollar threshold included in this Lease shall be automatically adjusted (but never decreased) each Rent Year by the percentage change in the Index for the Base Month as compared to the Index for the month one year prior to that most recent Index. If, in any year, the Index is not yet available for the Base Month, the dollar thresholds shall be calculated using the

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Index of the most recent month available and subsequently adjusted and trued up when the Index for the Base Month is available, consistent with the calculation of Base Rent pursuant to Section 4.02.

Section 18.20 Tenant Cooperation With Other Development.  Tenant agrees to cooperate reasonably with the Landlord and any other party seeking to develop any portion of the remaining land in the Beltway Parcel by supporting applications for governmental permits and approvals relating to such development, provided that, except as otherwise provided herein and in the Declaration, such cooperation shall not require Tenant to incur any expense or other obligation unless the Landlord or such other party is willing to pay such expense or fulfill such obligation.  Tenant agrees to cooperate reasonably with the Landlord or any other party in order to create a consistent marketing image and approach for the hotel and the remaining development adjacent thereto provided the same do not have a material adverse effect on the hotel or its operations, or require Tenant to incur any expense or impose any obligation on Tenant unless the Landlord or such other party is willing to pay such expense or fulfill such obligation.

Section 18.21 Holding Over.  If Tenant occupies the Premises after the expiration or earlier termination hereof, Tenant shall be a tenant-at-sufferance subject to all of the terms and provisions of this Lease except that Base Rent shall be the greater of (y) twice the Base Rent in effect immediately prior to the expiration or termination hereof and (z) one hundred and fifty percent (150%) of the fair market rent for the Premises as determined by Landlord in its sole and absolute discretion.  Tenant shall be liable for all damages incurred by the Landlord as a result of such holding over.  Such a holding over, even if with the consent of the Landlord, shall not constitute an extension or renewal of this Lease.

Section 18.22 Confidentiality. Except as provided in Section 18.22, Landlord and Tenant agree to keep the financial terms of this Lease confidential to themselves and their Affiliates, and not to disclose same, except to their respective attorneys, accountants, existing or prospective partners of the parties, any prospective transferees of all or any portion of a party’s interest in the Premises (including, without limitation, subtenants), any existing or prospective lenders (and their rating agencies), any existing or prospective insurers of the parties, agents, consultants and advisors involved in the transaction and architects, engineers and other professionals or independent contractors who may be engaged to assist in or perform due diligence activities with respect to the Premises, or otherwise as required by applicable law, regulation or stock exchange rule or pursuant to a subpoena, court order or other legal proceeding.  Tenant shall treat any due diligence materials as confidential and not disclose information from same, except as aforesaid.  Landlord agrees to keep the terms of any subleases of the Premises confidential and not disclose the terms of such subleases except as aforesaid.  Notwithstanding anything to the contrary in this Lease, the sole remedy by a party for a breach of the provisions of this Section 18.22 shall be to recover the provable damages resulting from such breach from the breaching party.

Section 18.23 Memorandum of Lease. Either party may record a memorandum of this Lease substantially in the form of Exhibit F hereto.  Any tax attendant upon such recordation, or the entering into of this Lease shall be the sole expense of the party causing the same to be recorded.

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Section 18.24 Cooperation. Landlord, upon request, shall cooperate with, and comply with the reasonable requests of, Tenant, from time to time, in connection with Tenant’s efforts to obtain any financing, consents, permits, licenses and/or other approvals that Tenant intends to seek and acquire under and pursuant to this Lease.

Section 18.25 Guaranty.  Tenant warrants and represents that MGM RESORTS INTERNATIONAL, a Delaware corporation (the "Guarantor"), shall provide a guaranty of this Lease (the "Guaranty") to Landlord in the form attached hereto as Exhibit E simultaneously with Tenant's execution of this Lease.

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EXECUTED as of the date first set forth above.

LANDLORD:

NATIONAL HARBOR BELTWAY L.C.

By:	MVP Management LLC its manager

	By:	/s/ Milton V. Peterson
Name: Milton V. Peterson Title: Manager

TENANT:

MGM NATIONAL HARBOR, LLC

By:	/s/ James J. Murrren
Name: James J. Murren Title: President

[Ground Lease Signature Page]

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SCHEDULE 1

AMENITIES AND COMPONENTS

[see attached]

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National Harbor, MarylandVersion: 4.30February 26, 2013	Key
MGM Hotel and Casino Program Summary	Indices

Description		Qty.	Unit	f2	f2 Extension	f2 Per Position	f2 Per Key
Hotel Area Summary:
1	Guestroom Areas Total:				224,054	46	747
	Guestrooms:
	Standard Guestrooms:	225	Each	431	96,875
	Executive Suites:	27	Each	646	17,438
	One Bedroom Standard Suites:	20	Each	861	17,222
	One Bedroom Deluxe Suites:	15	Each	1,292	19,375
	Luxury Suites:	8	Each	2,153	17,222
	Presidential Suites:	1	Each	3,444	3,444
	Subtotal:	300			175,021
	Guestroom Support
	Guestroom Public Areas:				30,486
	Guestroom Back of House:				9,342
	Guestroom Allowances:				9,204
	Subtotal:				49,032
2	Public Areas Total:				9,198	2	31
3	Food and Beverage Outlet Areas Total:				72,782	15	243
4	Meeting and Assembly Areas Total:				62,331	13	208
5	Retail Areas Total:				49,248	10	164
6	Recreation Areas Total:				20,827	4	69
7	Back of House Areas Total:				255,861	52	853
8	Gaming Areas Total:				188,678	39	629
9	Entertainment Areas Total:				32,917	7	110
	HOTEL/ CASINO TOTAL (excluding structure):				915,896	188	3,053

10	Exterior Areas Total:				172,810	35	576
	Parking:5,000Spaces				1,668,406	342	5,561

2

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EXHIBIT A

BELTWAY PARCEL AND PREMISES

[see attached]

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PREMISES
BELTWAY PARCELS
EXISTING ISLAND
NATIONAL AVENUE
PARCEL
EXIST. R/W
PROP. R/W
PREMISES
22.6 ACRES
BELTWAY PARCEL
BELTWAY PARCEL
BELTWAY PARCEL
PROP. R/W
EXIST. CURB
EXIST. R/W
HARBORVIEW AVENUE
POTOMAC HERITAGE TRAIL
OXON HILL ROAD
BELTWAY PARCEL

EXHIBIT A TO GROUND LEASE
BELTWAY PARCEL AND GROUND LEASE PARCEL

NATIONAL HARBOR

SCALE: 1" = 50'
DATE: FEBRUARY 17, 2013

The Peterson Companies

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EXHIBIT B

EXCLUSIONS, RESERVED RIGHTS AND MATTERS TO WHICH PREMISES SUBJECT

1.

Agreement recorded in Liber 1773 at folio 578 pertaining to the dedication of the “burial ground of the Addison Family now upon the premises where John Hanson, the President of the First Continental Congress, is believed to be buried.”  And also subject to any restrictions existing or purposed, that governing agencies have placed upon this historical site including said burial grounds, the foundation of the Addison House and a Mausoleum.  Subject to the rights of Walter Dulaney Addison, his heirs, successors and assigns, relative to the reservation of the aforesaid burial ground recited in Liber J.A.M. 13 at folio 627.

2.

Rights of ingress to and egress from the “present burying ground” reserved in deed dated March 17, 1810, and recorded in Liber J.A.M. 13 at folio  27, and any other portion of the insured premises constituting a burial ground or mausoleum.

3.

Plats One through Four, PORTAMERICA, which plats are recorded in Plat Book NLP 153 at Plat Nos. 56 through 59, inclusive, including all rights of others to the use of the dedicated roads shown thereon and the rights of Maryland-National Capital Park and Planning Commission to the areas dedicated and designated for future designation to said Commission.

4.

Possible rights of others in and to the use of Outlot “A”, Block “A” PORTAMERICA, and Outlot “A”, Block “B” PORTAMERICA, both lots designated with a plat notation stating “To Be Dedicated to Homeowner’s Association” as shown on Plat Five, PORTAMERICA, and Plat Six, PORTAMERICA, said plats recorded in Plat Book NLP 153, at plats numbered 60 and 61.

5.

Ten (10) ft. public utility easements dedicated to the Chesapeake and Potomac Telephone Company of Maryland, Potomac Electric Power Company and Washington Gas Light Company and shown on Plat Five and Plat Six, PORTAMERICA, said plats recorded in Plat Book NLP 153 at plat numbers 60 and 61, respectively.  A document entitled “Declaration of Terms and Provisions of Public Utility Easements” recorded in Liber 3703 at folio 748.

6.	Fifteen (15) ft. easement for public walkway/bikeway and forty (40) ft. easement for public plaza across Parcel “B”, Block “C”, Plat Six, PORTAMERICA, recorded in Plat Book NLP 153 at Plat No. 61.

7.	Matters set forth in NOTES shown on dedication plats of Plat Five and Plat Six, PORTAMERICA, recorded in Plat Book NLP 153 at Plat Nos. 60 and 61.

8.	Permanent Declaration of Covenants recorded in Liber 13598 at folio 257.

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9.	Conservation Agreements recorded in Liber 14299 at folio 001 and Liber 14383 at folio 116.

10.	Recreation Facilities Agreement - National Harbor recorded in Liber 21482 at folio 140.

11.	Rights of others in and to the use of the existing thirty-three (33) ft. right of way set forth in the instrument recorded in Liber 204 at folio 365.

12.	Reservation of the use of a roadway from Old Ferry Road to the land of Smoot Sand & Gravel Company, for the purposes of ingress and egress as described in Deed recorded in Liber 365 at folio 461.

13.	Easements for private roadways described in Deed recorded in Liber 337 at folio 99.

14.	Forty (40) ft. private roadway as described in Deed recorded in Liber 1554 at folio 565.

15.	Easement(s) granted to the Board of County Commissioners for Prince George’s County by instrument(s) recorded in Liber 3109 at folio 104 and Liber 3875 at folio 661.

16.

Easements and rights of way granted Washington Suburban Sanitary Commission by instruments recorded in Liber 3001 at folio 352, Liber 4049 at folio 628, Liber 4049 at folio 632, Liber 7244 at folio 980, Liber 7244 at folio 987 and Liber 22832 at folio 209.

17.	Easement(s) granted to Prince George’s County, Maryland, by instrument(s) recorded in Liber 420 at folio 211, Liber 4351 at folio 646, Liber 4701 at folio 806 and Liber 4701 at folio 809.

18.	Easements granted to Chesapeake & Potomac Telephone Company by instruments recorded in Liber 90 at folio 11.

19.	Rights and easements reserved unto the State Roads Commission of Maryland in Deed(s) recorded in Liber 1554 at folio 565, Liber 1554 at folio 569 and Liber 27314 at folio 139.

20.	Agreement for Exchange of Real Estate Property recorded in Liber 6247 at folio 789.

21.	Easement and Declaration of Covenants recorded in Liber 7329 at folio 911.

22.	Deed of Dedication and Easement granted to Prince George’s County, Maryland, recorded in Liber 7624 at page 165.

23.

Access is denied to Interstate Route 495 (Capital Beltway) as established by a Deed to the State of Maryland to the use of the State Highway Administration of the Department of Transportation recorded in Liber 7194 at folio 237.

24.	Future right of way line shown on State Highway Administration Plats Nos. 48560, 48559, 48563 and 48564.

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25.	Stormwater Management Easement granted to Prince George’s County, Maryland, recorded in Liber 20814 at folio 60.

26.	Easement(s) granted Washington Suburban Sanitary Commission by instrument(s) recorded in Liber 28199 at folio 300 and Liber 30387 at folio 189.

27.	Declaration of Covenants for Storm and Surface Water Facility and System Maintenance recorded in Liber 29603 at folio 518.

28.	Declaration of Restrictive Covenants recorded in Liber 30700 at folio 328.

29.	Terms, provisions and condition as set forth in Woodland Conservation/Offsite Mitigation Program Acreage Transfer Certificate recorded in Liber 34079 at folio 342.

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EXHIBIT C

FORM OF ESTOPPEL

Lender:

("Lender")

Landlord:

("Landlord")

Tenant:

("Tenant")

Premises:	,
as more particularly described in the Lease (the "Premises").

Lease:	The lease of the Premises, dated April 26, 2013, between Landlord and Tenant [as amended by ____________, dated ______, _____] ([as so amended,] the "Lease").

Date:	, 20 .

[Landlord/Tenant] hereby certifies to [Landlord/Tenant/Lender] and agrees as follows, recognizing that [Landlord/Tenant/Lender] will rely on the information contained herein:

1.The Lease is in full force and effect and has not been amended, modified or supplemented, and constitutes the entire agreement between Landlord and Tenant with respect to the Premises.

2.To the best of [Landlord's/Tenant's] knowledge, neither Landlord nor Tenant is in default under the Lease, except as follows [State "none" if none]: ________________________ ____________________________________________________________________________.  To the best of [Landlord's/Tenant's] knowledge, there are no defenses, offsets, claims or counterclaims by or in favor of either party against the other under the Lease.

3.The monthly base or minimum rent due under the Lease is $________ and has been paid through _______________, 20___, and all additional rent due under the Lease has been paid through ____________, 20___.

4.The current expiration date of the Term is ____________, 20___.

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LANDLORD/TENANT:

By
Name
Title

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EXHIBIT D

EXAMPLE OF ANNUAL BASE RENT CALCULATION

[see attached]

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EXHIBIT D

Casino and Hotel Ground Lease
Base Rent Example [***]

Base rent for first 13 acres of Premises:			Base rent [***]
Lease Year	Base Rent [***]	[***]	Lease Year	[***]
1	$[***]	$[***]	1	$[***]
2	[***]	[***]	2	[***]
3	[***]	[***]	3	[***]
4	[***]	[***]	4	[***]
5	[***]	[***]	5	[***]
6	[***]	[***]	6	[***]

Example [***]:
Lease Year	Base rent [***]	Base rent [***]	Total Base Rent [***]
1	$[***]	$[***]	$[***]
2	[***]	[***]	[***]
3	[***]	[***]	[***]
4	[***]	[***]	[***]
5	[***]	[***]	[***]
6	[***]	[***]	[***]
thereafter, annual escalation at CPI-U

CH\1429198.24

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EXHIBIT E

FORM OF GUARANTY

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guaranty”) is made as of ___________________, 2013 by MGM Resorts International, a Delaware corporation (“Guarantor”), to and for the benefit of National Harbor Beltway L.C. , a Virginia limited liability company (“Landlord”).

BACKGROUND:

WHEREAS, Landlord is “Landlord” under that certain Hotel and Casino Ground Lease made effective as of ______________________ (as the same may be amended, modified or supplemented from time to time, the “Lease”) naming MGM National Harbor, LLC as “Tenant” (“Tenant”) with respect to a portion of the Beltway Parcel located in Prince George County in the State of Maryland; and

WHEREAS, Guarantor is a direct or indirect owner of Tenant and shall directly benefit from the execution of the Lease by Tenant; and

WHEREAS, Guarantor acknowledges and confirms that: (a) the Lease by Landlord constitutes valuable consideration to Guarantor, and (c) this Guaranty is intended to be an inducement to Landlord to consent to the transactions described above.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Landlord to consent to the transactions contemplated above, the Guarantor, intending to be legally bound hereby, agrees as follows:

1.

All capitalized terms in this Guaranty and not defined herein shall have the defined meanings provided in the Lease.  Whenever the context so requires, each reference to gender includes the masculine and feminine, the singular number includes the plural and vice versa.  The words “hereof” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and references to section, article, annex, schedule, exhibit and like references are references to this Guaranty unless otherwise specified.  A Default or Event of Default shall “continue” or be “continuing” until such Default or Event of Default has been cured by Tenant or waived by Landlord.  References in this Guaranty to any Person shall include such Person and its successors and permitted assigns.

2.

Guarantor irrevocably, unconditionally and absolutely guarantees the punctual payment when due of all Rent or any other amounts which may become due under the Lease as and when the same shall become due and payable, in any case whether according to the

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present terms thereof or pursuant to any extension of time or to any change in the terms, covenants, agreements and conditions thereof now or at any time hereafter made or granted pursuant to a signed agreement between Landlord and Tenant and (ii) all costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) that may be incurred or advanced by Landlord in the enforcement of this Guaranty as the result of any violation of Guarantor’s obligations hereunder (collectively, the “Payment Obligations”).

3.

Guarantor unconditionally and absolutely guarantees the completion of the Tenant Improvements, and the performance by Tenant of all the terms and provisions of the Lease pertaining to Tenant’s obligations with respect to the lien free completion of the Tenant Improvements. Without limiting the generality of the foregoing, Guarantor guarantees that: (a) the Tenant Improvements shall be completed no later than the Outside Completion Date; (b) the Tenant Improvements shall be completed in accordance with the Approved Master Plan, the plans and specifications (and, to the extent necessary, Guarantor shall use commercially reasonable efforts to enforce any construction agreements and related warranties), the Brand Standards, applicable laws, and the other provisions of the Lease, without substantial deviation therefrom unless approved by Landlord in writing or as otherwise permitted under the Lease (collectively, the “Completion Obligations”).

4.

Guarantor unconditionally and absolutely guarantees all other obligations and performance of Tenant under the Lease that are not Payment Obligations or Completion Obligations until the last date that any of Guarantor’s obligations expire under any guaranty provided in connection with the Gaming License (collectively, the “Performance Obligations”, together with the Completion Obligations and Payment Obligations, the “Guaranteed Obligations”). In no event shall this Guaranty cover consequential, unforeseeable or punitive damages of Landlord unless such damages are brought in connection with a third-party claim for which Tenant or Guarantor is obligated to indemnify Landlord.

5.

This Guaranty is a guaranty of payment and not a guaranty of collection.  If any Guaranteed Obligation is not satisfied when due, whether by acceleration or otherwise, the Guarantor shall forthwith satisfy such Guaranteed Obligation, upon demand, and no such satisfaction shall discharge the obligations of the Guarantor hereunder until all Guaranteed Obligations have been indefeasibly paid in cash and performed and satisfied in full except to the extent provided in Section 25 hereof.  The liability of Guarantor under this Guaranty shall be primary and direct and not conditional or contingent upon the solvency of Tenant or any other Person, any obligation or circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guaranty or the pursuit by Landlord of any remedies it may have against Tenant or any other guarantor of the Guaranteed Obligations or any other Person.  The obligations of Guarantor hereunder shall not in any way be affected by any lawful action taken or not taken by Landlord or by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment, lien or other security interest or security for any of the Guaranteed Obligations or of the value, genuineness, validity or

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enforceability of the Guaranteed Obligations.  The Guaranteed Obligations shall not be reduced by the retention or receipt of any collateral, letter of credit or bond securing or otherwise supporting the Guaranteed Obligations, or the receipt of any proceeds thereof or other offsets or consideration except to the extent such proceeds are actually received in cash by Landlord.

6.	If Guarantor fails to promptly perform its Completion Obligations under this Guaranty, Landlord, at its option may:
a.

proceed to perform on behalf of Guarantor any or all of the Completion Obligations hereunder and Guarantor shall, upon demand and whether or not construction is actually completed by Landlord, pay to Landlord all sums expended by Landlord in performing Guarantor’s Completion Obligations hereunder together with interest at a rate ten percent (10%) per annum; and

b.

from time to time and without exhausting any or all other remedies bring any action at law or in equity or both to compel Guarantor to perform its Completion Obligations hereunder, and to collect in any such action compensation for all losses actually incurred by Landlord as a consequence of the failure of Guarantor to perform its Completion Obligations together with interest at a rate of ten percent (10%) per annum.

7.	As of the date of this Guaranty, Guarantor hereby represents and warrants to Landlord as follows:
a.

The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. The Guarantor has all requisite corporate power and authority to enter into this Guaranty. This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity). No corporate action or proceedings on the part of such Guarantor is necessary to consummate such transactions.

b.

The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of Guarantor’s organizational documents, any applicable law, statute, rule, regulation, ordinance, license or tariff or any judgment, decree or order of any court or other Governmental Authority binding on or applicable to Guarantor or any of its properties or assets.

c.	In executing and delivering this Guaranty, Guarantor is fully aware of the financial condition of Tenant and the requirements for the completion of

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construction of the Tenant Improvements and is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of Landlord.  Guarantor further represents and warrants that Guarantor is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Tenant’s financial condition, the construction of the Tenant Improvements, and any other matter pertinent hereto as Guarantor may desire, and Guarantor is not relying upon or expecting Landlord, nor shall Landlord have any duty, to furnish to Guarantor any information now or hereafter in the possession of Landlord concerning the same or any other matter.  By executing this Agreement, Guarantor knowingly acknowledges and accepts the full range of risks encompassed herein.

d.

No litigation, investigation or proceeding of or before any arbitrator or governmental authority or creditor is pending or, to Guarantor’s best knowledge, threatened by or against Guarantor or against any of Guarantor’s assets or revenues which is likely to be adversely determined and which, if adversely determined, either individually or in the aggregate, could reasonably be expected to prohibit Guarantor from performing its obligations under this Guaranty.

8.

Guarantor acknowledges and agrees that (a) it will benefit from the execution, delivery and performance by Landlord of the Lease and that the Lease constitutes valuable consideration to Guarantor, (b) this Guaranty is intended to be an inducement to Landlord to execute, deliver and perform the Lease, and (c) Landlord is relying upon this Guaranty in execution of the Lease.

9.

Guarantor acknowledges and agrees that its obligations as Guarantor shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Tenant or any other guarantor of the Guaranteed Obligations or any other Person or its estate in bankruptcy resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court.

10.

Guarantor acknowledges and agrees that Landlord shall have the full right and power, in its sole and absolute discretion and without any notice to or consent from Guarantor and without affecting or discharging, in whole or in part, the liability of Guarantor hereunder to deal in any lawful manner with the Guaranteed Obligations and any security or guaranties therefor, including, without limitation, to (A) release any guarantor of the Guaranteed Obligations, (B) extend the time for payment of the Guaranteed Obligations or any part thereof, (C) accelerate the Guaranteed Obligations to the extent Landlord may lawfully do so with respect to the Guaranteed Obligations, (D) make any change, amendment or modification whatsoever to the terms or conditions of the Lease which are agreed in writing by the Tenant, (E) extend, in whole or in part, on one or any number of occasions, the time for the payment of Rent or any other amount pursuant to the Lease, (F) settle, compromise, release, substitute, impair, enforce or exercise, or fail or refuse to

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enforce or exercise, any claims, rights, or remedies, of any kind or nature, which Landlord may at any time have against Tenant or any other guarantor of the Guaranteed Obligations or any other Person, or with respect to any security interest of any kind held by Landlord at any time, whether under the Lease or otherwise, (G) release or substitute any security interest of any kind held by Landlord at any time, (H) collect and retain or liquidate any collateral subject to such security interest, (I) grant waivers or indulgences, (J) obtain any additional guarantors or (K) take or fail to take any other lawful action whatsoever with respect to the Guaranteed Obligations.  Guarantor hereby waives and agrees not to assert against Landlord any rights which a guarantor or surety could exercise.  Notwithstanding any other provision of this Guaranty, Guarantor agrees that Landlord has no duties of any nature whatsoever to Guarantor, whether express or implied, by virtue of this Guaranty, operation of law or otherwise.

11.

Guarantor waives: (a) any defense based upon any legal disability or other defense of Tenant, any other guarantor or other Person, or by reason of the cessation or limitation of the liability of Tenant from any cause other than full payment of all sums payable under the Lease and performance by Tenant of all of the Guaranteed Obligations; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Tenant or any principal of Tenant or any defect in the formation of Tenant any principal of Tenant; (c) any right and defense arising out of an election of remedies by Landlord; (d) any defense based upon Landlord’s failure to disclose to Guarantor any information concerning Tenant’s financial condition or any other circumstances bearing on Tenant’s ability to pay all sums payable or comply with all obligations under the Lease; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (f) any right of subrogation, any right to enforce any remedy which Landlord may have against Tenant and any right to participate in, or benefit from, any security for the Lease now or hereafter held by Landlord; (g) presentment, demand, protest and notice of any kind; and (h) notices of proof of nonpayment, default under the Lease, and notices and demands of any kind.  Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives to the extent permitted by law any and all rights against Tenant, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor.  Finally, Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to Lease shall similarly operate to toll the statute of limitations applicable to Guarantor's liability hereunder.

12.

Without limiting Landlord’s rights under any other agreement, any liabilities owed by Tenant to Guarantor in connection with any extension of credit or financial accommodation by Guarantor to or for the account of Tenant, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Obligations, and such liabilities of Tenant to Guarantor, if Landlord so requests, shall be collected, enforced and received by Guarantor as trustee for the Landlord and shall be paid over to Landlord, on

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account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

13.

Guarantor agrees that this Guaranty shall inure to the benefit of, and may be enforced by, Landlord, its successors or assigns and shall be binding upon and enforceable against Guarantor and Guarantor’s assigns and successors.  Guarantor agrees that it may not assign, delegate or transfer this Guaranty or any of its rights or obligations under this Guaranty without the prior written consent of Landlord in its sole and absolute discretion, except as otherwise provided in Section 25 hereof.  Nothing contained in this Guaranty shall be construed as a delegation to Landlord of Guarantor’s duty of performance.

14.

Any notice or request under this Agreement shall be given to Guarantor or to Landlord at their respective addresses set forth below or beneath its signature on the signature page to this Agreement below or at such other address as such Person may hereafter specify in a notice given in the manner required under this Section 14.  Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each a “Receipt”): (i) registered or certified mail, return receipt requested, on the date on which such is received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier.

If to Guarantor:

MGM Resorts International
3600 Las Vegas Blvd. South
Las Vegas, NV 89109
Attention: General Counsel

with a copy:

Greenberg Traurig, LLP
2101 L Street NW, Suite 1000
Washington, D.C.  20037
Attention: Nelson F. Migdal, Esq.

If to Landlord:

National Harbor Beltway L.C.

c/o The Peterson Companies
12500 Fair Lakes Circle, Suite 400
Fairfax, VA 22033
Attention: General Counsel

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with a copy:

Latham & Watkins LLP
233 S. Wacker Drive, Suite 5800
Chicago, IL 60606
Attention: Gary E. Axelrod, Esq.

15.

No course of action or delay, renewal or extension of this Guaranty or any rights or obligations hereunder, or any of the foregoing, or delay, failure or omission on Landlord’s part in enforcing this Guaranty or in exercising any right, remedy, option or power hereunder or thereunder shall affect the liability of Guarantor or operate as a waiver of such or of any other right, remedy, power or option or of any default, nor shall any single or partial exercise of any right, remedy, option or power hereunder or thereunder affect the liability of Guarantor or preclude any other or further exercise of such or any other right, remedy, power or option.  No waiver by Landlord of any one or more defaults by Guarantor in the performance of any of the provisions of this Guaranty shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature.  Notwithstanding any other provision of this Guaranty, Landlord does not waive a breach of any representation or warranty of Guarantor under this Guaranty, and all of Landlord’s claims and rights resulting from any breach or misrepresentation by Guarantor are specifically reserved by Landlord.

16.

If any term or provision of this Guaranty is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity or unenforceability without affecting the validity or enforceability of, the remainder of this Guaranty which shall be given effect so far as possible.

17.

Landlord shall have the right in its sole and absolute discretion to determine which rights, powers, liens, security interests or remedies Landlord may at any time pursue, relinquish, subordinate or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Landlord’s rights, powers, liens, security interests or remedies hereunder or under applicable law or at equity.  The enumeration of the rights and remedies herein is not intended to be exhaustive.  The rights and remedies of Landlord described herein are cumulative and are not alternative to or exclusive of any other rights or remedies which Landlord otherwise may have by contract or at law or in equity, and the partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

18.

This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions.  Any judicial proceeding brought by or against Guarantor with respect to any of the Guaranteed Obligations or any of the rights or obligations hereunder, this Guaranty or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland, and, by execution and delivery of this Guaranty, Guarantor consents to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be

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bound by any judgment rendered thereby in connection with this Guaranty.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Landlord to bring proceedings against Guarantor in the above-referenced courts of Maryland.  Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder to the extent brought in Maryland and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Any judicial proceeding by Guarantor against Landlord involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with the Guaranteed Obligations or this Guaranty shall be brought only in a federal or state court located in the State of Maryland

19.

This Guaranty may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.  This Guaranty may be executed by facsimile transmission or other electronic transfer, which facsimile or electronic signatures shall be considered original executed counterparts for purposes of this Section 19, and Guarantor agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signature of each other party to this Guaranty.

20.

GUARANTOR AND LANDLORD BY ITS ACCEPTANCE OF THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (I) ARISING UNDER THIS GUARANTY OR ANY RELATED AGREEMENT OR (II) IN ANY WAY RELATING TO THIS GUARANTY OR THE TRANSACTIONS EVIDENCED HEREBY OR THEREBY, IN EITHER CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND EACH OF GUARANTOR AND LANDLORD HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EITHER GUARANTOR OR LANDLORD MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND OF LANDLORD TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

21.

This Guaranty constitutes the entire agreement between Guarantor and Landlord with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof.   Neither this Guaranty nor any provision hereof may be changed, modified, amended, waived, restated, supplemented, canceled or terminated other than by an agreement in writing signed by both Landlord and Guarantor.  Guarantor acknowledges that Guarantor has been advised by counsel in connection with the negotiation and execution of this Guaranty and is not relying upon oral representations or statements inconsistent with the terms and/or provisions of this Guaranty.  Any waiver of this Guaranty by Landlord shall be limited solely to the express terms and provisions of such waiver.

22.

This Guaranty is not intended to benefit or confer any rights upon Tenant or upon any third party other than Landlord, who is an intended beneficiary hereof and for whose benefit this Guaranty is explicitly made.

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23.

Landlord shall have no responsibility for or obligation or duty with respect to all or any part of the Tenant Improvements or any matter or proceeding arising out of or relating thereto or to this Guaranty, including without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto

24.

If any attorney is engaged by Landlord to enforce or defend any provision of this Guaranty, Guarantor shall pay to Landlord, within ten (10) days following Landlord’s written demand, all attorneys’ fees and costs incurred by Landlord in connection therewith.  If any such amounts are not paid within such ten (10) day period, interest shall thereafter accrue on such unpaid amounts at a rate of ten percent (10%) per annum.

25.

Notwithstanding any contrary provision in this Guaranty, upon the occurrence of an assignment permitted by Section 11.01 of the Lease and the assignee or a replacement guarantor has been approved by Landlord pursuant thereto, this Guaranty shall automatically terminate and cease to be effective with respect to obligations first becoming due from and after the effective date of such assignment.  This Guaranty shall remain in effect only with respect to unsatisfied obligations that became due prior to the effective date of the assignment, it being acknowledged that Guarantor shall remain responsible for events, facts or circumstances that occurred prior to the effective date of the assignment for which liability becomes known after such effective date to the extent that the same would have constituted a Guaranteed Obligation had the same been discovered prior to the effective date of the assignment.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:MGM RESORTS INTERNATIONAL, a Delaware corporation

By:
Name:
Title:

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

EXHIBIT F

FORM OF MEMORANDUM OF LEASE

MEMORANDUM OF GROUND LEASE

THIS MEMORANDUM OF GROUND LEASE (the “Memorandum”) is made as of the  _____ day of ______________, 2013 by and between NATIONAL HARBOR BELTWAY L.C., a Virginia limited liability company with a principal place of business at 12500 Fair Lakes Circle, Suite 400, Fairfax, Virginia 22033, as landlord (and its successor and assigns, the “Landlord”), and MGM NATIONAL HARBOR, LLC, a Nevada limited liability company, with a principal place of business at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, as tenant (and its successors and permitted assigns, the “Tenant”).

RECITALS:

A.Landlord and Tenant are parties to a Ground Lease dated as of ______________, 2013 (the “Lease”), relating to certain real property consisting of that certain parcel of land of approximately 22.6 acres located in Prince George's County, Maryland, more specifically described in Exhibit A attached hereto and made a part hereof, together with all improvements thereon and other rights related thereto as set forth in the Lease (the “Premises”), which Premises are a part of that certain project titled in Landlord commonly known as National Harbor.

B.Landlord and Tenant have executed and delivered this Memorandum pursuant to the terms of the Lease and in accordance with Sections 3-101(e) and 3-101(f) of the Real Property Article of the Maryland Code for the purpose of submitting it to be recorded among the Land Records of Prince George's County, Maryland in order to give notice of the existence of the Lease and certain of its material terms and conditions in the public record.  This Memorandum does not purport to, nor does it, provide a complete summary of the Lease and in no way modifies the provisions of the Lease.

NOW THEREFORE, in consideration of the execution and delivery of the Lease by Landlord and Tenant and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, the parties hereby acknowledge and agree as follows:

1.	Names of the parties:

Landlord:	NATIONAL HARBOR BELTWAY L.C., a Virginia limited liability company

Tenant	MGM NATIONAL HARBOR, LLC, a Nevada limited liability company

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2.	The addresses of the parties set forth in the Lease:

Landlord’s Address:

National Harbor Beltway L.C.

c/o The Peterson Companies

12500 Fair Lakes Circle, Suite 400

Fairfax, VA 22033

Attention: General Counsel

With a copy to:

Latham & Watkins LLP

233 S. Wacker Drive, Suite 5800

Chicago, IL 60606

Attention: Gary E. Axelrod

Tenant’s Address

MGM National Harbor, LLC

c/o MGM Resorts International

3600 Las Vegas Blvd. South

Las Vegas, NV 89109

Attention: General Counsel

With a copy to:

Greenberg Traurig, LLP

2101 L Street NW, Suite 1000

Washington, D.C.  20037

Attention: Nelson F. Migdal, Esq.

3.	Reference to the Lease:

Ground Lease executed as of April 26, 2013.

4.	Description of the Leased Premises as contained in the Lease:

See Exhibit A attached hereto and made a part hereof.

5.

Term of the Lease:  The term of the Lease shall commence on April 26, 2013 and shall expire at 11:59 P.M. on the day before the twenty-fifth (25th) anniversary of the Base Rent Commencement Date, which shall mean the date that (i) Tenant shall have been awarded the Gaming License and (ii) Landlord shall have received all Land Use Entitlements required for the construction and operation of the Hotel & Casino, in each case subject to there being no appeals thereof pending and all periods for appeal having expired, and any delays from Force Majeure Events (provided, such delay for Force Majeure Events shall not exceed six (6)

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months). Tenant shall have the right to extend the term of the Lease for up to thirteen (13) additional six (6) year periods.

6.

Right of First Negotiation.  Tenant shall have a right of first negotiation to further extend the Term of this Lease after the expiration of the last extension period granted to Tenant under the Lease.  In the event that Tenant notifies Landlord in writing [***] that Tenant desires to exercise its Right of First Negotiation, then for a period of [***] from the date Tenant notifies Landlord that it is exercising its Right of First Negotiation ("Negotiation Period"), Landlord shall negotiate exclusively and in good faith with Tenant with respect to an extension of the Term of the Lease.  In the event the parties are unable to reach agreement within the Negotiation Period, despite using commercially reasonable efforts to do so, this Right of First Negotiation shall expire.

7.

Gaming Restriction.  Tenant covenants for itself and its Affiliates (as defined in the Lease), not to operate, manage or license without the prior consent of the Landlord, a casino within fifty (50) miles of the front door of the Hotel & Casino (as defined in the Lease).  Landlord covenants for itself and its Affiliates, not to operate, manage or license without the prior consent of the Tenant, a casino within fifty (50) miles of the front door of the Hotel & Casino, and not to permit the operation of a casino on any land owned or controlled by Landlord and its Affiliates within fifty (50) miles of the front door of the Hotel & Casino.  The foregoing restrictions shall not apply to (a) any hotels under any brand of Tenant or its Affiliates, (b) any condominium or other residential product, (c) any serviced apartment facility, or (d) any timeshare, estate or license, fractional ownership, vacation club or any other form of interest in any vacation or interval ownership program.

8.	Lease Controls: In the event of an inconsistency between the terms of this Memorandum and the terms of this Lease, the Lease shall prevail.

(Signatures on following page)

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IN WITNESS WHEREOF, the parties have executed and delivered this Memorandum as of the date first above written.

LANDLORD:
NATIONAL HARBOR BELTWAY L.C.,
a Virginia limited liability company
By:	MVP Management LLC its manager

By:
Name: Title:

TENANT:
MGM NATIONAL HARBOR, LLC,
a Nevada limited liability company

By:
Name:
Date:

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

Exhibit A – Legal Description of Premises